    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1995
                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           ADOBE SYSTEMS INCORPORATED
          (Exact name of each Registrant as specified in its charter)

         CALIFORNIA                       7372                    77-0019522
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                              1585 CHARLESTON ROAD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1225
                                 (415) 961-1225
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               COLLEEN M. POULIOT
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           ADOBE SYSTEMS INCORPORATED
                              1585 CHARLESTON ROAD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1225
                                 (415) 961-1225
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

        MICHAEL J. KENNEDY                     DAVID SEGRE
       Shearman & Sterling          Wilson, Sonsini, Goodrich & Rosati
      555 California Street              Professional Corporation
 San Francisco, California 94104            650 Page Mill Road
          (415) 616-1100             Palo Alto, California 94304-1050
                                              (415) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS
                                  PRACTICABLE
AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND CERTAIN OTHER CONDITIONS
                                   UNDER THE
                      MERGER AGREEMENT ARE MET OR WAIVED.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED
   TITLE OF EACH CLASS OF                           MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
      SECURITIES TO BE            AMOUNT TO     OFFERING PRICE      AGGREGATE       REGISTRATION
       REGISTERED (1)           BE REGISTERED      PER SHARE      OFFERING PRICE         FEE
Common Stock, without par
 value (including associated
 Preferred Share Purchase         9,480,002
 Rights)                         Shares (2)       $59.50 (3)     $564,060,119 (3)  $106,919.49 (3)

(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Frame Technology Corporation, a California corporation ("Frame"), in the proposed merger of Frame with a wholly owned subsidiary of the Registrant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(2) Represents the maximum number of shares of the Common Stock of the Registrant which may be issued to shareholders of Frame pursuant to the Merger described herein.
(3) Pursuant to Rule 457(f), the registration fee was computed on the basis of the average high and low prices of Frame Common Stock on the Nasdaq
     National Market on August 22, 1995. $87,584 was paid under Section 14(g) of the Securities Exchange Act of 1934 in connection with the filing of preliminary proxy materials on July 7, 1994.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

S-4 ITEM NUMBER AND CAPTION                                                                  PROSPECTUS
---------------------------------------------------------------------  -------------------------------------------------------
A.         INFORMATION ABOUT THE TRANSACTION
           1.         Forepart of the Registration Statement and
                       Outside Front Cover Page of Prospectus;.......  Facing Page; Cross Reference Sheet; Outside Front Cover
                                                                        Page of Prospectus
           2.         Inside Front and Outside Back Cover Pages of
                       Prospectus....................................  Table of Contents; Available Information; Incorporation
                                                                        of Certain Documents by Reference
           3.         Risk Factors, Ratio of Earnings to Fixed
                       Charges and Other Information.................  Summary; Selected Historical and Pro Forma Financial
                                                                        Data; Comparative Per Share Data; Market Price and
                                                                        Dividend Information; Pro Forma Combined Condensed
                                                                        Financial Information; Risk Factors; The Merger; The
                                                                        Merger Agreement and Related Agreements
           4.         Terms of the Transaction.......................  Summary; The Merger; The Merger Agreement and Related
                                                                        Agreements; Comparison of Shareholders' Rights
           5.         Pro Forma Financial Information................  Selected Historical and Pro Forma Financial Data; Pro
                                                                        Forma Combined Condensed Financial Information
           6.         Material Contacts with the Company Being
                       Acquired......................................  Summary; The Merger; The Merger Agreement and Related
                                                                        Agreements
           7.         Additional Information Required for Re-Offering
                       by Persons and Parties Deemed to be
                       Underwriters..................................  *
           8.         Interests of Named Experts and Counsel.........  *
           9.         Disclosure of Commission Position on
                       Indemnification for Securities Act
                       Liabilities...................................  *
B.         INFORMATION ABOUT THE REGISTRANT
           10.        Information with Respect to S-3 Registrants....  Available Information; Incorporation of Certain
                                                                        Documents by Reference; Summary; The Merger; The
                                                                        Merger Agreement and Related Agreements; Market Price
                                                                        and Dividend Information; Selected Historical and Pro
                                                                        Forma Financial Data; Pro Forma Combined Condensed
                                                                        Financial Information
           11.        Incorporation of Certain Information by
                       Reference.....................................  Incorporation of Certain Documents by Reference

           12.        Information with Respect to S-2 or S-3
                       Registrants...................................  *
           13.        Incorporation of Certain Information by
                       Reference.....................................  *
           14.        Information with Respect to Registrants Other
                       Than S-3 or S-2 Registrants...................  *
C.         INFORMATION ABOUT THE COMPANY BEING ACQUIRED
           15.        Information with Respect to S-3 Companies......  Available Information; Incorporation of Certain
                                                                        Documents by Reference; Summary; The Merger; The
                                                                        Merger Agreement and Related Agreements; Market Price
                                                                        and Dividend Information; Selected Historical and Pro
                                                                        Forma Financial Data; Pro Forma Combined Condensed
                                                                        Financial Information
           16.        Information with Respect to S-2 or S-3
                       Companies.....................................  *
           17.        Information with Respect to Companies Other
                       Than S-2 or S-3 Companies.....................  *
D.         VOTING AND MANAGEMENT INFORMATION
           18.        Information if Proxies, Consents or
                       Authorizations are to be Solicited............  Facing Page; Outside Front Cover Page; Summary; The
                                                                        Special Meeting; The Merger; The Merger Agreement and
                                                                        Related Agreements; Comparison of Shareholders'
                                                                        Rights; Other Matters; Shareholder Proposals
           19.        Information if Proxies, Consents or
                       Authorizations are not to be Solicited or in
                       an Exchange Offer.............................  *

------------------------
*    Omitted because inapplicable or answer is negative.

                          FRAME TECHNOLOGY CORPORATION
                           333 WEST SAN CARLOS STREET
                               SAN JOSE, CA 95110

                                AUGUST 29, 1995

TO:  THE SHAREHOLDERS OF FRAME TECHNOLOGY CORPORATION

Dear Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of Frame Technology Corporation ("Frame") to be held at 11:00 A.M. local time, on September 28, 1995, at Frame's executive offices, 333 West San Carlos Street, San Jose, California (the "Special Meeting").

    At the Special Meeting you will be asked to consider and vote on the following proposals:

    1. To approve and adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of June 22, 1995, by and among Adobe Systems Incorporated ("Adobe"), J Acquisition Corporation, a wholly owned subsidiary of Adobe ("Merger Sub"), and Frame, and to approve the merger (the "Merger") of Merger Sub with and into Frame pursuant to the Merger Agreement. As a result of the Merger, Frame will become a wholly owned subsidiary of Adobe and each share of common stock of Frame will be converted into and exchanged for 0.52 shares of Adobe common stock.

    2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    FRAME'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FRAME AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    Details  of the proposed  Merger and other  important information concerning
Adobe  and  Frame   are  more   fully  described  in   the  accompanying   Proxy
Statement/Prospectus. Please give this material your careful attention.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          L. George Klaus
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                          FRAME TECHNOLOGY CORPORATION
                           333 WEST SAN CARLOS STREET
                               SAN JOSE, CA 95110

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 28, 1995

TO: THE SHAREHOLDERS OF FRAME TECHNOLOGY CORPORATION

    NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of FRAME TECHNOLOGY CORPORATION, a California corporation ("Frame"), will be held at 11:00 A.M., local time, on September 28, 1995, at Frame's executive offices, 333 West San Carlos Street, San Jose, California (the "Special Meeting"), to consider and vote upon the following proposals:

    1. To approve and adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of June 22, 1995, by and among Adobe Systems Incorporated ("Adobe"), J Acquisition Corporation, a wholly owned subsidiary of Adobe ("Merger Sub"), and Frame, and to approve the merger (the "Merger") of Merger Sub with and into Frame pursuant to the Merger Agreement. As a result of the Merger, Frame will become a wholly owned subsidiary of Adobe and each share of common stock of Frame will be converted into and exchanged for 0.52 shares of Adobe common stock. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/ Prospectus accompanying this Notice.

    2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed the close of business on August 11, 1995 as the record date for the determination of the holders of Frame common stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Frame common stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Merger.

    Details of the  proposed Merger and  other important information  concerning
Adobe   and  Frame   are  more  fully   described  in   the  accompanying  Proxy
Statement/Prospectus. Please give this material your careful attention.

    All shareholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the Special Meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

    YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          Sincerely,

                                          L. George Klaus
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

San Jose, California
August 29, 1995

 [LOGO]

                                                                    [LOGO]

                          FRAME TECHNOLOGY CORPORATION
                                PROXY STATEMENT

                             ---------------------

                           ADOBE SYSTEMS INCORPORATED
                                   PROSPECTUS

                             ---------------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, no par value ("Frame Common Stock"), of Frame Technology Corporation, a California corporation ("Frame"), in connection with the solicitation of proxies by the board of directors of Frame for use at a special meeting of Frame shareholders (the "Special Meeting") to be held at 11:00 A.M., local time, on September 28, 1995, at Frame's executive offices, 333 West San Carlos Street, San Jose, California, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Frame Shareholders.

    This Proxy Statement/Prospectus constitutes a prospectus of Adobe Systems Incorporated, a California corporation ("Adobe"), with respect to the issuance and delivery of shares of common stock, no par value, of Adobe ("Adobe Common Stock") in connection with the merger (the "Merger") of J Acquisition Corporation, a California corporation and wholly owned subsidiary of Adobe ("Merger Sub"), with and into Frame, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, by and among Adobe, Merger Sub and Frame (the "Merger Agreement"). As a result of the Merger, Frame will become a wholly owned subsidiary of Adobe. Upon the effectiveness of the Merger,
(i) each outstanding share of Frame Common Stock will be converted into 0.52 shares of Adobe Common Stock and (ii) each outstanding option to purchase Frame Common Stock will be converted into an option to purchase a number of shares of Adobe Common Stock determined by multiplying the number of shares of Frame Common Stock subject to such option by 0.52, at an exercise price per share equal to the exercise price of the option divided by 0.52.

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

THE  SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
   NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE  SECURITIES  AND  EXCHANGE
     COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
           PASSED UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROXY
              STATEMENT/PROSPECTUS.   ANY   REPRESENTATION   TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Frame on or about August 29, 1995.

The date of this Proxy Statement/Prospectus is August 29, 1995.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
AVAILABLE INFORMATION.....................................................................................           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................           1

TRADEMARKS................................................................................................           2

SUMMARY...................................................................................................           3
  Business of Adobe.......................................................................................           3
  Business of Frame.......................................................................................           4
  Date and Place of the Special Meeting...................................................................           4
  The Merger; Purpose of the Special Meeting..............................................................           4
  Shareholders Entitled to Vote...........................................................................           5
  Vote Required...........................................................................................           5
  Dissenters' Rights......................................................................................           5
  Recommendation; Fairness Opinions.......................................................................           5
  Effective Time of the Merger............................................................................           6
  Conditions to the Merger................................................................................           6
  Termination.............................................................................................           6
  Surrender of Certificates...............................................................................           6
  Accounting Treatment....................................................................................           6
  Certain Federal Income Tax Consequences.................................................................           7
  Regulatory Matters......................................................................................           7
  Interests of Certain Persons in the Merger..............................................................           7
  Operations Following the Merger.........................................................................           7

MARKET PRICE AND DIVIDEND INFORMATION.....................................................................           8

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................................................           9

COMPARATIVE PER SHARE DATA................................................................................          12

RISK FACTORS..............................................................................................          13

THE SPECIAL MEETING.......................................................................................          16
  General.................................................................................................          16
  Matters to Be Considered at the Special Meeting.........................................................          16
  Record Date; Voting at the Special Meeting; Vote Required...............................................          16
  Proxies.................................................................................................          16

THE MERGER................................................................................................          18
  General.................................................................................................          18
  Background of the Merger................................................................................          18
  Frame's Reasons for the Merger; Recommendation of the Frame Board.......................................          20
  Adobe's Reasons for the Merger..........................................................................          21
  Operations Following the Merger.........................................................................          21
  Fairness Opinions.......................................................................................          21
  Certain Federal Income Tax Consequences.................................................................          29
  Accounting Treatment....................................................................................          30
  Interests of Certain Persons in the Merger..............................................................          31
  Regulatory Matters......................................................................................          32
  Rights of Dissenting Shareholders.......................................................................          32

                                                                                                               PAGE
                                                                                                            -----------
THE MERGER AGREEMENT AND RELATED AGREEMENTS...............................................................          34
  Effective Time of the Merger............................................................................          34
  Conversion of Shares....................................................................................          34
  Treatment of Frame Common Stock Options and Employee Stock Purchase Plan................................          35
  Business of Frame Pending the Merger....................................................................          35
  Solicitation of Alternative Transactions................................................................          37
  Business of Adobe Pending the Merger....................................................................          37
  Corporate Structure and Related Matters After the Merger................................................          37
  Certain Covenants.......................................................................................          38
  Conditions to the Merger................................................................................          38
  Termination; Amendment..................................................................................          39
  Fees and Expenses.......................................................................................          39
  Continuation Arrangements...............................................................................          40
  Confidentiality Agreement...............................................................................          40
  Agreements of Frame Affiliates..........................................................................          41
  Shareholder Voting Agreement............................................................................          41

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION........................................................          42

FRAME MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............          51

COMPARISON OF SHAREHOLDERS' RIGHTS........................................................................          57
  Comparison of Articles of Incorporation and By-Laws.....................................................          57
  Certain Charter Provisions..............................................................................          59
  Rights Plan.............................................................................................          59

EXPERTS...................................................................................................          61

LEGAL MATTERS.............................................................................................          61

OTHER MATTERS.............................................................................................          61

SHAREHOLDER PROPOSALS.....................................................................................          61

INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS...................................................         F-1

ANNEX A    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ANNEX B    OPINION OF HAMBRECHT & QUIST LLC

ANNEX C    OPINION OF MORGAN STANLEY & CO. INCORPORATED

ANNEX D    CALIFORNIA DISSENTERS' RIGHTS PROVISIONS

                             AVAILABLE INFORMATION

    Adobe and Frame are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 2000, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by Adobe and Frame can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

    Adobe  has filed  with the Commission  a Registration Statement  on Form S-4
(together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued by Adobe to holders of Frame Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Adobe with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

     1. Adobe's Annual Report on Form 10-K for the fiscal year ended November 25, 1994.

     2. The Amendment on Form 10-K/A to Adobe's Annual Report on Form 10-K for the fiscal year ended November 25, 1994, filed on June 29, 1995.

     3. Adobe's Quarterly Report on Form 10-Q for the fiscal quarter ended March 3, 1995.

     4. Adobe's Current Report on Form 8-K filed on June 29, 1995.

     5. Adobe's Quarterly Report on Form 10-Q for the fiscal quarter ended June 2, 1995.

     6.  The  description  of  Adobe's   capital  stock  contained  in   Adobe's
Registration  Statements on  Form 8-A  filed on November  19, 1986  and July 24,
1990.

    The following documents filed by Frame with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

     1. Frame's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     2. Frame's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

     3. Frame's Current Report on Form 8-K filed on August 8, 1995.

     4. Frame's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995.

     5.   The  description  of  Frame's   capital  stock  contained  in  Frame's
Registration Statement on Form 8-A filed on December 24, 1991, as amended.

    All documents filed by Adobe and Frame pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR ADOBE DOCUMENTS SHOULD BE DIRECTED TO ADOBE SYSTEMS INCORPORATED, 1585 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA 94043 (TELEPHONE (415) 961-4400), ATTENTION: INVESTOR RELATIONS. REQUESTS FOR FRAME DOCUMENTS SHOULD BE DIRECTED TO FRAME TECHNOLOGY CORPORATION, 333 WEST SAN CARLOS STREET, SAN JOSE, CALIFORNIA 95110 (TELEPHONE (408) 975-6000), ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO SEPTEMBER 21, 1995.

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO
AUTHORIZED BY ADOBE OR BY FRAME. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                   TRADEMARKS

    PostScript, Adobe, Aldus, PhotoStyler and Adobe Acrobat are trademarks of Adobe Systems Incorporated that may be registered in certain jurisdictions. Frame, Frame Technology, FrameMaker, FrameViewer and the Frame logo are registered trademarks of Frame and FrameBuilder is an unregistered trademark of Frame. This Proxy Statement/Prospectus also contains trademarks of companies other than Adobe and Frame.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION ABOUT ADOBE, FRAME, THE MERGER AGREEMENT AND THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROXY STATEMENT/ PROSPECTUS, THE EXHIBITS HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING EXHIBITS IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF FRAME.

BUSINESS OF ADOBE

    Adobe, established in 1982, is a California corporation that creates computer software solutions to help people throughout the world effectively communicate information and ideas. It first developed the PostScript page description language, a powerful, high-level computer language that communicates precise descriptions of computer-generated graphics, photos and text to any output device with a PostScript interpreter. Over time, the PostScript language has become an industry standard for printing electronic documents. Concurrently, independent software vendors and Adobe used the power and flexibility of the PostScript language to build a base of application products that is generally recognized for facilitating the desktop publishing revolution. More than 5,000 applications support PostScript language output. These applications are available for every major computer operating system and hardware configuration, from desktop PCs to mainframes.

    Adobe delivers its products and technologies through two divisions: the System Products Division (SPD), which develops technology for information distribution, and the Application Products Division (APD), which develops packaged applications for information authoring.

    SPD focuses on the development, marketing, sales and support of system-level software tools and technologies that are embedded within the branded products of original equipment manufacturers (OEMs). The division is organized into five product groups: prepress products, information products, display products, imaging systems products and printer products.

    APD provides three categories of software products: graphics and video, print publishing and consumer products. Graphics and video include digital imaging and video products, illustration products, type products and presentation products. Print publishing products include page assembly products and some accessory products. Consumer products are personal publishing and productivity software.

    Adobe is now leveraging its leadership position in desktop publishing to pioneer an industry transition to digital publishing. At the heart of this initiative is technology for the representation of digital documents that are independent of computer platform, application software and fonts. This technology is embodied in the Adobe Acrobat family of document communication products introduced in 1993. Version 2.0, which includes a significant number of new features and expanded capabilities, was introduced in 1994. In addition, Adobe offers an expanding suite of software tools for authoring multimedia digital information.

    Adobe develops, markets and supports its computer software products through various channels, including distribution through the retail channel, value-added resellers (VARs) and direct OEM licenses. Additionally, Adobe supports its worldwide OEMs, distributors and end-user customers through several international subsidiaries. The European operations are headquartered in Edinburgh, with European offices in Amsterdam, London, Milan, Munich, Paris and Stockholm. Offices in Tokyo and Sydney service the Asian and Pacific Rim markets.

    APD also markets products through the Image Club Graphics, Incorporated ("Image Club") subsidiary of Adobe, a developer and catalog marketer of content software. Image Club provides original clip art, brand name and original display fonts, stock photographic images plus a variety of third-party desktop publishing products. It has a monthly catalog circulation of more than 600,000.

    On August 31, 1994, Adobe completed its acquisition of Aldus Corporation ("Aldus") following approval by shareholders of both companies. The acquisition was accounted for as a pooling of interests and qualified as a tax-free reorganization.

    Adobe's executive offices are located at 1585 Charleston Road, Mountain View, California, 94043-1225. Its telephone number at that location is (415) 961-4400.

BUSINESS OF FRAME

    Frame develops, markets, and supports writing and publishing software for the creation and distribution of critical business and technical documents. Frame's flagship product, FrameMaker, provides an authoring environment that fully integrates word processing, graphics, automatic and manual page layout, tables, equations, authoring and editing, conditional text and electronic distribution tools. FrameMaker operates in a networked, heterogeneous computing environment and allows users to share files transparently across multiple computer platforms (UNIX, Macintosh, and Windows-based PCs). Frame's FrameBuilder product line is a powerful software environment for developing and using structured-document applications. FrameBuilder is designed for organizations with large inventories of documents that need to be structured and managed as an enterprise-wide asset. The FrameViewer product provides on-line viewing of FrameMaker documents, hypertext navigation within and among documents, support for on-demand printing and multimedia. This product provides a cost-effective multiplatform distribution mechanism on-line over a network or via CD-ROM.

    Frame's product strategy is to deliver a solution for managing document-based information management: from authoring and electronic distribution to document management. In addition, through its Advanced Products Group, Frame offers a full range of high-quality professional services including training, application consulting, customization and system integration. Frame markets its products through direct sales, distributors, VARs and OEMs. As of December 31, 1994, Frame had sold over 250,000 FrameMaker licenses and had an installed base of over 500,000 end users in the aerospace, automotive, transportation, government, legal publishing, pharmaceutical, computer, telecommunications, banking and financial services industries and in higher education.

    On July 28, 1995, Frame acquired (the "Mastersoft Acquisition") Mastersoft, Inc., an Arizona corporation ("Mastersoft"), a developer of file conversion, viewing and document comparison software for original equipment manufacturers and end users. Frame issued 1,200,000 shares of Frame Common Stock in connection with the Mastersoft Acquisition, which was accounted for as a pooling of interests.

    Frame is a California corporation. Its principal executive offices are located at 333 West San Carlos Street, San Jose, California 95110, and its telephone number is (408) 975-6000.

DATE AND PLACE OF THE SPECIAL MEETING

    The Special Meeting will be held on September 28, 1995 at 11:00 A.M., local time, at Frame's executive offices, 333 West San Carlos Street, San Jose, California.

THE MERGER; PURPOSE OF THE SPECIAL MEETING

    THE MERGER. As a result of the Merger, each outstanding share of Frame Common Stock will be converted into the right to receive 0.52 (the "Exchange Ratio") shares of Adobe Common Stock. Upon consummation of the Merger, each then-outstanding option to purchase Frame Common Stock (a "Frame Option") will be assumed by Adobe and will automatically be converted into an option to purchase that number of shares of Adobe Common Stock equal to the product of the number of shares of Frame Common Stock such option was exercisable for at the time of the Merger multiplied by the Exchange Ratio at an exercise price equal to the quotient of the per share exercise price of the Frame Option at the time of the Merger divided by the Exchange Ratio. Subject to the consummation of the Merger, on the last trading day prior to the Effective Time (the "Final Purchase Date"), Frame will apply the funds then credited to each Purchase Plan (as defined below) participant's payroll withholding account to the purchase of whole shares of Frame Common Stock. See "The Merger Agreement and Related Agreements --
Conversion of Shares" and "-- Treatment of Frame Common Stock Options and Employee Stock Purchase Plan."

    THE SPECIAL MEETING. At the Special Meeting, the shareholders of Frame will consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof. See "The Special Meeting -- Matters to Be Considered at the Special Meeting."

SHAREHOLDERS ENTITLED TO VOTE

    The close of business on August 11, 1995 is the record date for determination of holders of Frame Common Stock entitled to vote at the Special Meeting. At that date, 16,300,661 shares of Frame Common Stock were outstanding, held by approximately 301 holders of record. As of such date, directors and executive officers of Frame and their affiliates may be deemed to be the beneficial owners of shares of Frame Common Stock representing approximately 13% of the outstanding voting power of Frame. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

    The directors and executive officers of Frame have indicated that they intend to vote the shares of Frame Common Stock held by them for approval and adoption of the Merger Agreement and approval of the Merger. Charles N. Corfield, Chief Technical Officer and a director of Frame, has agreed with Adobe and Frame to vote his 2,143,333 shares of Frame Common Stock (approximately 13% of the outstanding Frame Common Stock) in favor of the Merger Agreement and the Merger. Mr. Corfield has also given Adobe an irrevocable proxy to vote these shares in favor of the Merger Agreement and the Merger. See "The Merger Agreement and Related Agreements -- Shareholder Voting Agreement."

VOTE REQUIRED

    Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Frame Common Stock entitled to vote thereon. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

DISSENTERS' RIGHTS

    Shareholders of Frame who vote against the Merger may be entitled to certain dissenters' rights under California law. See "The Merger -- Rights of Dissenting Shareholders."

RECOMMENDATION; FAIRNESS OPINIONS

    THE BOARD OF DIRECTORS OF FRAME (THE "FRAME BOARD") HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HOLDERS OF FRAME COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. HAMBRECHT & QUIST LLC ("HAMBRECHT & QUIST"), FRAME'S FINANCIAL ADVISOR, HAS DELIVERED TO THE FRAME BOARD ITS WRITTEN OPINION DATED AS OF JUNE 22, 1995 TO THE EFFECT THAT, BASED UPON AND SUBJECT TO THE VARIOUS CONSIDERATIONS SET FORTH IN SUCH OPINION, AS OF THE DATE OF SUCH OPINION, THE EXCHANGE RATIO IS FAIR FROM A FINANCIAL POINT OF VIEW TO FRAME AND THE HOLDERS OF FRAME COMMON STOCK.

    The Adobe Board has approved the Merger Agreement and the issuance of Adobe Common Stock in the Merger. In reaching its conclusion to approve the Merger Agreement, the Adobe Board has considered, among other things, the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Adobe's financial advisor, delivered on June 22, 1995 to the effect that, based upon and subject to the various considerations set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to Adobe. See "The Merger -- Adobe's Reasons for the Merger."

    Copies of the opinions of Hambrecht & Quist and Morgan Stanley, which set forth the assumptions made, procedures followed, matters considered and scope of review, are attached to this Proxy Statement/Prospectus as Annex B and Annex C, respectively, and should be read carefully in their entirety. See "The Merger -- Fairness Opinions," which contains a discussion of the fees to be paid to Hambrecht & Quist and Morgan Stanley and the conditions under which such fees are payable. Certain portions of the fees to be paid to Hambrecht & Quist and Morgan Stanley are contingent upon consummation of the Merger.

EFFECTIVE TIME OF THE MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certified agreement of merger with the Secretary of State of California. The Merger will become effective upon such filing (the "Effective Time"), which, assuming all conditions are met, is anticipated to occur shortly after the Special Meeting. See "The Merger Agreement and Related Agreements -- Effective Time of the Merger."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to: (i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of Frame; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions, preventing or making illegal the consummation of the Merger; (iii) the continuing accuracy in all material respects of the representations and warranties made by each of Frame and Adobe in the Merger Agreement on and as of the Effective Time; and (iv) the receipt by Adobe and Frame of certain opinions regarding tax and accounting matters. See "The Merger Agreement and Related Agreements -- Conditions to the Merger."

TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the shareholders of Frame under the circumstances specified in the Merger Agreement, including, without limitation, by mutual written agreement of Adobe and Frame and by either party if the Merger is not consummated by October 31, 1995.

    Under certain circumstances Frame may be required to pay a termination fee if the Merger Agreement is terminated. See "The Merger Agreement and Related Agreements -- Fees and Expenses."

SURRENDER OF CERTIFICATES

    If the Merger becomes effective, Adobe will mail a letter of transmittal with instructions to all holders of record of Frame Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing Adobe Common Stock and a cash payment in lieu of fractional shares. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

ACCOUNTING TREATMENT

    The Merger is expected to be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16, and it is a condition to Adobe's and Frame's obligation to consummate the Merger that Adobe and Frame shall have received letters from KPMG Peat Marwick LLP and Ernst & Young LLP to the effect that such accounting treatment is appropriate. See "The Merger -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Merger is expected to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, holders of Frame Common Stock will not recognize gain or loss for federal income tax purposes by reason of the conversion of Frame Common Stock into Adobe Common Stock, except for cash received in lieu of fractional shares or cash received by dissenting shareholders. It is a condition to Adobe's and Frame's obligations to consummate the Merger that they shall each have received opinions from their respective tax counsel that the Merger will qualify as a tax-free reorganization under Section 368 of the Code. See "The Merger -- Certain Federal Income Tax Consequences."

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. The waiting period applicable to the Merger under the HSR Act expired on August 4, 1995. See "The Merger -- Regulatory Matters."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Frame Board with respect to the Merger, shareholders should be aware that certain directors and officers of Frame have interests in the Merger that may present them with potential conflicts of interest. See "The Merger -- Interests of Certain Persons in the Merger."

OPERATIONS FOLLOWING THE MERGER

    Following the Merger, Adobe plans promptly to integrate the operations, facilities and personnel of the two companies. The result will be a single sales, marketing and administration organization with a reduced headcount and overhead structure. Adobe plans to continue to offer substantially all of the existing products of the two companies.

                     MARKET PRICE AND DIVIDEND INFORMATION

    The following table sets forth the range of high and low sales prices reported on the Nasdaq National Market for Adobe Common Stock for the fiscal periods indicated. Share prices have been adjusted for a two-for-one stock split, effective July 1993. The closing price for Adobe Common Stock on the Nasdaq National Market on June 22, 1995, the last trading day prior to public announcement of the Merger, was $65.50 and on August 24, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $61.63.

                                                                                                    HIGH        LOW
                                                                                                  ---------  ---------
Fiscal Year Ended November 26, 1993:
  First Quarter.................................................................................      22.88      14.50
  Second Quarter................................................................................      35.75      18.50
  Third Quarter.................................................................................      37.00      19.25
  Fourth Quarter................................................................................      24.63      16.25

Fiscal Year Ended November 25, 1994:
  First Quarter.................................................................................      32.00      19.75
  Second Quarter................................................................................      34.50      21.50
  Third Quarter.................................................................................      34.50      24.50
  Fourth Quarter................................................................................      38.50      29.75

Fiscal Year Ended December 1, 1995:
  First Quarter.................................................................................      36.25      27.25
  Second Quarter................................................................................      58.75      34.25
  Third Quarter (through August 24, 1995).......................................................      66.50      52.75

    The following table sets forth the range of high and low sales prices reported on the Nasdaq National Market for Frame Common Stock for the fiscal periods indicated. The closing price for Frame Common Stock on the Nasdaq
National Market on June 22, 1995, the last trading day prior to public announcement of the Merger, was $26.75 and on August 24, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $31.63. The equivalent market price per share of Frame Common Stock, based upon the Exchange Ratio, would have been $34.06 and $32.04, respectively.

                                                                                                    HIGH        LOW
                                                                                                  ---------  ---------
Fiscal Year Ended December 31, 1993:
  First Quarter.................................................................................      18.88       7.75
  Second Quarter................................................................................       8.00       5.25
  Third Quarter.................................................................................       8.13       5.75
  Fourth Quarter................................................................................      10.75       7.25

Fiscal Year Ended December 31, 1994:
  First Quarter.................................................................................      10.88       8.38
  Second Quarter................................................................................      12.50       8.75
  Third Quarter.................................................................................      16.00       9.00
  Fourth Quarter................................................................................      17.75      14.00

Fiscal Year Ending December 31, 1995:
  First Quarter.................................................................................      22.25      14.75
  Second Quarter................................................................................      31.75      18.00
  Third Quarter (through August 24, 1995).......................................................      33.00      27.63

    As of August 24, 1995, Adobe and Frame had approximately 1,856 and 288 holders of record, respectively. Adobe has paid cash dividends of $0.05 per quarter on its common stock since the first quarter of 1993. Frame has not paid any dividends on its common stock. Frame currently intends to retain earnings for use in its businesses and does not anticipate paying cash dividends on its common stock in the foreseeable future. The declaration of future dividends by Adobe is within the discretion of the Adobe Board and will depend upon business conditions, results of operations, the financial condition of Adobe and other factors. In addition, the Merger Agreement prohibits, subject to certain exceptions, the payment of any dividends (other than under certain circumstances pursuant to the Mastersoft Agreement) by Frame, and the payment of any dividends by Adobe, inconsistent with past practice.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following selected historical financial information of Adobe and Frame has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference into this Proxy Statement/Prospectus. The Adobe historical consolidated financial statement data as of and for the six months ended May 27, 1994 and June 2, 1995 and the Frame historical consolidated financial statement data as of and for the six months ended June 30, 1994 and June 30, 1995 have been prepared on the same basis as the historical information derived from audited financial statements, and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods.

    On July 28, 1995, Frame acquired Mastersoft, a developer of file conversion, viewing and document comparison software for original equipment manufacturers and end users through a pooling of interests. Accordingly, Frame's supplemental consolidated financial statements have been prepared to include the results of operations, financial position and cash flows of Mastersoft for all periods presented.

    The following selected pro forma financial information of Adobe and Frame has been derived from the pro forma combined condensed financial statements, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such pro forma statements and the notes thereto, which are included in this Proxy Statement/Prospectus. For pro forma purposes, Adobe's consolidated statements of income for the three fiscal years ended November 27, 1992, November 26, 1993 and November 25, 1994, and for the six months ended May 27, 1994 and June 2, 1995 have been combined with the consolidated statements of operations of Frame for the three fiscal years ended December 31, 1992, 1993 and 1994 and for the six months ended June 30, 1994 and June 30, 1995, giving effect to the Merger as if it had occurred on November 30, 1991. For pro forma purposes, Adobe's consolidated balance sheet as of June 2, 1995 has been combined with the consolidated balance sheet of Frame as of June 30, 1995 giving effect to the Merger as if it had occurred on June 2, 1995.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           ADOBE SYSTEMS INCORPORATED

                                                           YEARS ENDED
                               --------------------------------------------------------------------        SIX MONTHS ENDED
                               NOVEMBER 30,  NOVEMBER 29,  NOVEMBER 27,  NOVEMBER 26,  NOVEMBER 25,  ----------------------------
                                   1990          1991          1992          1993          1994      MAY 27, 1994   JUNE 2, 1995
                               ------------  ------------  ------------  ------------  ------------  -------------  -------------
Historical Consolidated
 Statement of Income Data:
  Revenue (1).................    $303,713      $397,183      $440,063      $520,237      $597,772       $ 285,685      $ 336,584
  Merger transaction and
   restructuring costs (2)....     --            --            --            --             72,183        --             --
  Operating income (2)........      92,413       107,742        74,466        92,231        30,985          53,526         96,058
  Income before income
   taxes......................     101,556       118,279        79,448       105,060        39,997          57,394        108,332
  Net income..................      63,831        75,444        50,389        66,545         6,309          36,399         68,252
  Net income per share........    $   1.09      $   1.23      $   0.82      $   1.11      $   0.10       $    0.59      $    1.04
  Shares used in computing net
   income per share...........      58,403        61,371        61,193        60,144        61,621          61,529         65,343
  Dividends declared per share
   (3)........................    $   0.12      $   0.16      $   0.16      $   0.20      $   0.20       $    0.10      $    0.10


                               NOVEMBER 30,  NOVEMBER 29,  NOVEMBER 27,  NOVEMBER 26,  NOVEMBER 25,
                                   1990          1991          1992          1993          1994                     JUNE 2, 1995
                               ------------  ------------  ------------  ------------  ------------                 -------------
Historical Consolidated
 Balance Sheet Data:
  Cash and short-term
   investments................    $145,832      $222,551      $230,980      $308,985      $400,360                      $ 443,364
  Working capital.............     163,676       251,721       247,878       318,215       363,631                        431,792
  Total assets................     286,882       399,764       437,623       529,840       625,503                        710,372
  Shareholders' equity........     223,590       338,079       351,743       414,102       456,771                        569,472
  Book value per share........        3.99          5.73          6.09          7.06          7.47                           8.99
                                                  FRAME TECHNOLOGY CORPORATION
                                                           YEARS ENDED
                               --------------------------------------------------------------------        SIX MONTHS ENDED
                               DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  ----------------------------
                                   1990          1991          1992          1993          1994      JUNE 30, 1994  JUNE 30, 1995
                               ------------  ------------  ------------  ------------  ------------  -------------  -------------
Historical Consolidated
 Statement of Operations Data:
  Revenue.....................    $ 37,781      $ 54,961      $ 79,968      $ 59,866      $ 77,845       $  35,671      $  46,575
  Restructuring and other
   charges....................     --            --            --             25,800       --             --             --
  Operating income (loss).....         511         4,769         9,402       (33,697)       11,529           4,439          8,672
  Income (loss) before income
   taxes......................         355         5,071        10,533       (32,702)       12,949           5,005          9,707
  Net income (loss)...........         120         3,281         7,275       (32,392)       11,870           4,602          8,848
  Net income (loss) per
   share......................    $   0.01      $   0.29      $   0.51      $  (2.21)     $   0.70       $    0.28      $    0.50
  Shares used in computing net
   income (loss) per share....       9,327        11,352        14,366        14,644        16,851          16,341         17,765
  Dividends declared per share
   (4)........................     --            --            --            --            --             --             --

                               DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                   1990          1991          1992          1993          1994                     JUNE 30, 1995
                               ------------  ------------  ------------  ------------  ------------                 -------------
Historical Consolidated
 Balance Sheet Data:
  Cash and short-term
   investments................    $  5,382      $ 11,512      $ 44,542      $ 35,729      $ 44,408                      $  46,714
  Working capital.............       4,388        11,861        52,302        25,677        35,825                         43,957
  Total assets................      22,276        38,039        88,226        58,918        75,149                         84,156
  Long-term debt, excluding
   current portion............       1,492         1,710           807           138             6                       --
  Shareholders' equity........       8,166        20,676        67,028        34,160        49,432                         59,621
  Book value per share........        0.91          1.88          4.65          2.29          3.12                           3.66

----------------------------------
(1) In connection with the merger with Aldus, Adobe discontinued marketing two products, FreeHand and PhotoStyler, which generated aggregate revenue and gross margin of $53.2 million and $35.4 million, respectively, in 1994, and aggregate revenue and gross margin of $30.4 million and $20.0 million, respectively, during the six months ended May 27, 1994.
(2) Reflects incremental costs incurred during 1994 in connection with the merger with Aldus and the write-off of acquired in-process research and development, totaling $72.2 million and $15.5 million, respectively.
(3) Amounts prior to the merger with Aldus on August 31, 1994 have not been restated to reflect the effects of the pooling of interests as the amounts were not material.
(4) Frame has not declared or paid any dividends on its common stock. Prior to acquisition by Frame, Mastersoft made cash distributions as a Subchapter S corporation of $21, $423, $607, $1,807 and $1,245 for each of the five years in the period ended December 31, 1994 and $463 and $1,290 for the six months ended June 30, 1994 and 1995.

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                     (In thousands, except per share data)
                                  (Unaudited)

                                                                                                        SIX MONTHS ENDED
                                                                       FISCAL YEAR                 --------------------------
                                                         ----------------------------------------    MAY 27,       JUNE 2,
                                                             1992          1993          1994          1994          1995
                                                         ------------  ------------  ------------  ------------  ------------
Statement of Income Data (1):
  Revenue (2)..........................................  $    520,031  $    580,103  $    675,617  $    321,356  $    383,159
  Operating income (3).................................        83,868        58,534        42,514        57,965       104,730
  Income before income taxes...........................        89,981        72,358        52,946        62,399       118,039
  Net income...........................................        57,664        40,769        15,882        39,652        74,562
  Net income per share.................................  $       0.84  $       0.60  $       0.23  $       0.57  $       1.00
  Shares used in computing net income per share........        68,663        68,252        70,383        70,027        74,581


                                                                                                                   JUNE 2,
                                                                                                                     1995
                                                                                                                 ------------
Balance Sheet Data (1):
  Cash and short-term investments......................                                                          $    490,078
  Receivables..........................................                                                               107,132
  Accrued expenses.....................................                                                               103,741
  Accrued merger transaction and restructuring costs...                                                                38,500
  Working capital......................................                                                               447,423
  Total assets.........................................                                                               799,348
  Shareholders' equity.................................                                                               602,723
  Book value per share.................................                                                                  8.39

------------------------
(1) Adobe and Frame estimate they will incur direct transaction costs of approximately $13.5 million associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring costs will be charged to operations during the fiscal quarter in which the merger is consummated.
     In addition, it is expected that as a result of the Merger, the combined entity will incur significant restructuring costs estimated to be between $15.0 million and $25.0 million. The restructuring costs will include severance and outplacement, and the elimination of duplicate facilities, including cancellation of leases.
     The pro forma combined book value per share data give effect to estimated direct transaction costs and restructuring costs as if such costs and expenses had been incurred as of June 2, 1995, but the effects of these costs have not been reflected in the pro forma combined statement of income data.

(2) In connection with the merger with Aldus, Adobe discontinued marketing two products, FreeHand and PhotoStyler, which generated aggregate revenue and gross margin of $53.2 million and $35.4 million, respectively, in 1994, and aggregate revenue and gross margin of $30.4 million and $20.0 million, respectively, during the six months ended May 27, 1994.

(3) Reflects incremental costs incurred during 1994 in connection with the merger with Aldus and the write-off of acquired in-process research and development, totaling $72.2 million and $15.5 million, respectively.

SEE PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION AND THE ACCOMPANYING NOTES THERETO.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Adobe and Frame and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming that 0.52 shares of Adobe Common Stock is issued in exchange for each share of Frame Common Stock in the Merger. This data should be read in conjunction with the selected historical financial data, the pro forma combined condensed financial statements and the separate historical financial statements of Adobe and the notes thereto and the supplemental consolidated financial statements of Frame and the notes thereto, incorporated in or included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations.

                                                                                 YEARS ENDED
                                                                 -------------------------------------------  SIX MONTHS ENDED JUNE
                                                                 NOVEMBER 27,   NOVEMBER 26,   NOVEMBER 25,            2,
                                                                     1992           1993           1994               1995
                                                                 -------------  -------------  -------------  ---------------------
Historical -- Adobe:
  Net income per share (1),(2).................................    $    0.82      $    1.11      $    0.10          $    1.04
  Cash dividends declared per share............................         0.16           0.20           0.20               0.10
  Book value per share (3).....................................         6.09           7.06           7.47               8.99

                                                                                 YEARS ENDED
                                                                 -------------------------------------------    SIX MONTHS ENDED
                                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,         JUNE 30,
                                                                     1992           1993           1994               1995
                                                                 -------------  -------------  -------------  ---------------------
Historical -- Frame:
  Net income (loss) per share..................................    $    0.51      $   (2.21)     $    0.70          $    0.50
  Cash dividends declared per share (4)........................       --             --             --                 --
  Book value per share (3).....................................         4.65           2.29           3.12               3.66
                                                                                 YEARS ENDED                    SIX MONTHS ENDED
                                                                 -------------------------------------------         JUNE 2,
                                                                     1992           1993           1994               1995
                                                                 -------------  -------------  -------------  ---------------------
Pro forma combined net income per share (5),(6):
  Pro forma net income per Adobe share.........................    $    0.84      $    0.60      $    0.23          $    1.00
  Equivalent pro forma net income per Frame share (7)..........         0.44           0.31           0.12               0.52
Pro forma combined cash dividends declared per share (5):
  Pro forma cash dividends declared per Adobe share............         0.16           0.20           0.20               0.10
  Equivalent pro forma cash dividends declared per Frame share
   (7).........................................................         0.08           0.10           0.10               0.05
                                                                                               NOVEMBER 25,          JUNE 2,
                                                                                                   1994               1995
                                                                                               -------------  ---------------------
Pro forma combined book value per share (5),(6):
  Pro forma book value per Adobe share.........................                                  $    7.37          $    8.39
  Equivalent pro forma book value per Frame share (7)..........                                       3.83               4.36

----------------------------------

(1) In connection with the merger with Aldus, Adobe discontinued marketing two products, FreeHand and PhotoStyler, which generated aggregate revenue and gross margin of $53.2 million and $35.4 million, respectively, in 1994, and aggregate revenue and gross margin of $30.4 million and $20.0 million, respectively, during the six months ended May 27, 1994.
(2) Reflects incremental costs incurred during 1994 in connection with the merger with Aldus and the write-off of acquired in-process research and development, totaling $72.2 million and $15.5 million, respectively.
(3) The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.
(4) Does not include Subchapter S distributions made by Mastersoft prior to acquisition by Frame.
(5) Pro forma combined net income and dividend per share data reflect Adobe's per share data for its fiscal years ended November 27, 1992, November 26, 1993 and November 25, 1994 and for the six months ended June 2, 1995, and Frame's per share data for its fiscal years ended December 31, 1992, 1993, and 1994 and for the six months ended June 30, 1995. The pro forma combined net income per share data is based on the combined weighted average number of common and common equivalent shares of Adobe Common Stock and Frame Common Stock for each period based on the exchange ratio of 0.52 shares of Adobe Common Stock for each share of Frame Common Stock. The pro forma combined dividends declared data is based on Adobe's historical dividends declared per share. The declaration of future dividends is within the discretion of the Adobe Board and will depend upon business conditions, the results of operations and financial condition of Adobe and other factors. The pro forma combined book value per share data reflect Adobe's per share data as of November 25, 1994 and June 2, 1995, and Frame's per share data as of December 31, 1994 and June 30, 1995.
(6) Adobe and Frame estimate they will incur direct transaction costs of approximately $13.5 million associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring costs will be charged to operations during the fiscal quarter in which the Merger is consummated.
     In addition, it is expected that as a result of the Merger, the combined entity will incur significant restructuring costs estimated to be between $15.0 million and $25.0 million. The restructuring costs will include severance and outplacement, and the elimination of duplicate facilities, including cancellation of leases.
     The pro forma combined book value per share data give effect to estimated direct transaction and restructuring costs as if such costs had been incurred as of June 2, 1995, but the effects of these costs have not been reflected in the pro forma combined net income per share data.
(7) The Frame equivalent pro forma per share amounts are calculated by multiplying the Adobe combined pro forma per share amounts by the Exchange Ratio of 0.52 shares of Adobe Common Stock for each share of Frame Common Stock.

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY HOLDERS OF FRAME COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE MERGER AND THEREBY BECOME HOLDERS OF ADOBE COMMON STOCK. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. FOR PERIODS FOLLOWING THE MERGER, REFERENCES TO ADOBE SHOULD BE CONSIDERED TO REFER TO ADOBE AND ITS SUBSIDIARIES, INCLUDING FRAME, UNLESS THE CONTEXT OTHERWISE REQUIRES.

    INTEGRATION OF OPERATIONS. The integration of Frame's operations following the Merger will require the dedication of management resources which will temporarily detract from attention to the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of integrating personnel with disparate business backgrounds and combining two different corporate cultures. Following the Merger, Adobe intends to seek to reduce expenses by the elimination of duplicative or unnecessary facilities, employees, marketing programs and other expenses. There can be no assurance that Adobe will be able to reduce expenses in this fashion, that there will not be high costs associated with such activities, that such reductions will not result in a decrease in revenue or that there will not be other material adverse effects of such activities. Such effects could materially reduce the earnings of the combined company. Subsequent to the Merger, Adobe expects to incur a charge in the quarter ending December 1, 1995, currently estimated to be in the range of $28.5 million to $38.5 million, to reflect the combination of the two companies, including the elimination of duplicate facilities, including cancellation of leases, severance and outplacement costs and merger transaction costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that Adobe will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

    FIXED EXCHANGE RATIO. As a result of the Merger, each outstanding share of Frame Common Stock will be converted into the right to receive 0.52 shares of Adobe Common Stock. The Merger Agreement does not provide for adjustment of the Exchange Ratio based on fluctuations in the price of Adobe Common Stock. Accordingly, the value of the consideration to be received by the shareholders of Frame upon the Merger will depend on the market price of Adobe Common Stock at the Effective Time. The closing price for Adobe Common Stock on the Nasdaq National Market on June 22, 1995, the last trading day prior to public announcement of the Merger, was $65.50 and on August 24, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $61.63. There can be no assurance that the market price of Adobe Common Stock on and after the Effective Time will not be lower than such prices. See "Market Price and Dividend Information" and "-- Volatility of Stock Prices."

    MANAGEMENT OF GROWTH. Adobe has experienced periods of significant growth. Adobe's ability to manage its growth effectively will require it to continue to improve its operational, financial and information management systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of Adobe to manage growth in multiple areas of its business effectively would have a material adverse effect on its results of operations.

    FLUCTUATIONS IN OPERATING RESULTS. A variety of factors may cause period-to-period fluctuations in the operating results of Adobe. Such factors include, but are not limited to, the integration of the operations of Adobe and Frame noted above, product mix, competitive pricing pressures, materials costs, revenue and expenses related to new products and new versions or upgrades of existing products, as well as delays in customer purchases in anticipation of the introduction of new products or new versions or upgrades of existing products by Adobe or its competitors. Adobe's customers generally order on an as-needed basis, and therefore backlog at the beginning of a fiscal period represents only a small percentage of the product sales anticipated in that period. This lack of backlog impairs Adobe's ability to plan production and inventory levels. The majority of Adobe's revenues in each quarter results from orders received in that quarter. As a result, Adobe establishes its production, inventory and operating expenditure levels based on anticipated revenue levels. Thus, if sales do not occur when expected, expenditure levels could be disproportionately high, and operating results for that quarter and potentially future quarters would be adversely affected. Adobe generally experiences lower overall revenues in its first fiscal quarter and lower revenues from its European operations in its third quarter. These seasonal fluctuations may affect the predictability of the operating results of Adobe.

    INTERNATIONAL OPERATIONS. Adobe derives a substantial portion of its revenues from its subsidiaries located in Europe and the Pacific Rim. While most of the revenue of these subsidiaries is denominated in U.S. dollars, the majority of their expense transactions are denominated in foreign currencies. As a result, Adobe's operating results are subject to fluctuations in foreign currency exchange rates. To date, Adobe has not engaged in any significant activities to hedge its exposure to foreign currency exchange rate fluctuations.

    NEW PRODUCT INTRODUCTIONS. Adobe's future sales will depend substantially on its ability to continue to design and market new products and upgrades of current products for existing and new computer platforms and operating environments and to meet emerging industry standards. Without the introduction of such new products and upgrades, Adobe's products may become technologically obsolete, in which case revenues would be materially and adversely affected. There can be no assurance that such new products, if and when introduced, will receive market acceptance. Further, there can be no assurance that the announcement of the new products will not cause customers to defer purchases of existing products, which would have an adverse effect on results of operations. In addition, Adobe anticipates that its continuing research and development activities will require significant expenditures of funds in order to maintain the competitive position of the combined company after the Merger. There can be no assurance that such funding will be available either from internal sources or from external sources on acceptable terms.

    DEPENDENCE ON DISTRIBUTION CHANNELS. The successful distribution of Adobe's application products depends to a great extent on the marketing and other resources of a relatively small number of distributors, OEMs and resellers (including retail stores and mail-order houses) which sublicense Adobe's software as stand-alone products or bundle it for sale with other products. For distribution of its systems products, Adobe depends on OEMs of computers, printers, imagesetters and film recorders who incorporate those products into their own. These distribution channels have been characterized by rapid change, including consolidations and financial difficulties of certain distributors and resellers and the emergence of new retailers such as general mass merchandisers. The bankruptcy or other business difficulties of a distributor or reseller could render Adobe's accounts receivable from such entity uncollectible, which could have an adverse effect on the operating results and financial conditions of Adobe. In addition, there are increasing numbers of companies competing for access to these channels. Adobe's arrangements with its distributors and resellers may generally be terminated at any time by either party without cause upon giving the requisite notice. Distributors and resellers often carry competing products. Retailers of Adobe's products typically have a limited amount of shelf space and promotional resources for which there is intense competition. There can be no assurance that distributors and resellers will continue to purchase Adobe's products or provide Adobe's products with adequate levels of shelf space and promotional support.

    CUSTOMERS. There is no assurance that the present and potential customers of Adobe and Frame will continue their current buying patterns without regard to the Merger, and any significant delay or reduction in orders could have an adverse effect on the near-term business and results of operations of the combined business.

    INTENSELY COMPETITIVE ENVIRONMENT; RAPID TECHNOLOGICAL CHANGE. The markets for Adobe's products are intensely competitive and are characterized by rapid technological change, rapid rates of product obsolescence and the frequent introduction of competitive products with improved price/performance. Adobe's competitors in its applications product lines include Quark, Inc., Microsoft Corporation, Corel Corporation, Novell/WordPerfect and Macromedia, Inc. Adobe's competitors in its systems product lines include the Hewlett-Packard Company, Microsoft Corporation and a variety of PostScript language "clone" vendors. Some of these competitors have substantially greater technical, financial, management and marketing resources than Adobe and have the competitive advantages afforded by a much larger base of application software and a larger installed customer base. Adobe expects substantial additional direct and indirect competition. There can be no assurance that Adobe will have the financial resources, management or technical expertise and the marketing, distribution, service and support capabilities to compete successfully in the future. Several companies have announced new desktop and electronic publishing products that compete with products offered by Adobe, and additional new product announcements can be expected. Adobe believes that the principal competitive factors in the computer software market include product features and functions, ease of use, product reliability, price/performance characteristics, brand recognition, and availability and quality of support and training. Price competition has become a major factor to date, and Adobe believes that price competition, with corresponding reduced profit margins, could become an increasingly significant factor in the future. To respond to these changes, Adobe will be required to continue to develop new products, periodically enhance its existing products, and compete effectively on the basis of price/ performance and support. See "-- New Product Introductions."

    LIMITATIONS REGARDING INTELLECTUAL PROPERTY. Adobe's ability to compete may be affected by its ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms. The extent to which U.S. and international copyright, patent and trade secret laws protect Adobe's products, and the enforceability of end-user license agreements, have not been fully determined, and the computer industry has seen a substantial increase in litigation with respect to intellectual property matters. Such litigation or changes in the interpretation of copyright, patent or trade secret laws could expand or reduce the extent to which Adobe or its competitors are able to protect their intellectual property or require changes in the design of products which could have an adverse impact on Adobe. There can be no assurance that Adobe will not be made a party to litigation regarding intellectual property matters in the future. As is typical in the computer industry, Adobe has from time to time been notified that it may be infringing certain patents and other intellectual property rights of others. It may be necessary or desirable in the future to obtain licenses relating to one or more products or relating to current or future technologies, and there can be no assurance that Adobe will be able to obtain these licenses or other rights on commercially reasonable terms.

    VOLATILITY OF STOCK PRICES. As is frequently the case with stock of high technology companies, the market price of Adobe's stock has been and may continue to be quite volatile. Factors such as quarterly fluctuations in results of operations, announcements of technological innovations or the introduction of new products by Adobe or its competitors, and macroeconomic conditions in the computer hardware and software industries generally, may have a significant impact on the market price of the stock of Adobe. In addition, if revenue or earnings in any quarter fail to meet expectations of the investment community, there could be an immediate impact on Adobe's stock price. Furthermore, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many high technology companies and which, on occasion, have been unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of the stock of Adobe. See "Summary -- Market Price Data."

    DEPENDENCE ON KEY PERSONNEL. Adobe's success depends on a number of key management and technical employees. Competition for highly skilled people with extensive experience in systems and applications software and advanced electronics is intense. Unavailability of certain of these people, or Adobe's inability to attract additional qualified staff, could severely impair Adobe's ability to carry on its business. This impairment could be particularly significant if Adobe continues to grow and needs to hire, train and assimilate large numbers of new employees.

                              THE SPECIAL MEETING

GENERAL

    This Proxy Statement/Prospectus is being furnished to holders of Frame Common Stock in connection with the solicitation of proxies by the Frame Board for use at the Special Meeting to be held at Frame's executive offices, 333 West San Carlos Street, San Jose, California at 11:00 A.M., local time, on September 28, 1995, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders of Frame.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, shareholders of record of Frame as of the close of business on August 11, 1995, will be asked to consider and vote upon proposals
(i) to approve and adopt the Merger Agreement and to approve the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    THE FRAME BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF FRAME AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE BY THE SHAREHOLDERS OF FRAME FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED

    The Frame Board has fixed August 11, 1995 as the record date for the determination of the shareholders of Frame entitled to notice of and to vote at the Special Meeting. Only holders of record of Frame Common Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of August 11, 1995, there were 16,300,661 shares of Frame Common Stock outstanding and entitled to vote, which were held by approximately 301 holders of record. Each record holder of Frame Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders of Frame at the Special Meeting.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Frame Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Frame Common Stock entitled to vote thereon. Abstentions and broker non-votes will not be counted, but will have the practical effect of a vote against the Merger Agreement and the Merger since they represent one less vote for approval.

    As of August 15, 1995, directors, executive officers and affiliates of Frame may be deemed to be the beneficial owners of approximately 13% of the outstanding shares of Frame Common Stock. Each of the directors and executive officers of Frame plans to vote or direct the vote of all shares of Frame Common Stock over which he or she has voting control in favor of the Merger Agreement and the Merger.

    Mr. Charles N. Corfield has agreed with Adobe and Frame to vote his 2,143,333 shares of Frame Common Stock (approximately 13% of the currently outstanding shares of Frame Common Stock) in favor of the Merger Agreement and the Merger. Mr. Corfield has also given Adobe an irrevocable proxy to vote these shares in favor of the Merger Agreement and the Merger. See "The Merger Agreement and Related Agreements -- Shareholder Voting Agreement."

PROXIES

    This Proxy Statement/Prospectus is being furnished to holders of Frame Common Stock in connection with the solicitation of proxies by and on behalf of the Frame Board for use at the Special Meeting.

    All shares of Frame Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and approval of the Merger.

    If any other matters are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Frame at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Frame before taking the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Frame Technology Corporation, 333 West San Carlos Street, San Jose, California 95110, Attention: Secretary, or hand-delivered to the Secretary of Frame at or before taking the vote at the Special Meeting.

    In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Frame in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Frame has retained Kissel-Blake Inc. at an estimated cost of $6,000, plus reimbursement of expenses, to assist in their solicitations of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Frame will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

    Under the Merger Agreement, Merger Sub will merge with and into Frame, which will continue as the surviving corporation. At the Effective Time of the Merger,
(i) each outstanding share of Frame Common Stock (other than shares of Frame Common Stock to be cancelled and Dissenting Shares (as defined below)) will be converted into the right to receive 0.52 shares of Adobe Common Stock, (ii) each share of Frame Common Stock owned by Merger Sub, Adobe or any wholly owned subsidiary of Adobe or Frame will be cancelled and (iii) each outstanding share of common stock of Merger Sub will be converted into one share of Frame Common Stock. No fractional shares of Adobe Common Stock will be issued in the Merger. Frame will become a wholly owned subsidiary of Adobe, and the shareholders of Frame will become shareholders of Adobe. See "The Merger Agreement and Related Agreements -- Conversion of Shares."

    Upon consummation of the Merger, each then-outstanding Frame Option will be assumed by Adobe and will automatically be converted into an option to purchase, subject to vesting, that number of shares of Adobe Common Stock that the holder of such Frame Option would have been entitled to receive pursuant to the Merger had such holder exercised such Frame Option in full immediately prior to the Effective Time. The per share exercise price for the Adobe Common Stock issuable upon exercise of such assumed Frame Option will be equal to the quotient of the per share exercise price of such Frame Option at the Effective Time divided by the Exchange Ratio. Adobe will file a Registration Statement on Form S-8 with the Commission with respect to the issuance of Adobe Common Stock to be issued upon exercise of the assumed Frame Options. See "The Merger Agreement and Related Agreements -- Treatment of Frame Common Stock Options and Employee Stock Purchase Plan."

    Subject to the consummation of the Merger, on the Final Purchase Date, Frame will apply the funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Frame Common Stock. See "The Merger Agreement and Related Agreements -- Treatment of Frame Common Stock Options and Employee Stock Purchase Plan."

BACKGROUND OF THE MERGER

    From prior to 1992 to the present, Adobe and Frame have engaged in various arm's-length business arrangements with each other in the ordinary course of business. These arrangements have included software license and distribution agreements pursuant to which Adobe software has been licensed, packaged and marketed by Frame bundled with its FrameMaker product. In addition, Adobe has licensed FrameMaker for its internal use.

    In July 1993, representatives of Adobe and Frame entered into discussions and meetings to explore the possibility of combining the companies, and the two companies exchanged, subject to a mutual non-disclosure agreement, certain nonpublic information concerning their respective businesses for the purpose of considering such a business combination. In August 1993, these discussions terminated as a result of the inability of the parties to agree on the fundamental terms of a proposed business combination. Upon such termination, each party returned the nonpublic information provided by the other party.

    On May 5, 1995, L. George Klaus, Chairman of the Board, President and Chief Executive Officer of Frame, and Thomas F. Kelly, Executive Vice President and Chief Financial Officer of Frame, met with John Warnock, Chairman of the Board and Chief Executive Officer of Adobe, at Adobe's offices to discuss their respective business and strategic directions and potential business opportunities for the two companies. Mr. Klaus and Dr. Warnock discussed the possibility of a business combination between Adobe and Frame. Dr. Warnock indicated that he would like to involve additional Adobe staff to evaluate the financial aspects of a possible combination between Adobe and Frame.

    On a June 5, 1995 telephone call, Dr. Warnock and Mr. Klaus agreed to have discussions to assess the merits of a strategic relationship or combination of the companies. On June 7, 1995, Mr. Kelly and representatives of Hambrecht & Quist met with representatives of Morgan Stanley to discuss the potential benefits of a business combination between Adobe and Frame.

    On June 10, 1995, Messrs. Klaus and Kelly met at Adobe's offices with Dr. Warnock and Charles M. Geschke, President of Adobe, and M. Bruce Nakao, Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Adobe, to discuss business and product strategies. The senior executives discussed their respective organization's technical strengths, personnel and products.

    On June 13, 1995, a telephonic meeting of the Frame Board, with its legal advisors in attendance, was held to apprise them of the discussions between the companies and the developments and course of the discussions to date. The potential benefits of a strategic combination relative to proceeding as an independent company were discussed. The Frame Board and Frame management also discussed certain contacts made by Frame management and representatives of Hambrecht & Quist with certain other companies with interests in the electronic document authoring and management markets, which contacts had not resulted in an alternative transaction to that under discussion with Adobe. After the meeting, Frame management and Hambrecht & Quist continued their discussions with Adobe.

    On June 14, 1995, after executing a mutual non-disclosure agreement allowing for the exchange of nonpublic information and restricting Adobe from, among other things, making or participating in unsolicited acquisition proposals regarding Frame for a period of one year from June 1995, senior executives of both companies met to discuss broad business and product strategies, including technology developments, distribution channels, organizations and customers.

    Later that same day, representatives of Adobe and Frame, together with their financial advisors met to begin financial due diligence. During the remainder of the week of June 12, representatives of Adobe and Frame, with the assistance and input of their financial and legal advisors, continued their respective due diligence investigations. On June 15, 1995, Adobe's legal advisors provided a draft merger agreement to Frame and its legal and financial advisors.

    On June 16, 1995, a telephonic meeting of the Board of Directors of Frame was held at which Frame's financial and legal advisors were also in attendance. Frame's management reported on the status of the discussions with Adobe and on the potential benefits of a strategic business combination with Adobe. Representatives of Hambrecht & Quist presented their analysis of Frame's strategic alternatives, the future prospects for Adobe and the potential benefits of a business combination between Frame and Adobe. Representatives of Hambrecht & Quist also reviewed with the Frame Board the prior contacts with certain other companies with interests in the electronic document authoring and management markets. The Frame Board authorized management to continue discussions with Adobe.

    On June 16, 1995, at a special meeting of the Adobe Board (which Adobe director William R.
Hambrecht did not attend, on the advice of counsel, due to the fact that Hambrecht & Quist is the financial advisor to Frame), the possible merger with Frame was discussed. The Adobe Board met with and heard presentations from Adobe's management and financial and legal advisors concerning the results of their evaluation of Frame and the status of the discussions. The financial and legal advisors discussed the terms of the proposed merger. It was generally agreed that if acceptable terms could be negotiated, such a merger would be strategically in Adobe's interest and the Adobe Board instructed management to continue negotiations with Frame.

    On June 17, 1995, the parties' financial advisors met to discuss the possible financial terms of a merger such as the appropriate exchange ratio and other material terms to be included in a revised draft merger agreement. No agreement was reached.

    Negotiations regarding the terms of the draft merger agreement commenced on June 17, 1995 at a meeting of Adobe, Frame and their respective legal advisors. The parties and their respective financial and legal advisors met again on June 19, at which time the parties reached preliminary agreement on the exchange ratio of 0.52 shares of Adobe Common Stock for each share of Frame Common Stock, subject to negotiation of the other terms of the Merger Agreement and approval by their respective Boards of Directors. Negotiation of the terms of the Merger Agreement continued from June 20 through June 22.

    On June 21, 1995, a meeting of the Frame Board was held with Frame management and its financial and legal advisors in attendance. The status of the negotiations with Adobe and the terms of the proposed merger agreement were discussed. Hambrecht & Quist presented to the Frame Board its analysis of the fairness of the transaction and indicated that it was prepared to deliver its opinion to the effect that the proposed merger was fair from a financial point of view to Frame and its shareholders. Following such discussions, the Frame Board unanimously approved the Merger, subject to final agreement on remaining terms of the proposed merger agreement, and authorized management, subject to such final agreement, to enter into the Merger Agreement.

    At a meeting on June 21, 1995 (which Mr. Hambrecht also did not attend), the Adobe Board met with Adobe's management and financial and legal advisors and reviewed the history of the negotiations and the terms of the proposed merger agreement. After these presentations and discussion, the Adobe Board unanimously approved the Merger, subject to final agreement on certain remaining terms of the proposed merger agreement and completion of the due diligence investigation.

    On June 22, 1995, the parties reached final agreement on the terms of the Merger Agreement, and each company executed and delivered the Merger Agreement and related documents. The Merger Agreement was announced immediately thereafter by the issuance of a joint press release.

FRAME'S REASONS FOR THE MERGER; RECOMMENDATION OF THE FRAME BOARD

    The Frame Board believes that the Merger will be beneficial to Frame given the complementary nature of the two companies' product lines and the opportunity for the potential realization of Frame's strategic objective of becoming an integrated document technology company as a result of the Merger. The Frame Board believes that for the following additional reasons the Merger will be beneficial to Frame: (i) combination with Adobe will create a combined company with significantly greater resources, a more diversified product line and greater financial and marketing capabilities than those of Frame alone and may enable the combined company to compete more effectively with competitors having greater resources and broader product offerings than Frame; (ii) the combination with Adobe will provide an opportunity for expanded distribution of Frame's products as Frame has traditionally been stronger in sales for the UNIX platform while Adobe has been stronger in sales for the Macintosh and Windows platforms;
(iii) Adobe's larger and more established international operations may enhance and accelerate Frame's ability to distribute its products internationally; and
(iv) the Frame shareholders will have the opportunity to receive, on a tax-free basis, Adobe Common Stock that will enable them to participate in opportunities for growth in the combined company after the Merger.

    The Frame Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits of the Merger might not be fully realized; (ii) the possible restructuring of Frame and a reduction in the number of employees and consolidation of facilities; (iii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Frame's sales and operating results, (b) Frame's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects; and (iv) the other risks described under "Risk Factors."

    The Frame Board also considered, among other matters: (i) information concerning Adobe's and Frame's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position; (ii) the financial condition, results of operations and businesses of Adobe and Frame before and after giving effect to the Merger; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Adobe Common Stock and Frame Common Stock; (iv) the consideration to be received by Frame shareholders in the Merger and the relationship between the market value of Adobe Common Stock to be issued in exchange for Frame Common Stock and Frame's per share reported earnings, earnings before interest and taxes and certain other measures; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations are reasonable; (vi) Frame's prospects as an independent company; (vii) the potential for other third parties to enter into strategic relationships with or to acquire Frame; (viii) the ability of Frame, after receiving the advice of counsel that its fiduciary duties require it to do so, to consider and negotiate other unsolicited, bona fide, superior acquisition proposals and, in such event, to terminate the Merger Agreement, subject to the payment of a fee to Adobe;
(ix) the financial presentations by Hambrecht & Quist, including Hambrecht & Quist's opinion (which concluded that the consideration to be received by the Frame shareholders pursuant to the Merger was fair from a financial point of view to Frame and its shareholders); (x) the impact of the Merger on Frame's customers and employees; and (xi) reports from management, financial advisors and legal advisors as to the results of their due diligence investigation of Adobe.

    In view of the variety of factors considered in connection with its evaluation of the Merger, the Frame Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

ADOBE'S REASONS FOR THE MERGER

    In reaching its conclusion to approve the Merger Agreement, the Adobe Board determined that the Merger is consistent with and in furtherance of the long-term business strategy of Adobe for, among other things, the following reasons: (i) Adobe should be able to benefit from Frame's strong UNIX distribution channel; (ii) Frame products should benefit from Adobe's strong Macintosh and Windows distribution channels and international presence; (iii) the complementary nature of Adobe's and Frame's products; (iv) the enhancement of Adobe's ability to compete in the Internet and other emerging document communication markets; and (v) the financial presentations by Morgan Stanley, including its opinion that the Exchange Ratio is fair from a financial point of view to Adobe.

OPERATIONS FOLLOWING THE MERGER

    Following the Merger, Adobe plans promptly to integrate the operations, facilities and personnel of the two companies. The result will be a single sales, marketing and administration organization with a reduced headcount and overhead structure. Adobe plans to continue to offer substantially all of the existing products of the two companies.

FAIRNESS OPINIONS

    FRAME. Frame engaged Hambrecht & Quist to act as its financial advisor in connection with the Merger and to render an opinion to the Frame Board as to the fairness, from a financial point of view, to Frame and its shareholders of the consideration to be received by such shareholders in the Merger. Such opinion was requested by the Frame Board in connection with the Frame Board's obligations to Frame's shareholders under applicable fiduciary principles. Hambrecht & Quist rendered its written opinion, dated June 22, 1995, that, as of such date, the consideration to be received by the holders of Frame Common Stock in the Merger is fair to Frame and such shareholders from a financial point of view. Hambrecht & Quist expressed no opinion as to the adequacy of any consideration received in the Merger by Adobe or any of its affiliates, any holder of unvested options to acquire shares of Frame Common Stock or any holder of Frame Common Stock that perfects its appraisal rights, if any, under applicable laws. A copy of Hambrecht & Quist's opinion dated June 22, 1995, which sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and the procedures followed by Hambrecht & Quist, is attached as Annex B to this Joint Proxy Statement/ Prospectus. No limitations were placed on Hambrecht & Quist by the Frame Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion. Hambrecht & Quist's opinion addressed only the fairness from a financial point of view to Frame and its shareholders of the consideration to be received by such shareholders in the Merger and is not a recommendation to any shareholder of Frame as to how to vote at the Frame Special Meeting.

    In  arriving at its written opinion,  among other things, Hambrecht & Quist:
(i) reviewed the publicly available consolidated financial statements of Frame for recent years and interim periods to date and certain other relevant financial and operating data of Frame made available to Hambrecht & Quist from published sources and from the internal records of Frame; (ii) discussed with certain members of the management of Frame the business, financial condition and prospects of Frame; (iii) reviewed certain financial and operating information, including certain projections, relating to Frame and discussed such information with certain members of the management of Frame; (iv) reviewed the publicly available consolidated financial statements of Adobe for recent years and interim periods to date and certain other relevant financial and operating data of Adobe made available to Hambrecht & Quist from published sources; (v) discussed with certain members of the management of Adobe the business, financial condition and prospects of Adobe; (vi) reviewed certain financial and operating information relating to Adobe and discussed such information with certain members of the management of Adobe; (vii) reviewed the recent reported prices and trading activity for the common stock of Frame and Adobe and compared such information and certain financial information of Frame and Adobe with similar information for certain other companies engaged in businesses Hambrecht & Quist considers comparable to those of Frame and Adobe; (viii) reviewed the financial terms, to the extent publicly available, of certain transactions Hambrecht & Quist deemed comparable to the Merger; (ix) discussed with parties other than Adobe the possibility of a transaction or series of transactions involving a business combination with Frame; (x) participated in discussions and negotiations among Frame, Adobe and their respective representatives; (xi) reviewed the Merger Agreement; and (xii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

    Hambrecht & Quist has not assumed any responsibility for independent verification of the information concerning Frame or Adobe considered in connection with its review of the Merger and, for purposes of its fairness opinion, Hambrecht & Quist has assumed and relied upon the accuracy and completeness of all such information. Hambrecht & Quist has not prepared or obtained any independent valuation or appraisal of the assets or liabilities of Frame or Adobe, nor has Hambrecht & Quist conducted a physical inspection of the properties or facilities of Frame or Adobe. Hambrecht & Quist performed its analyses using projections it prepared based on public estimates of Frame's financial projections through fiscal year 1996, adjusted to take into account the financial effects of the Mastersoft Acquisition (estimates of which were provided by Frame), and on projections based upon assumed growth rates and margin estimates thereafter. No revenue or cost synergies were assumed and no adjustment was made to conform Frame's calendar year with Adobe's November fiscal year end; instead the fiscal year of each company was assumed to end in November (as a result, Frame's projected January to December results were combined with Adobe's projected December to November results). With respect to the financial forecasts and projections relating to Frame and the Mastersoft Acquisition made available to Hambrecht & Quist and used in its analysis, Hambrecht & Quist assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of the combined company. For purposes of its opinion, Hambrecht & Quist assumed that neither Frame nor Adobe is a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger, the Mastersoft Acquisition and those in the ordinary course of conducting their respective businesses. Hambrecht & Quist has also assumed that the Merger will qualify as a tax-free reorganization under the Code and will be accounted for as a pooling of interests. Hambrecht & Quist's opinion is necessarily based on market, economic, financial and other conditions as they existed and could be evaluated on the date of its opinion, and any change in such conditions would require a reevaluation of its opinion. Hambrecht & Quist expresses no opinion as to the price at which Adobe Common Stock will trade.

    In connection with its opinion, Hambrecht & Quist performed a variety of financial analyses. The following is a summary of financial analyses performed by Hambrecht & Quist and reviewed with the Frame Board at or before the meeting of the Frame Board on June 21, 1995. Hambrecht & Quist indicated to the Frame Board its ability to deliver its written opinion at the June 21, 1995 meeting of the Frame Board and delivered its written opinion on June 22, 1995.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to the Frame Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Frame Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Frame and Adobe. The analyses performed by Hambrecht & Quist are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    CONTRIBUTION ANALYSIS. Hambrecht & Quist analyzed the contribution of each of Frame and Adobe to certain income statement and balance sheet categories of the pro forma consolidated organization, including revenues, gross profit, operating income, net income, book value and total assets. This contribution analysis was then compared to the pro forma ownership percentage of Frame's and Adobe's shareholders on a fully diluted basis in the pro forma consolidated organization.

    Hambrecht & Quist observed that Frame shareholders are expected to own approximately 12.9% of the consolidated organization's equity on a fully diluted basis immediately after the Effective Time, and that Adobe shareholders are expected to own approximately 87.1% of the consolidated organization's equity immediately after the Effective Time. For their respective fiscal years ended in 1994, it was estimated that Frame and Adobe contributed approximately 10.8% and 89.2%, respectively, of combined revenues; approximately 11.25% and 88.75%, respectively, of combined gross profit; approximately 7.33% and 92.67%, respectively, of combined operating income (excluding restructuring charges); approximately 13.62% and 86.38%, respectively, of combined net income (excluding restructuring charges); approximately 9.38% and 90.62%, respectively, of combined book value; and approximately 10.33% and 89.67%, respectively, of combined total assets. For the year deemed ended November 30, 1995, it was estimated that Frame and Adobe will contribute approximately 12.61% and 87.39%, respectively, of combined revenues; approximately 13.27% and 86.73%, respectively, of combined gross profit; approximately 9.63% and 90.37%, respectively, of combined operating income; approximately 13.29% and 86.71%, respectively, of combined net income; approximately 10.10% and 89.90%, respectively, of combined book value; and approximately 11.13% and 88.87%, respectively, of combined total assets. For the year deemed ended November 30, 1996, it was estimated that Frame and Adobe will contribute approximately 13.13% and 86.87%, respectively, of

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
combined revenues; approximately 13.85% and 86.15%, respectively, of combined gross profit; approximately 10.67% and 89.33%, respectively, of combined operating income; approximately 12.59% and 87.41%, respectively, of combined net income; approximately 10.63% and 89.37%, respectively, of combined book value; and approximately 11.6% and 88.4%, respectively, of combined total assets.

    The contribution analysis revealed that for the time periods listed above the percentage of the consolidated organization's equity on a fully diluted basis to be received by Frame shareholders (12.9%) exceeded the percentage contributed by Frame for each of the income statement and balance sheet categories except for net income for the fiscal year ended in 1994 and the fiscal year deemed ended November 30, 1995, revenue for the fiscal year deemed ended November 30, 1996 and gross profit for the fiscal years deemed ended November 30, 1995 and November 30, 1996. Hambrecht & Quist observed that the effective tax rates of Frame and Adobe in fiscal 1994 were 10% and 84.2% (this high rate was due primarily to one-time non-deductible merger transaction and restructuring costs), respectively and that the effective tax rates of Frame and Adobe in fiscal 1995 were projected to be 9% and 37%. Frame's tax rate is below the statutory rate primarily because of its utilization of net operating loss carryforwards. If Frame were to be taxed at the statutory rate, its shareholder's ownership percentage would exceed its share of net income in all years.

    PRO FORMA ANALYSIS. Hambrecht & Quist analyzed the pro forma impact of the Merger on Frame's earnings per share both on a fully taxed basis and assuming utilization of Frame's net operating loss carryforwards. In conducting this analysis, Hambrecht & Quist did not assume that the Merger would result in any cost reductions or in any increased revenue for the combined company and excluded transaction costs and other Merger-related expenses. The analysis indicated that the earnings per share of the pro forma consolidated company would be lower in 1995 than those of Frame on a stand-alone basis under both tax assumptions but that after 1995, in the case in which Frame's net operating losses are assumed to be utilized, and after 1996, in the case in which full taxation is assumed, the earnings per share of the combined company would be higher after the Merger and the Merger would therefore be accretive to Frame's shareholders. A similar analysis comparing the earnings per share of the pro forma consolidated company to those of Adobe indicated that the Merger would be dilutive to Adobe (assuming no expense savings or revenue benefits).

    DISCOUNTED CASH FLOW ANALYSIS. Hambrecht & Quist analyzed the theoretical valuation of Frame based on the unlevered discounted cash flow of the projected financial performance of Frame. Unlevered free cash flow is derived by taking tax-affected earnings before interest and taxes ("EBIT"), adding non-cash charges for the relevant period, and subtracting other anticipated cash needs for the relevant periods. To estimate the total present value of Frame, before giving effect to its capital structure, Hambrecht & Quist discounted to present value (i) the projected stream of after-tax cash flows and (ii) the terminal value (the hypothetical value derived by selling the enterprise in its entirety at some future date) of Frame's business, using discount rates varying from 13.0% to 17.0%. The terminal value of Frame was based on multiples of 12, 14 and 16 times the projected EBIT for the year 2000. At a 13.0% discount rate, the foregoing analysis yielded implied equity value for Frame of $616.0 million to $769.2; at a 14.0% discount rate, $588.3 million to $733.4 million; at a 15.0% discount rate, $561.9 million to $699.5 million; at a 16.0% discount rate, $536.9 million to $667.2 million; and at a 17.0% discount rate, $513.1 million to $636.7 million. The consideration to be received by Frame either exceeded or lay within the implied equity value ranges yielded by the discounted cash flow analysis except at the 13.0% discount rate, where it was just below the range.

    ANALYSIS OF  PUBLICLY  TRADED  COMPARABLE  COMPANIES.    Hambrecht  &  Quist
compared various multiples and ratios of income statement categories and historical balance sheet figures for other publicly traded companies that Hambrecht & Quist deemed to be comparable to Frame. Such data and ratios included the implied enterprise valuation and the implied equity valuation (enterprise valuation plus cash less debt), based upon the latest 12-month ("LTM") net income, LTM revenues, LTM EBIT, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and book value.

    Companies used as comparable to Frame included applications and database software companies such as Borland International, Intuit, Lotus Development, Microsoft Corp., Novell Inc., Symantec, Informix Corp., Oracle Systems Corp. and Sybase Inc. The analysis of comparable companies yielded a mean multiple of 4.2 times LTM revenue, 24.8 times LTM EBIT, 17.0 times LTM EBITDA, 38.7 times LTM net income and 8.5 times book value. These multiples yielded implied enterprise valuations and implied equity valuations as follows: multiple of revenue, $324 million and $368 million, respectively; multiple of EBIT, $285 million and $329 million, respectively; multiple of EBITDA, $273 million and $317 million, respectively; multiple of net income, $413 million and $456 million; and multiple of book value, $395 million and $439 million, respectively. As of the date of Hambrecht & Quist's opinion, the consideration to be received by Frame exceeded the implied values yielded by the average multiples for each of the income statement and balance sheet categories.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. Hambrecht & Quist also reviewed publicly available information on certain mergers and acquisitions of all or part of applications and database software companies. In examining these transactions, Hambrecht & Quist analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered based upon LTM revenues, LTM EBIT, LTM EBITDA, net operating assets, LTM net income, LTM cash flow from operations and book value.

    The transactions analyzed included the following completed and pending transactions: IBM/ Lotus Development Corp. (pending), McAfee Associates/Saber Software (pending), Computer Associates/Legent Corp. (pending), PLATINUM Technology/Trinzic Corp. (pending), VMARK Software/ Easel Corp.,
Sybase/Powersoft, Macromedia Inc./Altsys Corp., Avid Technology/Digidesign, Oracle Corp./Digital Equipment Corp. -- Database Division, Computer Associates/ASK Group, Pearson PLC/ Software Toolworks, Adobe/Aldus, Microsoft Corp./SoftImage, Rational/Verdix Corp., Intuit/Chipsoft, Jostens Inc./Wicat Systems and Legent Corp./Goal Systems International. The consideration offered in the foregoing transactions was an average multiple of 3.5 times revenue, 23.8 times EBITDA, 31.2 times EBIT, 10.3 times net operating assets, 41.0 times reported net income, 5.9 times book value and 25.4 times cash flow from operations. These multiples yielded implied enterprise valuations and implied equity valuations, as follows: multiple of revenue, $272 million and $316 million, respectively; multiple of EBIT, $359 million and $402 million, respectively; multiple of EBITDA, $382 million and $426 million, respectively; multiple of net income, $439 million and $483 million, respectively; multiple of cash flow from operations, $233 million and $277 million, respectively; multiple of book value, $264 million and $308 million, respectively; and multiple of net operating assets, $81 million and $125 million, respectively. As of the date of Hambrecht & Quist's opinion, the consideration to be received by Frame exceeded the implied values yielded by the average multiples for each of the income statement and balance sheet categories.

    Hambrecht & Quist also reviewed the average premium to market paid in the completed and pending transactions based upon market prices one day and 28 days in advance of announcement of the transaction. The average premium to market at one day and 28 days prior to public announcement was 39.3% and 42.7%, respectively, with high and low premiums of 96.9% and 1.1% at one day and 101.2% and 11.2% at 28 days. As of the date of Hambrecht & Quist's opinion, the premium to be paid by Adobe (30.3% at one day and 45.8% at 28 days) exceeded the average at 28 days and was below the average at one day.

    No company or transaction used in the above analysis is identical to Frame, Adobe or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the company and other factors that could affect the public trading values of the companies or company to which they are compared.

    The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this Proxy Statement/Prospectus.

    In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to Frame and to Adobe and has received customary fees for rendering these services. Hambrecht & Quist has provided research coverage with respect to the securities of Frame and Adobe and from time to time recommended the purchase of Frame securities and Adobe securities. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of each of Frame and Adobe and receives customary compensation in connection therewith. In the ordinary course of business, Hambrecht & Quist actively trades in the publicly traded securities of each of Frame and Adobe for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, William R. Hambrecht, Chairman of Hambrecht & Quist Group, which owns a majority of the equity of, and controls, Hambrecht & Quist, is a member of the Adobe Board.

    Hambrecht & Quist is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Frame Board selected Hambrecht & Quist to act as its financial advisor in connection with the Merger on the basis of such experience and its knowledge of Frame through prior engagements.

    Pursuant to the terms of Hambrecht & Quist's engagement letter with Frame, Frame has agreed to pay to Hambrecht & Quist upon consummation of the Merger an advisory fee of 0.92% of the aggregate consideration received by the Frame shareholders in connection with the Merger. In the event that Frame becomes a party to a transaction that does not constitute a sale of Frame arising out of, or in connection with, Hambrecht & Quist's role as financial advisor, Frame has agreed to pay Hambrecht & Quist a fee consistent with market practice. Frame also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses, including fees and expenses of counsel, and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

    ADOBE. Adobe retained Morgan Stanley to act as its financial advisor in connection with the Merger. Morgan Stanley was selected by the Adobe Board to act as Adobe's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's investment banking relationship and familiarity with Adobe.

    Morgan Stanley rendered to the Adobe Board following the meeting on June 21, 1995 its written opinion dated as of June 22, 1995 (the "Morgan Stanley Opinion") that, as of such date, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Adobe.

    THE FULL TEXT OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO ADOBE FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF FRAME COMMON STOCK AS TO HOW TO VOTE AT THE FRAME SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In rendering its opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of Frame and Adobe, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning Frame prepared by the management of Frame; (iii) analyzed certain financial projections prepared by the management of Frame; (iv) discussed the past and current operations and financial condition and the prospects of Frame with senior executives of Frame;
(v) discussed the past and current operations and financial condition and the prospects of Adobe with senior executives of Adobe, and analyzed the pro forma impact of the Merger on Adobe's earnings per share and consolidated capitalization; (vi) reviewed the reported prices and trading activity for the Frame Common Stock; (vii) compared the financial performance of Frame and the prices and trading activity of the Frame Common Stock with that of certain other comparable publicly-traded companies and their securities; (viii) reviewed the reported prices and trading activity for the Adobe Common Stock; (ix) compared the financial performance of Adobe and the prices and trading activity of the Adobe Common Stock with that of certain other comparable publicly-traded companies and their securities; (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (xi) reviewed and discussed with the senior management of Adobe the strategic rationale for the Merger and the benefits of the Merger to Adobe; (xii) participated in discussions and negotiations among representatives of Frame and Adobe and their financial and legal advisors;
(xiii) reviewed the Merger Agreement; and (xiv) performed such other analyses as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of rendering its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Frame. Morgan Stanley also relied upon, without independent verification, the estimate of Adobe's management of the cost savings and other synergies that may be achieved if the Merger is consummated. Morgan Stanley also relied upon, without independent verification, Adobe management's assessment of the validity of, and the risks associated with, Frame's products and technology. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Adobe or Frame, nor was it furnished with any such appraisals. Morgan Stanley assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion stated that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion.

    The following is a brief summary of certain financial analyses performed by Morgan Stanley and reviewed with the Adobe Board in connection with the Morgan Stanley Opinion:

    COMPARATIVE STOCK PRICE PERFORMANCE. As part of its analysis, Morgan Stanley reviewed the recent stock market performance of Frame Common Stock and Adobe Common Stock and compared such performance to that of three groups of software companies: Microsoft Corporation, Novell, Inc., and Symantec Corporation (the "Business Productivity Software Comparables"); Autodesk, Inc., Corel, Inc., Frame and Adobe (the "Computer Design Software Comparables"); and Davidson & Associates, Inc., Electronic Arts, Inc., Broderbund, Inc., The Learning Company, Inc. and American Online, Inc. (the "New Media Software Comparables"). Morgan Stanley observed that over the period January 1, 1994 to June 20, 1995, Frame outperformed the New Media Software Comparables index, the Computer Design Software Comparables index (excluding Frame) and the Business Productivity Software Comparables index by 83%, 98% and 139%, respectively, and Adobe outperformed the New Media Software Comparables index, the Computer Design Software Comparables index (excluding Adobe) and the Business Productivity Software Comparables index by 74%, 82% and 130%, respectively. In addition, Morgan Stanley observed that over the period July 30, 1993 to June 20, 1995 Frame outperformed Adobe by 88%.

    EXCHANGE RATIO ANALYSIS. Morgan Stanley reviewed the ratios of the prices of Frame Common Stock to Adobe Common Stock over various periods ending June 20, 1995 (the trading date preceding Morgan Stanley's presentation at the June 21, 1995 meeting of the Adobe Board) and computed the premium represented by the Exchange Ratio over these ratios. The average of the ratios of closing stock prices of Frame Common Stock and Adobe Common Stock for the various periods ending June 20, 1995 were 0.545 since February 12, 1992; 0.410 for the previous two years; 0.445 for the previous year; 0.467 for the previous 180 days; 0.430 for the previous 90 days; 0.404 for the previous 60 days; 0.429 for the previous 30 days; 0.435 for the previous 10 days; and 0.399 for June 20, 1995.

Morgan Stanley observed that the Exchange Ratio represented a discount of 4.5% and a premium of 26.8%, 17.0%, 11.3%, 21.1%, 28.6%, 21.3%, 19.6% and 30.3%,
respectively, over the aforementioned ratios of the prices of Frame Common Stock and Adobe Common Stock.

    PEER GROUP COMPARISON. Morgan Stanley compared certain financial information of Frame with the Business Productivity Software Comparables, the Computer Design Software Comparables and the New Media Software Comparables. Such financial information included, among other things, market valuation, market value as a multiple of earnings and adjusted market capitalization as a multiple of revenue. In particular, such analysis showed that as of June 20, 1995, based on representative research analyst projections of Frame's earnings per share and a compilation of earnings projections by securities research analysts for Adobe, Frame and Adobe traded at 20.6 and 25.6 times forecasted earnings for the fiscal year 1996, respectively, and 4.4 and 5.7 times latest twelve months revenue, respectively, compared to a median of 22.8 times calendar year 1996 earnings and 4.5 times latest twelve months revenue for the Business Productivity Software Comparables, and 27.2 times calendar year 1996 earnings and 5.8 times latest twelve months revenue for the New Media Software Comparables. In addition, Morgan Stanley observed that when the earnings estimate for Frame was adjusted for a 37% marginal tax rate, Frame traded at
26.1 times forecasted earnings for the calendar year 1996.

    CONTRIBUTION ANALYSIS. Morgan Stanley analyzed the pro forma contribution of each of Frame and Adobe to the combined company if the Merger were to be consummated. Such analysis was based on financial data for Frame provided by the management of Frame and for Adobe based on research estimates. Such analysis showed that, on average for the years 1995 and 1996 (fiscal years ending November for Adobe and December for Frame), Frame would contribute approximately 13.2%, 13.9%, 10.9% and 12.8% of the revenues, gross profit, operating profit and net income of the combined company, respectively, including the revenue and profit contribution of Mastersoft. Morgan Stanley observed that the aforementioned contribution percentages implied exchange ratios of 0.571, 0.605,
0.460 and 0.550, respectively, as compared to the Exchange Ratio of 0.520.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Morgan Stanley examined selected precedent merger and acquisition transactions involving software companies. Such analysis resulted in a median of 29.1 times projected net income, 3.4 times last twelve months revenues, a 47.1% premium over the stock price one month prior to announcement of the transaction, and a 36.3% premium over the stock price one day prior to announcement of the transaction.

    PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed certain pro forma effects of the Merger on the earnings and capitalization of the combined company. These analyses were based on certain forecasts provided by Frame management and research estimates for Adobe regarding the financial performance of Frame and Adobe, respectively. Based on such analyses, Morgan Stanley observed that, based on the Exchange Ratio and assuming that the Merger was treated as a pooling of interests for accounting purposes, the Merger would result in an increase in Adobe's earnings per share in fiscal year 1995 and a modest decrease in Adobe's earnings per share in fiscal year 1996. In addition, Morgan Stanley observed that under various assumptions regarding potential synergies, the Merger would also result in an increase in Adobe's earnings per share in fiscal year 1996.

    In connection with the review of the Merger by the Adobe Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The summary set forth above does not purport to be a complete description of the presentation by Morgan Stanley to the Adobe Board or the analyses performed by Morgan Stanley in arriving at its opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create a misleading view of the processes underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Adobe or Frame. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Adobe or Frame. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. In addition, estimates relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Adobe and were provided to the Adobe Board in connection with the delivery of Morgan Stanley's opinion.

    Adobe retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley makes a market in Adobe Common Stock and may continue to provide investment banking services to Adobe in the future. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell, securities of Adobe and Frame. Morgan Stanley and its affiliates have provided financial advisory and financing services to Adobe since 1989 and have received customary fees in connection with these services.

    Adobe has agreed to pay Morgan Stanley a fee for its financial advisory service in connection with the transaction. Adobe has agreed to pay Morgan Stanley an advisory fee estimated to be between $100,000 and $200,000 if the Merger is not consummated, and, if the Merger is successfully consummated, a transaction fee of 0.80% of the equity value of the transaction. Adobe has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses related to Morgan Stanley's engagement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the Merger to Frame and holders of Frame Common Stock and reflects the opinions of tax counsel included in the Registration Statement of which this Proxy Statement/Prospectus is a part. Such tax opinions are based on certain assumptions noted in such opinions. The discussion is based on current law. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation including, without limitation, aspects of federal income taxation that may be applicable to particular shareholders, such as shareholders who are dealers in securities, foreign persons or persons who acquired their Frame Common Stock in a compensation transaction. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

    HOLDERS OF FRAME COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

    The principal federal income tax consequences of the Merger to Frame and holders of Frame Common Stock will be as follows:

        (a)  the Merger will  qualify as a reorganization  within the meaning of
    Section 368 of the Code;

        (b) no gain or loss will be recognized by Frame, Merger Sub or Adobe solely as a result of the Merger;

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
        (c) no gain or loss will be recognized by holders of Frame Common Stock upon their receipt of Adobe Common Stock in exchange for their Frame Common Stock, except that holders of Frame Common Stock who receive cash proceeds in lieu of fractional shares of Adobe Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Frame Common Stock allocated to their fractional share interests (see, however, discussion of the treatment of dissenters in (h) below);

        (d) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Merger;

        (e) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Frame Common Stock attributed thereto) exceeds one year at the Effective Time;

        (f) the tax basis of Adobe Common Stock received by holders of Frame Common Stock will be the same as the tax basis of the Frame Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests;

        (g) the holding period of Adobe Common Stock in the hands of holders of Frame will include the holding period of their Frame Common Stock exchanged therefor, provided that such Frame Common Stock is held as a capital asset at the time of the Merger;

        (h) in general, a dissenting holder of Frame Common Stock receiving solely cash in exchange therefor will recognize gain or loss equal to the difference, if any, between the cash received and the dissenting holder's tax basis of the Frame Common Stock;

        (i) such gain or loss, if any, will generally constitute capital gain or loss if the Frame Common Stock for which the dissenting shareholder receives cash is held as a capital asset at the time of the Merger; and

        (j) such capital gain or loss will be long-term capital gain or loss if the dissenting holder has held the Frame Common Stock for more than one year at the Effective Time.

    It is a condition to Adobe's and Frame's obligation to effect the Merger that Adobe and Frame receive opinions (the "Tax Opinions") from Shearman & Sterling and Wilson, Sonsini, Goodrich & Rosati, respectively, to the effect that, on the basis of certain facts, including facts derived from officers' certificates delivered by Adobe and Frame, and certain assumptions stated in the Tax Opinions, the Merger will be treated as a reorganization within the meaning of Section 368 of the Code.

    No ruling has been or will be obtained from the Internal Revenue Service (the "Service") with respect to the Merger. The Tax Opinions are not binding on the Service or the courts, and no assurance can be given that the Tax Opinions would be followed if challenged by the Service.

ACCOUNTING TREATMENT

    The Merger is expected to be treated as a "pooling of interests" for accounting purposes. This accounting method permits the recorded assets and liabilities of both Adobe and Frame to be carried forward to the surviving corporation at their recorded historical amounts and no recognition of goodwill in the combination is required of either company in the Merger.

    It is a condition to Adobe's and Frame's obligation to effect the Merger that Adobe and Frame receive letters from KPMG Peat Marwick LLP and Ernst & Young LLP, the independent auditors of Adobe and Frame, respectively, based upon certain material facts and certain representations and warranties described in such letters, to the effect that pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 for the Merger is appropriate if the Merger is consummated in accordance with the Merger Agreement. In the event that a substantial number of the shareholders of Frame properly exercise their dissenters' rights, the Merger may not qualify for treatment as a pooling of interests under applicable accounting rules and Adobe's or Frame's independent auditors may not be able to render an opinion regarding such qualification. Under the Merger Agreement, Adobe's and Frame's obligation to consummate the Merger is conditioned on the delivery of such opinions; therefore, the inability of Adobe's or Frame's independent auditors to deliver such opinion would entitle Adobe or Frame to abandon the Merger. Neither Adobe nor Frame intends to waive this condition.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Frame Board with respect to the Merger, shareholders of Frame should be aware that certain officers and directors of Frame had interests in the Merger, including those referred to below, that may present them with potential conflicts of interests. The Frame Board was aware of these potential conflicts and considered them along with the other matters described in "-- Frame's Reasons for the Merger; Recommendation of the Frame Board."

    Pursuant to the terms of the Merger Agreement, Adobe has agreed to enter into consulting or employment arrangements with each of the Frame's executive officers and with Mr. Corfield, such arrangements being hereinafter referred to as the "Continuation Arrangements." Pursuant to such Continuation Arrangements, such persons will provide transition and/or ongoing services to Adobe or the surviving corporation, on a full-time or part-time basis as applicable, through March 31, 1997 (or, in the case of Messrs. Klaus and Kelly, until June 30 and September 30, 1997, respectively), subject to earlier termination in certain circumstances. Such Continuation Arrangements shall contain non-compete provisions applicable for the term of the consulting/employment arrangement. If a person subject to such Continuation Arrangements is terminated from full-time employment with Adobe or the surviving corporation following the Merger within the twelve month period following the Effective Time (or at any time in the case of Messrs. Klaus or Kelly or Robert F. Donohue, Vice President, General Counsel and Secretary of Frame) other than: (A) as a result of such employee's voluntary termination (except for Messrs. Klaus, Kelly or Donohue) which is not in connection with (i) a reduction of such employee's salary, (ii) a significant diminution in such employee's status, responsibilities or duties, or (iii) such employee's constructive termination, or (B) as a result of death or disability of such employee, then such employee shall become a consultant to or part-time employee of Adobe or the surviving corporation and be entitled to receive payments equal to twelve months' base salary and one year's targeted bonus, net of all applicable withholding and similar taxes. Certain of the executive officers of Frame hold options to purchase Frame Common Stock that are subject to accelerated vesting of their exercisability upon the attainment of certain financial performance criteria. Such options, along with the other options outstanding under the Frame's employee stock plans will be assumed by Adobe in connection with the Merger and pursuant to the Merger Agreement.

    As of August 24, 1995, Frame executive officers and directors and their affiliates owned an aggregate of 2,146,331 shares of Common Stock of Frame and vested and unvested options to purchase an additional 1,826,700 shares of Common Stock of Frame. Based upon the closing price of Adobe Common Stock on August 24, 1995 of $61.63, and assuming the exercise of outstanding options to purchase Frame Common Stock, the aggregate dollar value of the Adobe Common Stock to be received by Frame officers and directors and their affiliates is approximately $127.3 million.

    Pursuant to the terms of the employment agreements entered into by Messrs. Klaus and Kelly upon their acceptance of employment with Frame, which agreements will be assumed by the surviving corporation or Adobe pursuant to the terms and conditions of the Merger Agreement, except for severance benefits provided for therein which are to be superseded by the severance provided for pursuant to the Continuation Arrangements, an aggregate of approximately 225,000 and 137,500 shares of Frame Common Stock currently subject to outstanding stock options held by Mr. Klaus and Mr. Kelly, respectively, will accelerate to full vesting upon the change of control of Frame which will occur at the Effective Time of the Merger.

    In addition, pursuant to the terms of Frame's 1994 Directors Stock Option Plan, each outstanding option issued thereunder will be subject to accelerated vesting of their exercisability upon the change of control of Frame which will occur at the Effective Time of the Merger. There are currently an aggregate of 125,000 shares subject to outstanding options under the 1994 Director Plan, 32,839 of which are vested as of August 24, 1995. Based upon the closing price of Adobe Common Stock on August 24, 1995 of $61.63, and assuming the exercise of outstanding options to purchase Frame

Common Stock issued pursuant to the 1994 Director Plan, the aggregate dollar value of the Adobe Common Stock to be received by directors of Frame and their affiliates is approximately $4,005,950, including $2,953,539 associated with shares which accelerate to full vesting at the Effective Time of the Merger.

    The Merger Agreement provides that Frame will, and after the Effective Time, the surviving corporation and Adobe will, to the fullest extent permitted under applicable law or under the relevant Articles of Incorporation or Bylaws, indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of Frame or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liability and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in their capacity as director, officer, employee, fiduciary, or agent of Frame occurring at or prior to the Effective Time for a period of six years after the date of the Merger Agreement. Adobe has agreed that for three years after the Effective Time it will cause the surviving corporation to use best efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Frame's directors' and officers' liability policy on terms comparable to those applicable to the then current directors and officers of Adobe or to the directors and officers of Frame, whichever is more favorable to such directors and officers of Frame. However, in no event shall Adobe or the surviving corporation be required to pay in excess of 150% of the annual premium currently paid by Frame for such coverage.

    In addition, the Articles of Incorporation of the surviving corporation will contain the indemnification provisions currently set forth in the Articles of Incorporation of Frame, which shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Frame, unless such modification is required by law.

REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Adobe and Frame each filed with the Antitrust Division and the FTC a Notification and Report Form (an "HSR Notice") with respect to the Merger on July 5, 1995. The required waiting period under the HSR Act expired on August 4, 1995. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Frame by Adobe, in whole or in part, or the divestiture or compulsory licensing of substantial assets of Adobe, Frame, or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

RIGHTS OF DISSENTING SHAREHOLDERS

    If the Merger is consummated, holders of Frame Common Stock who have properly exercised dissenters' rights in connection with the Merger under Sections 1300-1312 ("Chapter 13") of the California Corporations Code (the "CCC") will have the right to receive such consideration as may be determined to be due with respect to Dissenting Shares (as defined below) pursuant to the laws of the State of California, so long as demands for such consideration are properly filed at or before the Special Meeting with respect to 5% or more of the outstanding shares of Frame Common Stock.

    The following summary of the provisions of Chapter 13 is not intended to be a complete statement of such provisions, and Frame shareholders are urged to read the full text of Chapter 13, a copy of which is attached to this Proxy Statement/Prospectus as Annex D.

    If the Merger is approved by the required vote of the holders of Frame Common Stock and is not abandoned or terminated, each holder of shares of Frame Common Stock who votes against the

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
Merger and who follows the procedures set forth in Chapter 13 will be entitled to have his or her shares of Frame Common Stock purchased by Frame for cash at their fair market value, so long as demands for such consideration are properly filed at or before the Special Meeting with respect to 5% or more of the outstanding shares of Frame Common Stock. The fair market value of shares of Frame Common Stock will be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation resulting as a consequence of the Merger, but adjusted for any stock split, reverse stock split or share dividend that becomes effective thereafter. The shares of Frame Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such rights are referred to as the "Dissenting Shares."

    Within 10 days after approval of the Merger by Frame's shareholders, Frame must, if demands for appraisal have been properly filed by the holders of 5% or more of the outstanding shares of Frame Common Stock, mail a notice of such approval (the "Approval Notice") to all shareholders who have voted against the approval of the Merger and followed the procedures set forth in Chapter 13, together with a statement of the price determined by Frame to represent the fair market value of the applicable Dissenting Shares (determined in accordance with the immediately preceding paragraph), a brief description of the procedures to be followed in order for the shareholder to pursue his or her dissenters' rights, and a copy of Sections 1300-1304 of the CCC. The statement of price by Frame constitutes an offer by Frame to purchase all Dissenting Shares at the stated amount.

    A shareholder of Frame electing to exercise dissenters' rights must, within the time period provided in Section 1301(b) of the CCC, demand in writing from Frame the purchase of his or her shares of Frame Common Stock and payment to the shareholder at their fair market value. A holder who elects to exercise dissenters' rights should mail or deliver his or her written demand to Frame at 333 West San Carlos Street, San Jose, California 95110, Attention: Secretary. The demand should specify the holder's name and mailing address and the number of shares of Frame Common Stock held of record by such shareholder and state that such holder is demanding purchase of his or her shares and payment of their fair market value, and must also contain a statement as to what the shareholder claims to be the fair market value of such shares as of the day before the first announcement of the terms of the proposed Merger. Such statement of the fair market value of the shares of Frame Common Stock constitutes an offer by the shareholder to sell the Dissenting Shares held by such shareholder at that price.

    Within the time period provided in Section 1302 of the CCC, the shareholder must also submit the certificates representing the Dissenting Shares to Frame for endorsement as Dissenting Shares.

    If  Frame and  the Frame  shareholder agree  that the  shares are Dissenting
Shares and agree upon the purchase price of the shares, the dissenting shareholder is entitled to the agreed-upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the Dissenting Shares must be made within 30 days after the later of the date of such agreement or the date on which all statutory and contractual conditions to the Merger are satisfied, and is subject to surrender to Frame of the certificates representing the Dissenting Shares.

    If Frame denies that the shares are Dissenting Shares or if Frame and the shareholder fail to agree upon the fair market value of the shares of Frame Common Stock, then within the time period provided in Section 1304(a) of the CCC, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Merger Agreement may file a complaint in the superior court of the proper county requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Frame Common Stock or both, or may intervene in any pending action brought by any other Frame shareholder. If the fair market value of the Dissenting Shares is at issue, the court may appoint one or more impartial appraisers to determine the fair market value of such Dissenting Shares.

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
    Except as expressly limited by Chapter 13, holders of Dissenting Shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A holder of Dissenting Shares may not withdraw a demand for payment unless Frame consents thereto.

    Dissenting Shares lose their status as Dissenting Shares, and dissenting shareholders cease to be entitled to require Frame to purchase their Shares if:
(a) the Merger is abandoned; (b) the shares are transferred prior to their submission to Frame for the required endorsement; (c) the dissenting shareholder and Frame do not agree upon the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither Frame nor the shareholder files a complaint or intervenes in a pending action within six months after mailing of the Approval Notice; or (d) with Frame's consent, the holder delivers to Frame a written withdrawal of such holder's demand for purchase of his or her shares.

    FRAME SHAREHOLDERS WILL HAVE NO APPRAISAL RIGHTS UNLESS DEMANDS FOR APPRAISAL AND PAYMENT ARE RECEIVED AT OR PRIOR TO THE DATE OF THE FRAME SPECIAL MEETING FROM HOLDERS OF 5% OR MORE OF THE OUTSTANDING SHARES OF FRAME COMMON STOCK.

    All officers and directors of Frame have agreed not to exercise dissenters' rights with respect to the Merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    The following paragraphs summarize, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. Shareholders of Frame are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certified agreement of merger with the Secretary of State of the State of California. The Merger will become effective upon such filing.

CONVERSION OF SHARES

    At the Effective Time, each outstanding share of Frame Common Stock (other than Dissenting Shares and shares owned by Merger Sub, Adobe, Frame or any subsidiary of Adobe or Merger Sub) will be converted into the right to receive
0.52 shares of Adobe Common Stock. Merger Sub will merge with and into Frame, which will be the surviving corporation and a wholly owned subsidiary of Adobe. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the surviving corporation. For information regarding rights of dissenting shareholders, see "The Merger -- Rights of Dissenting Shareholders."

    As promptly as practicable after the Effective Time, Adobe will cause to be sent to each shareholder of record of Frame as of the Effective Time transmittal materials for use in exchanging certificates of Frame Common Stock for certificates of Adobe Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Frame Common Stock certificates in exchange for new certificates representing Adobe Common Stock and cash in payment for any fractional shares resulting from the exchange. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. Pending delivery to Adobe of Frame Common Stock certificates, any dividends on the Adobe Common Stock to be issued as a result of the Merger that are payable prior to the delivery of such certificates will be held by Adobe. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such Frame Common Stock certificates to Adobe.

    Fractional shares of Adobe Common Stock will not be issued in the Merger. Instead, each shareholder of Frame who would otherwise be entitled to a fractional share will receive cash in lieu thereof, calculated on the basis of the last reported sales price of Adobe Common Stock for the 30 most recent trading days prior to the Effective Time, as quoted in THE WALL STREET JOURNAL or other reliable financial newspaper or publication.

TREATMENT OF FRAME COMMON STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

    STOCK OPTION PLANS. At the Effective Time, each outstanding Frame Option under its Dual Stock Option Plan and 1994 Directors' Stock Option Plan (the "Stock Option Plans"), whether vested or unvested, will be assumed by Adobe. Each Frame Option assumed by Adobe under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Option Plan immediately prior to the Effective Time, except for the number of shares of Adobe Common Stock to be purchased under such Frame Option and the exercise price thereof. Each Frame Option will be exercisable for that number of shares of Adobe Common Stock rounded down to the nearest whole number of shares of Adobe Common Stock that the holder of such Frame Option would have been entitled to receive pursuant to the Merger had such holder exercised such Frame Option in full immediately prior to the Effective Time. The per share exercise price for the shares of Adobe Common Stock issuable upon exercise of such assumed Frame Option will be equal to the quotient of the per share exercise price of Frame Common Stock at which such option was exercisable immediately prior to the Effective Time divided by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

    It is the intention of Adobe and Frame that the Frame Options assumed by Adobe qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent (and only to the extent) such Frame Options qualified as incentive stock options prior to the Effective Time.

    FRAME EMPLOYEE STOCK PURCHASE PLAN. Subject to the consummation of the Merger, on the Final Purchase Date, Frame will apply the funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Frame Common Stock. The cost to each participant in the Purchase Plan for the shares of Frame Common Stock purchased shall be the lower of 85% of the closing sale price of Frame Common Stock on the Nasdaq National Market on
(i) the first day of the then current offering period or (ii) the last trading day on or prior to the Final Purchase Date. Shares of Frame Common Stock purchased on the Final Purchase Date will be converted to Adobe Common Stock in the same manner as described above under "-- Conversion of Shares." Employees of Frame as of the Effective Time will be permitted to participate in Adobe's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility requirements of Adobe's Employee Stock Purchase Plan (with Frame employees receiving credit, for purposes of such eligibility, for service with Frame).

BUSINESS OF FRAME PENDING THE MERGER

    Pending consummation of the Merger, and except as otherwise consented to or approved in advance by Adobe in writing, and except for the transactions contemplated by the Mastersoft Agreement, Frame has agreed that Frame and its subsidiaries will, among other things, operate their businesses in accordance with their ordinary course of business and in a manner consistent with past practices, and use reasonable commercial efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers and suppliers and other persons with whom they have significant business relations.

    In particular, Frame and its subsidiaries have agreed not to take any of the following actions without the prior written consent of Adobe: (i) amend or otherwise change Frame's Articles of Incorporation (the "Frame Articles") or By-laws; (ii) issue, sell, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Frame, any of its subsidiaries or affiliates (except for
(a) the issuance of shares of the Frame Common Stock issuable pursuant to employee stock options under the Stock Option Plans or pursuant to rights to purchase such shares under the Purchase Plan, which options or rights, as the case may be, were outstanding on the date of the Merger Agreement), (b) the issuance of options granted consistent with past practice with notice to Adobe, to employees, other than officers, hired after the date of the Merger Agreement, up to a limit of 100,000 shares of Frame Common Stock in the aggregate and (c) the issuance of not more than 1,200,000 shares of Frame Common Stock and options to acquire Frame Common Stock pursuant to the Mastersoft Agreement); (iii) except for certain non-performance, nonqualified options previously granted to L. George Klaus and Thomas F. Kelly under the Dual Stock Option Plan and options previously granted to W. Douglas Hajjar, D. James Guzy and Robert H. Smith under the 1994 Directors' Stock Option Plan, which several options accelerate by their terms, accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee plans (including the Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans; (iv) sell, pledge, dispose of or encumber any assets of Frame or any of its subsidiaries (except for (a) sales of assets in the ordinary course of business and in a manner consistent with past practice and (b) dispositions of obsolete or worthless assets); (v) declare or pay any dividend or other distribution with respect to any of its capital stock, except for certain intracompany distributions and the payment of dividends under certain circumstances pursuant to the Mastersoft Agreement; (vi) sell, transfer, license, sublicense or otherwise dispose of any Frame intellectual property, or amend or modify any existing agreements with respect to any Frame intellectual property or third party intellectual property rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice; (vii) (a) acquire any business organization (other than Mastersoft); (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (c) enter into or amend any contract or agreement other than in the ordinary course of business; (d) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $3,000,000 for Frame and its subsidiaries, taken as a whole; or (e) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this item (vii); (viii) increase the compensation payable to its officers or employees (including, without limitation, by way of promotion or addition of title), except for scheduled increases in salary or wages of employees of Frame or its subsidiaries who are not officers of Frame in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee (except for officers who are terminated on an involuntary basis pursuant to Frame's severance policy in effect on the date of the Merger Agreement or pursuant to certain employee benefit plans and employment agreements in effect on the date of the Merger Agreement) of Frame or any of its subsidiaries, or establish, adopt, enter into or amend any Frame employee plan; (ix) take any action, other than in the ordinary course of business and in a manner consistent with past practice, to change accounting policies or procedures; (x) make any material tax election inconsistent with past practices or settle or compromise any material tax liability, enter into any transaction that would cause Frame or any of its affiliates to include income in (a) any amount in respect of any adjustment under Section 481 of the Code, (b) any deferred intercompany transaction or (c) any installment sale gain, or enter into any transaction that would create or increase any excess loss; (xi) commence a law suit other than (a) for the routine collections of bills, (b) where failure to commence suit would result in the material impairment of a valuable aspect of Frame's business, provided that Frame consults with Adobe prior to filing such suit, or (c) for a breach of the Merger Agreement or the Mastersoft Agreement; (xii) pay, discharge or satisfy any claims, liabilities or obligations, other than liabilities reflected or reserved against in the financial statements of Frame or incurred in the ordinary course of business and consistent with past practice; (xiii) enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such agreement either (a) may be cancelled by it without penalty on not more than thirty days' notice or (b) does not require the expenditure by Frame of more than $100,000 for any single agreement and $500,000 for all such agreements; (xiv) except as may be required by law, take any action to terminate or amend any of its employee plans; (xv) modify, amend or terminate the Mastersoft Agreement (other than amending the Mastersoft Agreement to provide for shareholders of Mastersoft to receive shares

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
of Adobe Common Stock instead of Frame Common Stock in the event that the Merger is consummated prior to the Mastersoft Acquisition) or any other contracts, waive, release, relinquish or assign any contract or other rights or claims or cancel or forgive any indebtedness owed to it, other than in the ordinary course of business consistent with past practice with respect to contracts which are not material to Frame and its subsidiaries taken as a whole; or (xvi) take, or agree in writing or otherwise to take, any of the actions described in items (i) through (xv) above, or any action which would make any of the representations or warranties of Frame contained in the Merger Agreement untrue or incorrect or prevent Frame from performing or cause Frame not to perform its covenants thereunder.

SOLICITATION OF ALTERNATIVE TRANSACTIONS
    The Merger Agreement provides that Frame shall not, directly or indirectly, solicit or encourage the initiation of inquiries or proposals regarding any merger, sale of substantial assets or stock, or similar transaction involving Frame. The Merger Agreement does not prevent the Frame Board, after receiving the advice of counsel that its fiduciary duties require it to do so, from considering, negotiating, approving and recommending to Frame shareholders an unsolicited bona fide merger or acquisition proposal that the Frame Board determines in good faith, after consultation with its financial advisors, would result in a transaction more favorable to the Frame shareholders than the Merger (any such acquisition proposal being referred to herein as a "Superior Proposal"). Frame must inform Adobe of any proposal for a merger, sale of substantial assets, sale of shares or similar transaction involving Frame or any of its subsidiaries or request for nonpublic information, and Frame may provide access to nonpublic information (subject to the execution of a confidentiality and standstill agreement) only after Frame has determined that the competing proposal is superior to the Merger and receiving the advice of outside counsel to the effect that the Frame Board has a fiduciary obligation to provide such information.

BUSINESS OF ADOBE PENDING THE MERGER
    Pending the consummation of the Merger, and except as otherwise consented to or approved in advance by Frame in writing, Adobe has agreed that Adobe and its subsidiaries will, among other things, operate their businesses in the ordinary course of business, other than actions taken by Adobe and its subsidiaries in contemplation of the Merger. In particular Adobe has agreed not to take any of the following actions without the prior written consent of Frame: (i) amend or otherwise change Adobe's Articles of Incorporation (the "Adobe Articles"); (ii) acquire or agree to acquire any business organization or assets of any other person, or agree to dispose of a material portion of its assets, if doing so would materially delay or prevent the consummation of the Merger; (iii) declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock, except that a wholly owned subsidiary of Adobe may declare and pay a dividend to its parent and except that Adobe may declare and pay cash dividends of $0.05 per quarter consistent with past practice; (iv) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures; or (v) take or agree to take any action which would make any of Adobe's representations or warranties contained in the Merger Agreement untrue or incorrect or prevent Adobe from performing or cause Adobe not to perform its covenants under the Merger Agreement.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER
    At the Effective Time, Merger Sub will be merged with and into Frame, which will be the surviving corporation and will thereby become a wholly owned subsidiary of Adobe. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

    Unless otherwise determined by Adobe prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the surviving corporation, until thereafter amended. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the surviving corporation, until thereafter amended.

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
    As soon as reasonably practicable after the Effective Time, Adobe intends to cause the surviving corporation to be merged into Adobe.

CERTAIN COVENANTS
    The Merger Agreement provides that the Articles of Incorporation of the surviving corporation will contain the provisions with respect to indemnification set forth in the Frame Articles, and that such provisions will not be modified for six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Frame, unless such modification is required by law.

    Frame has agreed that, regardless of whether the Merger becomes effective and for six years after the date of the Merger Agreement, it will indemnify each present and former director, officer, employee, fiduciary and agent of Frame or any of its subsidiaries (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable law or under its Articles of Incorporation or Bylaws, against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement ("Liabilities") in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director, officer, employee, fiduciary or agent of Frame occurring at or prior to the Effective Time.

    Adobe has agreed that after the Effective Time, it will (i) for six years after the date of the Merger Agreement, indemnify the Indemnified Parties to the fullest extent permitted under applicable law or under its or the surviving corporation's Articles of Incorporation or Bylaws, against any Liabilities in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director, officer, employee, fiduciary or agent of Frame occurring at or prior to the Effective Time, (ii) honor and fulfill in all respects the obligations of Frame pursuant to indemnification agreements with Frame's directors and officers which agreements were disclosed to Adobe prior to the date of the Merger Agreement and existing at or before the Effective Time, and (iii) for a period of three years after the Effective Time, cause the surviving corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons covered by Frame's directors' and officers' liability insurance policy on the date of the Merger Agreement on terms comparable to those applicable to the then current directors and officers of Adobe or to the directors and officers of Frame, whichever is more favorable to such directors and officers of Frame; PROVIDED, HOWEVER, that in no event will Adobe or the surviving corporation be required to expend in excess of 150% of the annual premium, as in effect on the date of the Merger Agreement, paid by Frame for such coverage.

CONDITIONS TO THE MERGER
    Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the shareholders of Frame; (ii) the declaration of effectiveness by the Commission under the Securities Act of the Registration Statement, and absence of any stop order issued by the Commission suspending the effectiveness of the Registration Statement and any proceedings for that purpose, and the absence of the initiation or threat by the Commission of any similar proceeding in respect of the Proxy Statement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the Merger, and of any pending proceeding seeking any of the foregoing, and the absence of any statute, rule, regulation or order making consummation of the Merger illegal;
(iv) receipt by Frame and Adobe of letters from both of their respective independent accountants to the effect that the transactions contemplated by the Merger Agreement qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with the Merger Agreement; (v) receipt by Adobe and Frame of written opinions of their respective outside counsel to the effect that the transactions contemplated by the Merger Agreement will constitute a reorganization within the meaning of
Section 368 of the Code; (vi) the obtaining of all material consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made, by each of Adobe and Frame for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (vii) the receipt by Adobe of the Affiliate Agreements (as defined below), and the effectiveness of such Affiliate Agreements; and (viii) in the event that Frame has not acquired Mastersoft prior to the Effective Time, the execution and delivery to Adobe an amendment to the Mastersoft Agreement providing for each holder of shares or options of Mastersoft to receive that number of shares of Adobe Common Stock or options to receive that number of shares of Adobe Common Stock, respectively, equal to the product of (A) the Exchange Ratio and (B) that number of Shares or options to purchase that number of Shares, as the case may be, that such holder would have received pursuant to the Mastersoft Agreement (without any proportional adjustment based on the share price of Frame Common Stock).

TERMINATION; AMENDMENT
    The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the shareholders of Frame, under the circumstances specified therein, including (i) by mutual written agreement of Adobe and Frame; (ii) by either Adobe or Frame if the Merger is not consummated by October 31, 1995 and if the failure by the terminating party to fulfill any of its obligations under the Merger Agreement has not caused or resulted in the failure of the Merger to occur on or before such date; (iii) by either Adobe or Frame if a court or governmental agency issues an order, decree or ruling or taken any other action permanently prohibiting the Merger; (iv) by either Adobe or Frame if the shareholders of Frame fail to approve the Merger Agreement and the Merger, and, in the case of termination by Frame, if Frame pays to Adobe all amounts relating to termination owing by Frame to Adobe under the Merger Agreement, if any; (v) by either Adobe or Frame if the Frame Board resolves to accept, accepts or recommends to the shareholders of Frame, a Superior Proposal, and, in the case of termination by Frame, if Frame pays to Adobe all amounts relating to termination owing by Frame to Adobe under the Merger Agreement; (vi) by Adobe, if (A) the Frame Board withdraws, modifies or changes in a manner adverse to Adobe its recommendation of the Merger or resolves to do so, (B) the Frame Board takes a "neutral position" with respect to an alternative transaction involving (1) a transaction pursuant to which any person other than Adobe or its affiliates (a "Third Party") acquires more than 40% of the outstanding Frame Common Stock, whether from Frame or pursuant to a tender or exchange offer or otherwise, (2) a merger or other business combination involving Frame pursuant to which any Third Party acquires more than 40% of the outstanding equity securities of Frame or the entity surviving such merger or business combination or (3) any other transaction pursuant to which any Third Party acquires control of assets of Frame or any of its subsidiaries having a fair market value equal to more than 40% of Frame and its subsidiaries, taken as a whole, immediately prior to such transaction (any of the above described transactions shall constitute an "Alternative Transaction"), or (C) a tender offer or exchange offer for 40% or more of the outstanding shares of Frame Common Stock is commenced (other than by Adobe or an affiliate of Adobe), and within 10 business days of such commencement the Frame Board does not recommend that the shareholders of Frame not tender their shares in such tender or exchange offer; (vii) by Adobe or Frame, as the case may be, upon a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement, or in the event any representation or warranty of the other party becomes untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied (provided that if such breach is curable by the breaching party through the exercise of its reasonable best efforts and for so long as such party continues to exercise such reasonable best efforts, the non-breaching party may not terminate the Merger Agreement on the basis of such breach).

    The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the shareholders of Frame, no amendment may be made which by law requires further approval of such shareholders, without such further approval.

FEES AND EXPENSES
    Except as described herein, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses,

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
whether or not the Merger is consummated; PROVIDED, HOWEVER, that Adobe and Frame shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement and the Registration Statement and any amendments or supplements thereto.

    Frame has agreed to pay Adobe a fee of $18,000,000 if (i) Adobe terminates the Merger Agreement because (A) the Frame Board has withdrawn, modified or changed in a manner adverse to Adobe its recommendation of the Merger or resolved to do so, (B) the Frame Board has taken a "neutral" position with respect to an Alternative Transaction, (C) a tender offer or exchange offer for 40% or more of the outstanding shares of Frame Common Stock has been commenced (other than by Adobe or an affiliate of Adobe), and within 10 business days of such commencement the Frame Board has not recommended that the shareholders of Frame not tender their shares in such tender or exchange offer, or (D) Frame has breached Section 4.02 ("No Solicitation") of the Merger Agreement; (ii) Adobe or Frame terminates the Merger Agreement because (A) the shareholders of Frame failed to approve the Merger Agreement and the Merger, and at the time of such termination, an Alternative Transaction, or a proxy statement and/or consent solicitation recommending an Alternative Transaction, has been published, or sent or given to Frame shareholders and not publicly withdrawn, or (B) the Frame Board has resolved to accept, accepted or recommended to the shareholders of Frame, a Superior Proposal; or (iii) at any time on or before April 30, 1996, an Alternative Transaction is consummated or Frame enters into an agreement contemplating an Alternative Transaction, in either case with a per share consideration having a greater nominal value than the per share consideration (determined as of the date hereof) to be received by Frame shareholders pursuant to the Merger.

CONTINUATION ARRANGEMENTS
    Pursuant to the terms of the Merger Agreement, Adobe has agreed to enter into Continuation Arrangements with each of the Frame's executive officers and with Mr. Corfield. Pursuant to such Continuation Arrangements, such persons will provide transition and/or ongoing services to Adobe or the surviving corporation, on a full-time or part-time basis as applicable, through March 31, 1997 (or, in the case of Messrs. Klaus and Kelly, until June 30 and September 30, 1997, respectively), subject to earlier termination in certain circumstances. Such Continuation Arrangements shall contain non-compete provisions applicable for the term of the consulting/employment arrangement. If a person subject to such Continuation Arrangements is terminated from full-time employment with Adobe or the surviving corporation following the Merger within the twelve month period following the Effective Time (or at any time in the case of Messrs. Klaus, Kelly or Donohue) other than: (A) as a result of such employee's voluntary termination (except for Messrs. Klaus, Kelly or Donohue) which is not in connection with (i) a reduction of such employee's salary, (ii) a significant diminution in such employee's status, responsibilities or duties, or (iii) such employee's constructive termination, or (B) as a result of death or disability of such employee, then such employee shall become a consultant to or part-time employee of Adobe or the surviving corporation and be entitled to receive payments equal to twelve months' base salary and one year's targeted bonus, net of all applicable withholding and similar taxes. Certain of the executive officers of Frame hold options to purchase Frame Common Stock that are subject to accelerated vesting of their exercisability upon the attainment of certain financial performance criteria. Such options, along with the other options outstanding under the Frame's employee stock plans will be assumed by Adobe in connection with the Merger and pursuant to the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger."

CONFIDENTIALITY AGREEMENT
    Adobe and Frame each has agreed to keep confidential, pursuant to the confidentiality agreement dated June 7, 1995, (the "Confidentiality Agreement"), information provided to the other party with respect to the business, financial condition, operations, assets and liabilities of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Merger and otherwise.

    In addition, the Confidentiality Agreement provides that for a period of 12 months after the date of a notice of termination of the Confidentiality Agreement, Adobe and its affiliates will not (and Adobe and its affiliates will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing by the Frame Board (i) acquire or agree, offer, seek or propose to acquire or cause to be acquired,

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
ownership of any of Frame's assets (other than in the ordinary course) or businesses or any voting securities issued by Frame, or any rights or options to acquire such ownership, including from a third party; (ii) make, or in any way participate in, any solicitation of proxies or consents with respect to any securities of Frame which are, or may be, entitled to vote in the election of Frame's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined in the Exchange Act) with respect to Frame; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of Frame's stock ledger, list of stockholders or other books and records; or call or attempt to call any meeting of the stockholders of Frame; or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters described in (i) or (ii) above; PROVIDED, HOWEVER, that the foregoing restrictions will not apply if (A) another person or entity (including Frame) shall have commenced a tender or exchange offer for more than 40% of Frame's securities or (B) another person or entity or Frame has made public disclosure of a transaction to acquire more than 40% of the securities of Frame.

AGREEMENTS OF FRAME AFFILIATES
    Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of Frame in connection with the Merger. Frame has delivered to Adobe a letter (the "Affiliate Letter") identifying all persons who are or may be deemed to be, at the time of the Frame Shareholders' Meeting, "affiliates" of Frame for purposes of Rule 145 under the Securities Act. Such Affiliate Letter may be further updated prior to the Effective Time. Frame has also agreed to use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter (each such person an "Affiliate") to deliver to Adobe, prior to the Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of Adobe Common Stock issued to the Affiliate in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Adobe, is otherwise exempt from registration under the Securities Act.

    In addition, all executive officers and directors of Frame have confirmed that they intend to vote their respective shares of Frame Common Stock in favor of the Merger. They have also agreed to restrict sales of such shares prior to and following the Merger to comply with the requirements of pooling-of-interests accounting treatment.

THE SHAREHOLDER VOTING AGREEMENT
    On June 22, 1995 in connection with the execution and delivery of the Merger Agreement, Adobe and Frame entered into a Voting Agreement (the "Voting Agreement") with Mr. Corfield. Pursuant to the Voting Agreement, Mr. Corfield has agreed to vote, and has granted to the members of the Adobe Board, and Adobe, and each of them, an irrevocable proxy to vote, all Frame Common Stock held or to be acquired by him (the "Proxy Shares") in favor of approval of the Merger Agreement and the Merger, against any proposal made in opposition to or in competition with consummation of the Merger, not in favor of any merger, consolidation, sale of assets, reorganization or recapitalization of Frame with any party other than Adobe or its affiliates and against any liquidation or winding up of Frame. Mr. Corfield has also agreed not to solicit or encourage any offer from any party concerning the possible disposition of all or a substantial portion of Frame's business, assets or capital stock. Further, Mr. Corfield is prohibited from disposing of or encumbering the Proxy Shares except to the extent the Proxy Shares (i) are encumbered by virtue of being held in a margin account with Alex. Brown & Sons Incorporated and (ii) are disposed of through foreclosure thereunder.

    The Voting Agreement also provides that Mr. Corfield will not in his capacity as a shareholder, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide information to, any entity or group, other than Adobe or its affiliates, concerning the sale of the Proxy Shares, or the issuance and sale of Frame Common Stock by Frame or, with respect to any merger or other business combination, any disposition or grant of an interest in a substantial asset or any similar transaction involving Frame. The Voting Agreement terminates upon notice by Adobe, the consummation of the Merger or 60 days after the Merger Agreement is terminated pursuant to its terms.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

    The following unaudited pro forma combined condensed financial statements assume a business combination between Adobe and Frame accounted for on a pooling of interests basis. The pro forma combined condensed financial statements are based on the historical financial statements and the notes thereto of Adobe, which are incorporated by reference in this Proxy Statement/Prospectus, and the supplemental consolidated financial statements and the notes thereto of Frame, which are included elsewhere in this Proxy Statement/Prospectus. The Adobe historical financial statement data as of June 2, 1995 and for the six months ended May 27, 1994 and June 2, 1995 and the Frame historical financial statement data as of June 30, 1995 and for the six months ended June 30, 1994 and 1995 have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The pro forma combined condensed consolidated balance sheet combines Adobe's June 2, 1995 condensed consolidated balance sheet with Frame's June 30, 1995 condensed supplemental consolidated balance sheet, giving effect to the Merger as if it had occurred on June 2, 1995. The pro forma combined condensed statements of income combine Adobe's historical condensed consolidated statements of income for the three fiscal years ended November 27, 1992, November 26, 1993 and November 25, 1994, respectively, and the unaudited six months ended May 27, 1994 and June 2, 1995 with the corresponding Frame condensed supplemental consolidated statements of operations for each of the three fiscal years ended December 31, 1992, 1993 and 1994 and the unaudited six months ended June 30, 1994 and 1995, respectively giving effect to the Merger as if it had occurred on November 30, 1991.

    On July 28, 1995, Frame acquired Mastersoft, a developer of file conversion, viewing and document comparison software for original equipment manufacturers and end users through a pooling of interests. Accordingly, Frame's supplemental consolidated financial statements have been prepared to include the results of operations, financial position and cash flows of Mastersoft for all periods presented.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined company.

    Adobe and Frame estimate that they will incur direct transaction costs of approximately $13.5 million associated with the Merger which will be charged to operations during the quarter ending December 1, 1995. In addition, it is expected that following the Merger, Adobe will incur a restructuring charge to operations, currently estimated to be between $15.0 million and $25.0 million in the quarter ending December 1, 1995 to reflect costs associated with combining the two companies. This amount is a preliminary estimate only and is therefore subject to change. There can be no assurance that Adobe will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in their efforts to integrate the operations of the two companies. The costs in connection with the Mastersoft Acquisition are not anticipated to be significant.

    These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Adobe and the supplemental consolidated financial statements and the notes thereto of Frame included or incorporated by reference herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                   ADOBE
                                  SYSTEMS      FRAME TECHNOLOGY       ADOBE/       PRO FORMA
                                INCORPORATED   CORPORATION JUNE       FRAME         COMBINED
                                  JUNE 2,             30,           PRO FORMA       JUNE 2,
                                    1995             1995          ADJUSTMENTS        1995
                                ------------   -----------------   ------------   ------------
            ASSETS
Current assets:
  Cash and cash equivalents...    $129,339          $ 9,001           --            $138,340
  Short-term investments......     314,025           37,713           --             351,738
  Receivables.................      91,523           15,609           --             107,132
  Inventories.................       6,339            1,247           --               7,586
  Other current assets........       9,547            4,906           --              14,453
  Deferred income taxes.......      18,472          --             $  2,880(5)        21,352
                                ------------       --------        ------------   ------------
Total current assets..........     569,245           68,476           2,880          640,601
Property and equipment........      44,119            8,780           --              52,899
Other assets..................      86,782            6,900           --              93,682
Deferred income taxes.........      10,226          --                1,940(3)        12,166
                                ------------       --------        ------------   ------------
                                  $710,372          $84,156        $  4,820         $799,348
                                ------------       --------        ------------   ------------
                                ------------       --------        ------------   ------------

LIABILITIES AND SHAREHOLDERS'
            EQUITY
Current liabilities:
  Trade and other payables....    $ 21,721          $ 4,578           --            $ 26,299
  Accrued expenses............      94,383            9,358           --             103,741
  Accrued merger transaction
   and restructuring costs....      --              --             $ 38,500(3)        38,500
  Income taxes payable........      13,611            2,588          (7,310)(3)        8,889
  Deferred revenue............       7,738            8,011                           15,749
                                ------------       --------        ------------   ------------
Total current liabilities.....     137,453           24,535          31,190          193,178
                                ------------       --------        ------------   ------------
Put warrants..................       3,447          --                --               3,447
Shareholders' equity:
  Preferred stock.............      --              --                --              --
  Common stock................     189,650           61,102           1,100(5)       251,852
  Retained earnings
   (accumulated deficit)......     381,620           (1,547)          1,780(5)       352,603
                                                                    (29,250)(3)
  Unrealized gains on
   investments................       1,480               66                            1,546
  Cumulative foreign currency
   translation adjustments....      (3,278)         --                                (3,278)
                                ------------       --------        ------------   ------------
Total shareholders' equity....     569,472           59,621         (26,370)         602,723
                                ------------       --------        ------------   ------------
                                  $710,372           84,156        $  4,820          799,348
                                ------------       --------        ------------   ------------
                                ------------       --------        ------------   ------------

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   ADOBE        FRAME
                                  SYSTEMS     TECHNOLOGY                  PRO FORMA
                                INCORPORATED  CORPORATION                 COMBINED
                                YEAR ENDED    YEAR ENDED                 YEAR ENDED
                                 NOVEMBER      DECEMBER                   NOVEMBER
                                    27,          31,        PRO FORMA        27,
                                   1992          1992      ADJUSTMENTS      1992
                                -----------   ----------   -----------   -----------
Revenue:
  Licensing...................    $152,701       --            --          $152,701
  Application products........     287,362      $79,968        --           367,330
                                -----------   ----------        -----    -----------
      Total revenue...........     440,063       79,968        --           520,031
Direct costs..................      87,871       11,854        --            99,725
                                -----------   ----------        -----    -----------
Gross margin..................     352,192       68,114        --           420,306
                                -----------   ----------        -----    -----------
Operating expenses:
  Software development costs:
    Research and
     development..............      65,181       14,862        --            80,043
    Amortization of
     capitalized software
     development costs              10,128          829        --            10,957
  Sales, marketing and
   customer support...........     145,748       34,529        --           180,277
  General and
   administrative.............      50,344        8,492        --            58,836
  Write-off of acquired in
   process research and
   development................       6,325       --            --             6,325
                                -----------   ----------        -----    -----------
      Total operating
      expenses................     277,726       58,712        --           336,438
                                -----------   ----------        -----    -----------
Operating income..............      74,466        9,402        --            83,868
Nonoperating income (expense):
  Interest, investment and
   other income...............      10,982        1,131        --            12,113
  Loss on real estate
   partnership................      (6,000)      --            --            (6,000)
                                -----------   ----------        -----    -----------
Income before income taxes....      79,448       10,533        --            89,981
Income tax provision..........      29,059        3,258        --            32,317
                                -----------   ----------        -----    -----------
Net income....................    $ 50,389      $ 7,275        --          $ 57,664
                                -----------   ----------        -----    -----------
                                -----------   ----------        -----    -----------
Net income per share..........    $   0.82      $  0.51                    $   0.84
                                -----------   ----------                 -----------
                                -----------   ----------                 -----------
Shares used in computing net
 income per share.............      61,193       14,366                      68,663
                                -----------   ----------                 -----------
                                -----------   ----------                 -----------

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   ADOBE
                                  SYSTEMS        FRAME                       PRO FORMA
                                INCORPORATED  TECHNOLOGY                     COMBINED
                                YEAR ENDED    CORPORATION                   YEAR ENDED
                                 NOVEMBER     YEAR ENDED                     NOVEMBER
                                    26,        DECEMBER       PRO FORMA         26,
                                   1993        31, 1993      ADJUSTMENTS       1993
                                -----------   -----------   -------------   -----------
Revenue:
  Licensing...................    $146,176        --            --            $146,176
  Application products........     374,061      $ 59,866        --             433,927
                                -----------   -----------   -------------   -----------
      Total revenue...........     520,237        59,866        --             580,103
Direct costs..................      96,638        11,154        --             107,792
                                -----------   -----------   -------------   -----------
Gross margin..................     423,599        48,712        --             472,311
                                -----------   -----------   -------------   -----------
Operating expenses:
  Software development costs:
    Research and
     development..............      86,727        13,473        --             100,200
    Amortization of
     capitalized software
     development costs........      10,208           290        --              10,498
  Sales, marketing and
   customer support...........     170,945        36,001        --             206,946
  General and
   administrative.............      59,203         6,845        --              66,048
  Write-off of acquired in
   process research and
   development................       4,285        --            --               4,285
  Restructuring and other
   charges....................      --            25,800        --              25,800
                                -----------   -----------   -------------   -----------
      Total operating
      expenses................     331,368        82,409        --             413,777
                                -----------   -----------   -------------   -----------
Operating income (loss).......      92,231       (33,697)       --              58,534
Interest, investment and other
 income.......................      12,829           995        --              13,824
                                -----------   -----------   -------------   -----------
Income (loss) before income
 taxes........................     105,060       (32,702)       --              72,358
Income tax provision
 (benefit)....................      38,515          (310)     $ (6,616)(5)      31,589
                                -----------   -----------   -------------   -----------
Net income (loss).............    $ 66,545      $(32,392)     $  6,616        $ 40,769
                                -----------   -----------   -------------   -----------
                                -----------   -----------   -------------   -----------
Net income (loss) per share...    $   1.11      $  (2.21)                     $   0.60
                                -----------   -----------                   -----------
                                -----------   -----------                   -----------
Shares used in computing net
 income (loss) per share......      60,144        14,644                        68,252
                                -----------   -----------                   -----------
                                -----------   -----------                   -----------

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   ADOBE         FRAME
                                  SYSTEMS     TECHNOLOGY                   PRO FORMA
                                INCORPORATED  CORPORATION                  COMBINED
                                YEAR ENDED    YEAR ENDED                  YEAR ENDED
                                 NOVEMBER      DECEMBER                    NOVEMBER
                                    25,           31,        PRO FORMA        25,
                                   1994          1994       ADJUSTMENTS      1994
                                -----------   -----------   -----------   -----------
Revenue:
  Licensing...................    $156,652        --            --          $156,652
  Application products........     441,120      $ 77,845        --           518,965
                                -----------   -----------   -----------   -----------
      Total revenue (a).......     597,772        77,845        --           675,617
Direct costs..................     111,810        10,213        --           122,023
                                -----------   -----------   -----------   -----------
Gross margin (a)..............     485,962        67,632        --           553,594
                                -----------   -----------   -----------   -----------
Operating expenses:
  Software development costs:
    Research and
     development..............      98,995        14,802        --           113,797
    Amortization of
     capitalized software
     development costs........      13,316         1,013        --            14,329
  Sales, marketing and
   customer support...........     200,993        33,778        --           234,771
  General and
   administrative.............      54,021         6,510        --            60,531
  Write-off of acquired in
   process research and
   development................      15,469        --            --            15,469
  Merger transaction and
   restructuring costs (b)....      72,183        --            --            72,183
                                -----------   -----------   -----------   -----------
      Total operating
      expenses................     454,977        56,103        --           511,080
                                -----------   -----------   -----------   -----------
Operating income..............      30,985        11,529        --            42,514
Interest, investment and other
 income.......................       9,012         1,420        --            10,432
                                -----------   -----------   -----------   -----------
Income before income taxes....      39,997        12,949        --            52,946
Income tax provision..........      33,688         1,079      $  2,297(5)     37,064
                                -----------   -----------   -----------   -----------
Net income....................    $  6,309      $ 11,870      $ (2,297)     $ 15,882
                                -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------
Net income per share..........    $   0.10      $   0.70                    $   0.23
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------
Shares used in computing net
 income per share.............      61,620        16,851                      70,383
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------

------------------------------
(a) In connection with the merger with Aldus, Adobe discontinued marketing two products, FreeHand and PhotoStyler, which generated aggregate revenue and gross margin of $53.2 million and $35.4 million, respectively, in 1994.
(b) Reflects incremental costs incurred in connection with the merger with Aldus.

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   ADOBE         FRAME
                                  SYSTEMS     TECHNOLOGY                   PRO FORMA
                                INCORPORATED  CORPORATION                  COMBINED
                                SIX MONTHS    SIX MONTHS                  SIX MONTHS
                                   ENDED         ENDED                       ENDED
                                  MAY 27,      JUNE 30,      PRO FORMA      MAY 27,
                                   1994          1994       ADJUSTMENTS      1994
                                -----------   -----------   -----------   -----------
Revenue:
  Licensing...................    $ 76,583        --            --          $ 76,583
  Application products........     209,102      $ 35,671        --           244,773
                                -----------   -----------   -----------   -----------
      Total revenue (a).......     285,685        35,671        --           321,356
Direct costs..................      53,899         5,022        --            58,921
                                -----------   -----------   -----------   -----------
Gross margin (a)..............     231,786        30,649        --           262,435
                                -----------   -----------   -----------   -----------
Operating expenses:
  Software development costs:
    Research and
     development..............      45,184         6,709        --            51,893
    Amortization of
     capitalized software
     development costs........       6,773           344        --             7,117
  Sales, marketing and
   customer support...........      97,118        16,338        --           113,456
  General and
   administrative.............      26,140         2,819        --            28,959
  Write-off of acquired in
   process research and
   development................       3,045        --            --             3,045
                                -----------   -----------   -----------   -----------
      Total operating
      expenses................     178,260        26,210        --           204,470
                                -----------   -----------   -----------   -----------
Operating income..............      53,526         4,439        --            57,965
Interest, investment and other
 income.......................       3,868           566        --             4,434
                                -----------   -----------   -----------   -----------
Income before income taxes....      57,394         5,005        --            62,399
Income tax provision..........      20,995           403      $  1,349(5)     22,747
                                -----------   -----------   -----------   -----------
Net income....................    $ 36,399      $  4,602      $ (1,349)     $ 39,652
                                -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------
Net income per share..........    $   0.59      $   0.28                    $   0.57
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------
Shares used in computing net
 income per share.............      61,529        16,341                      70,026
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------

------------------------------
(a) In connection with the merger with Aldus, Adobe discontinued marketing two products, FreeHand and PhotoStyler, which generated aggregate revenue and gross margin of $30.4 million and $20.0 million, respectively, during the six months ended May 27, 1994.

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   ADOBE         FRAME
                                  SYSTEMS     TECHNOLOGY                   PRO FORMA
                                INCORPORATED  CORPORATION                  COMBINED
                                SIX MONTHS    SIX MONTHS                  SIX MONTHS
                                   ENDED         ENDED                       ENDED
                                  JUNE 2,      JUNE 30,      PRO FORMA      JUNE 2,
                                   1995          1995       ADJUSTMENTS      1995
                                -----------   -----------   -----------   -----------
Revenue:
  Licensing...................    $ 91,395        --            --          $ 91,395
  Application products........     245,189      $ 46,575        --           291,764
                                -----------   -----------   -----------   -----------
      Total revenue...........     336,584        46,575        --           383,159
Direct costs..................      63,555         6,088        --            69,643
                                -----------   -----------   -----------   -----------
Gross margin..................     273,029        40,487        --           313,516
                                -----------   -----------   -----------   -----------
Operating expenses:
  Software development costs:
    Research and
     development..............      52,862         8,840        --            61,702
    Amortization of
     capitalized software
     development costs........       5,155           780        --             5,935
  Sales, marketing and
   customer support...........      95,288        18,868        --           114,156
  General and
   administrative.............      23,666         3,327        --            26,993
                                -----------   -----------   -----------   -----------
      Total operating
      expenses................     176,971        31,815        --           208,786
                                -----------   -----------   -----------   -----------
Operating income..............      96,058         8,672        --           104,730
Interest, investment and other
 income.......................      12,274         1,035        --            13,309
                                -----------   -----------   -----------   -----------
Income before income taxes....     108,332         9,707        --           118,039
Income tax provision..........      40,080           859      $  2,538(5)     43,477
                                -----------   -----------   -----------   -----------
Net income....................    $ 68,252      $  8,848      $ (2,538)     $ 74,562
                                -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------
Net income per share..........    $   1.04      $   0.50                    $   1.00
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------
Shares used in computing net
 income per share.............      65,343        17,765                      74,581
                                -----------   -----------                 -----------
                                -----------   -----------                 -----------

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1.  PERIODS COMBINED
    The Adobe statements of income for each of the years in the three-year period ended November 25, 1994 and the six months ended May 27, 1994 and June 2, 1995 have been combined with the Frame statements of operations for each of the years in the three-year period ended December 31, 1994 and the six months ended June 30, 1994 and June 30, 1995.

    The Adobe balance sheet as of June 2, 1995 has been combined with the Frame balance sheet as of June 30, 1995.

    On July 28, 1995, Frame acquired Mastersoft, a developer of file conversion, viewing and document comparison software for original equipment manufacturers and end users through a pooling of interests. Accordingly, Frame's supplemental consolidated financial statements have been prepared to include the results of operations, financial position and cash flows of Mastersoft.

NOTE 2.  PRO FORMA EARNINGS PER SHARE
    The pro forma combined condensed statements of income for Adobe and Frame have been prepared as if the Merger was completed at the beginning of the periods presented. The pro forma combined net income per share is based on the combined weighted average number of common and common equivalent shares of Adobe Common Stock and Frame Common Stock for each period, based on the exchange ratio of 0.52 shares of Adobe Common Stock for each share of Frame Common Stock.

NOTE 3.  BASIS OF PRESENTATION

    PRO FORMA BASIS OF PRESENTATION

    The pro forma combined condensed financial statements reflect the issuance of 8,459,868 shares of Adobe Common Stock in exchange for an aggregate of 16,268,977 shares of Frame Common Stock (outstanding as of June 30, 1995) in connection with the Merger based on the exchange ratio of 0.52 shares of Adobe Common Stock for every share of Frame Common Stock.

    The following table provides the pro forma share issuances in connection with the merger:

Frame Common Stock outstanding at June 30, 1995................  16,268,977
Exchange Ratio.................................................   0.52:1.00
                                                                 ----------
Number of shares of Adobe Common Stock exchanged...............   8,459,868
Number of shares of Adobe Common Stock outstanding at June 2,
 1995..........................................................  63,344,298
                                                                 ----------
Number of shares of Adobe Common Stock outstanding after
 completion of the Merger......................................  71,804,166
                                                                 ----------
                                                                 ----------

    The actual number of shares of Adobe Common Stock to be issued will be determined at the Effective Time based on the number of shares of Frame Common Stock outstanding at such time.

    MERGER TRANSACTION AND RESTRUCTURING COSTS

    Adobe and Frame estimate they will incur direct transaction costs of approximately $13.5 million associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated.

    In addition, it is expected that as a result of the Merger, the combined company will incur restructuring costs currently estimated to be between $15.0 million and $25.0 million. The restructuring costs will include severance and outplacement, and elimination of duplicate facilities, including cancellation of leases.

    The pro forma combined condensed balance sheet gives effect to such expenses as if they had been incurred as of June 2, 1995, but the effects of these costs have not been reflected in the pro forma combined condensed statements of income.

    The income tax effect of the merger transaction and restructuring costs has also been reflected as a pro forma adjustment.

NOTE 4.  CONFORMING ADJUSTMENTS
    There have been no adjustments required to conform the accounting policies of the combined company. Certain amounts for Frame have been reclassified to conform with Adobe's financial statement presentation. There have been no significant intercompany transactions.

NOTE 5.  PROVISION FOR INCOME TAXES
    Since Adobe plans to file consolidated tax returns which will include Frame's operations subsequent to the Effective Time, pro forma adjustments were made to reduce the valuation allowances previously provided by Frame in
connection  with  Frame's  loss  carryforward  generated  in  1993.  Adobe   has
determined that estimated combined future taxable income is sufficient to conclude that it is more likely than not that the tax benefit of the loss carryforwards will be realized.

    Mastersoft was subject to Subchapter S of the Internal Revenue Code and, accordingly, was not subject to income tax. Any additional pro forma income tax provisions assuming that Mastersoft was not subject to Subchapter S would be insignificant to the pro forma combined condensed statements of income.

                 FRAME MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE YEARS ENDED 1992, 1993 AND 1994

    The following table sets forth certain items from Frame's supplemental consolidated statements of operations as a percentage of net revenues for the periods indicated. The supplemental consolidated financial statements of Frame have been prepared to include the results of operations, financial position and cash flows of Mastersoft for all periods presented as a result of Frame's acquisition of Mastersoft in a pooling of interests transaction effective July 28, 1995.

                                                                              YEARS ENDED DECEMBER 31,
                                                                        -------------------------------------
                                                                           1992         1993         1994
                                                                        -----------  -----------  -----------
Net revenues:
  Product.............................................................       72.6%        59.9%        70.9%
  Maintenance.........................................................       14.5         23.5         19.4
  Services/other......................................................       12.9         16.6          9.7
                                                                            -----        -----        -----
    Total net revenues................................................      100.0        100.0        100.0
Costs and expenses:
  Cost of product revenues............................................        8.5          7.5          7.0
  Cost of maintenance revenues........................................        0.8          1.4          1.2
  Cost of services/other revenues.....................................        6.5         10.2          6.2
  Research and development............................................       18.6         22.5         19.0
  Sales and marketing.................................................       43.2         60.1         43.4
  Administrative and general..........................................       10.6         11.5          8.4
  Restructuring and other charges.....................................      --            43.1        --
                                                                            -----        -----        -----
    Total costs and expenses..........................................       88.2        156.3         85.2
                                                                            -----        -----        -----
Operating income (loss)...............................................       11.8        (56.3)        14.8
Interest income (expense), net........................................        1.4          1.7          1.8
                                                                            -----        -----        -----
Income (loss) before income taxes.....................................       13.2        (54.6)        16.6
Provision (benefit) for income taxes..................................        4.1         (0.5)         1.4
                                                                            -----        -----        -----
Net income (loss).....................................................        9.1%       (54.1) %      15.2%
                                                                            -----        -----        -----
                                                                            -----        -----        -----

    NET REVENUES. Total net revenues increased $17,979,000 or 30% in 1994 from 1993. Product revenues increased $19,317,000 or 54% in 1994 from 1993. These increases were primarily a result of increased acceptance of Frame's flagship product, FrameMaker-Registered Trademark-. In 1993, total net revenues decreased by $20,102,000 or 25% from 1992. Product revenues decreased $22,174,000 or 38% in 1993 from 1992. These decreases were primarily attributable to lower than expected worldwide product sales. Maintenance revenues increased by $1,046,000 or 7% and by $2,456,000 or 21% in 1994 and 1993, respectively, reflecting the growth in the customer installed base of products for which contract maintenance services are provided. Services/other revenues decreased $2,384,000 or 24% in 1994 from 1993. Beginning in the third quarter of 1993, the cost of the hardware revenue portion of services/ other revenues was classified as a reduction of services/other revenues. The cost of the hardware revenue portion of services/other revenues was $1,366,000 in the first six months of 1993. Had these hardware costs been classified as a reduction of services/other revenues during the first six months of 1993, services/other revenues would have decreased $1,018,000 or 12% in 1994 from 1993. These decreases were primarily due to lower product customization services revenue in 1994. Services/other revenues increased in 1993 by $3,316,000 or 50%, when excluding the $3,700,000 of nonrecurring OEM revenue from Digital Equipment Corporation ("Digital") recognized in the first quarter of 1992. This increase was primarily due to higher product customization services revenue in 1993.

    COST OF PRODUCT REVENUES. Frame's cost of product revenues includes product packaging, documentation, media, royalties paid to third parties, and the amortization of capitalized software development costs. Cost of product revenues increased $943,000 or 21% in 1994 from 1993 primarily due to the increase in product revenues which was partially offset by lower direct material and product packaging costs. In 1993, cost of product revenues decreased by $2,384,000 or 35% from 1992 which was primarily attributable to lower product revenues. In 1994, cost of product revenues decreased as a percentage of product revenues to 10% from 12% in both 1993 and 1992, respectively, primarily due to lower direct material and product packaging costs of the Company's FrameMaker product, release 4, which began shipping in September 1993.

    COST OF MAINTENANCE REVENUES. Frame's cost of maintenance revenues includes labor associated with custom maintenance revenue and an allocable portion of manufacturing overhead. Cost of maintenance revenues increased $122,000 or 14% in 1994 over 1993 and $220,000 or 35% in 1993 over 1992, which increases were primarily attributable to the allocable costs to support the increase in maintenance revenues.

    COST OF SERVICES/OTHER REVENUES. Frame's cost of services/other revenues includes allocable labor-related expenses associated with product customization, training, and other services revenue. Cost of services/other revenues decreased $1,283,000 or 21% in 1994 from 1993 and increased $925,000 or 18% in 1993 over
1992. Beginning in the third quarter of 1993, the cost of the hardware revenue portion of services/other revenues was classified as a reduction of services/other revenues. The cost of the hardware revenue portion of services/other revenues was $1,366,000 in the first six months of 1993. Had these hardware costs been classified as a reduction of services/other revenues during 1993, cost of services/other revenues would have increased $83,000 or 2% in 1994 when compared to the corresponding period in 1993 primarily due to the allocable costs associated with product customization services. In 1993, the increase in such costs despite the lower level of services/other revenues in 1993 reflects Frame's recognition in 1992 of non-recurring revenues of approximately $3,700,000 in connection with the sale of a license and certain limited rights to Digital, for which there were no associated costs.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased $1,329,000 or 10% in 1994 from 1993 and decreased as a percentage of net revenues to 19% in 1994 from 23% in 1993. The dollar increase in 1994 is primarily due to an increased number of research and development personnel. In 1993, research and development expenses decreased $1,389,000 or 9% from 1992 and increased as a percentage of net revenues to 23% from 19% in 1992. This dollar decrease in 1993 was primarily due to reduced research and development personnel as a result of Frame's restructuring.

    Since 1990, Frame has capitalized certain software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. This statement requires Frame to capitalize software development costs once technological feasibility has been established. Capitalized development costs for a product are amortized on the basis of the greater of (i) each product's anticipated revenues or (ii) straight line over the remaining estimated economic life of the product and are charged to cost of product revenues commencing with the first customer shipment of the product. Frame capitalized approximately $1,820,000, $2,131,000, and $1,972,000 of internal software development expenses in 1994, 1993, and 1992, respectively, related to ongoing projects. Internal software development costs of $1,995,000 (see "-- Restructuring and Other Charges") were written off in 1993 due to write-downs to net realizable value.

    The amount of product development expenditures required to be capitalized under SFAS No. 86 in future periods is dependent both upon the level of expenditures incurred on projects that meet the feasibility tests specified in SFAS No. 86 and upon the timing of release of the completed products to Frame's customers. Accordingly, amounts required to be capitalized may vary significantly from period to period and could increase or decrease as a percentage of total research and development expenditures.

    SALES AND MARKETING. Sales and marketing expenses decreased $2,223,000 or 6% in 1994 from 1993 which reflects the reduction in sales and marketing programs in the first half of 1994 and reductions in sales and marketing personnel as a result of the Company re-evaluating and re-directing its marketing and distribution strategy as a part of the 1993 restructuring. In 1993, sales and marketing expenses increased by $1,472,000 or 4% over 1992 which reflected the increased sales and marketing programs primarily in the first two quarters of 1993 partially offset by reductions in sales and marketing personnel during the last two quarters of 1993. Sales and marketing expenses as a percentage of net revenues were 43% in 1994 and were 60% and 43% in 1993 and 1992, respectively. This higher percentage in 1993 reflects the relatively fixed nature of such costs within a given quarter. Should revenues fall short of expectations, as occurred in the first three quarters of 1993, such costs cannot be adjusted substantially within the periods and operating results are adversely affected as such costs are compared to lower revenue levels.

    ADMINISTRATIVE AND GENERAL. Administrative and general expenses decreased $335,000 or 5% in 1994 from 1993 and $1,647,000 or 19% in 1993 from 1992 and decreased as a percentage of net revenues to 8% in 1994 from 11% in both 1993 and 1992 primarily due to decreased administrative personnel as a result of the restructuring in 1993. In addition, administrative and general expenses in 1992 reflected costs of approximately $600,000 associated with the acquisition of Datalogics, Inc. in August 1992.

    RESTRUCTURING AND OTHER CHARGES. Due to lower than anticipated revenues experienced in the first three quarters of 1993, Frame undertook certain restructuring measures primarily related to reducing the size and scope of its operations and re-evaluating and re-directing its product and distribution strategies, resulting in restructuring and other charges totalling $25,800,000. In connection with reducing the size and scope of its operations, Frame incurred charges of $4,300,000 for severance and other costs associated with terminated employees, for retention costs for remaining employees and for anticipated future rental payments on vacated facilities. In addition, Frame incurred charges of $11,700,000 related primarily to the write-off of investments in companies with which Frame is no longer pursuing cooperative product development efforts, and the write-off of purchased software related to products or features which Frame no longer plans to utilize at this time. Also included in the restructuring charges are the charges Frame incurred in connection with reshaping its foreign distribution strategy primarily in Japan. In addition to the restructuring charges, Frame incurred other charges related to the restructuring totalling approximately $9,800,000 which consist primarily of $3,100,000 related to the write-off of capitalized software and $4,600,000 related to the write-off of obsolete inventory and equipment and the settlement of certain contingencies. Of the $25,800,000 total restructuring and other charges, $12,800,000 resulted from the write-off of assets and $13,000,000 involve cash outflows of which $8,300,000 were future cash outflows as of December 31, 1993.

    During the second quarter of 1994, the results of the settlement of certain contingencies and the reshaping of its foreign distribution in Japan were more favorable than expected by approximately $2,200,000. However, these amounts were offset by increased estimates of costs related to facilities previously vacated and Frame's decision in the second quarter to significantly curtail its Irish operations resulting in a charge for termination costs, vacated facilities and fixed asset write-offs. Of the $8,300,000 accrued at December 31, 1993, Frame paid during 1994 approximately $1,600,000 of salary costs, $885,000 for the settlement of certain contingencies and $2,600,000 related to reshaping its foreign distribution in Japan, the curtailment of the Irish operations, lease payments for vacated facilities and other charges.

    INTEREST INCOME (EXPENSE), NET. In 1994, interest income, net increased by $425,000 over 1993 to $1,420,000. The increase in interest income was primarily due to higher average invested cash balances and higher interest rates when compared to 1993. Interest expense decreased in 1994 from 1993 primarily due to a decrease in the capital lease obligations outstanding. In 1993, interest income, net decreased by $136,000 from 1992 to $995,000. This decrease was primarily the result of lower average invested cash balances and lower interest rates when compared to 1992. Frame completed an initial public offering in February 1992 and a second public offering in June 1992, which collectively raised approximately $37.4 million, net of issuance costs.

    PROVISION (BENEFIT) FOR INCOME TAXES. Frame's provision for income taxes was $1,079,000 for 1994 compared to a benefit of $310,000 for 1993 and a provision of $3,258,000 in 1992. The benefit for income taxes in 1993 was limited to $310,000 due to uncertainty regarding realization of operating loss carryforwards, tax credit carryforwards, and temporary differences between the tax bases of assets and liabilities and their reported amounts. Frame's effective income tax rate was 8% in 1994 and 31% in 1992. The decrease in rates is primarily due to the tax benefits from the realization of operating loss carryforwards and tax credit carryforwards.

    Frame adopted  Statement of  Financial Accounting  Standards No.  109  (SFAS
109), "Accounting for Income Taxes," effective January 1, 1993 retroactive to 1989. Prior year financial statements were not restated since the effect of restating such financial statements would not be material.

LIQUIDITY AND CAPITAL RESOURCES

    Cash, cash equivalents, and short-term investments increased to $44,408,000 at December 31, 1994 from $35,729,000 at December 31, 1993. This increase was a result of $14,194,000 provided by operating activities and $818,000 provided by financing activities which were offset by cash used in investing activities of $11,716,000 which includes the purchase of equipment, furniture and leasehold improvements of $4,204,000 and the increase of capitalized software of $1,820,000. Cash, cash equivalents and short-term investments decreased to $35,729,000 at December 31, 1993 from $44,542,000 at December 31, 1992. This decrease primarily reflected the reduced cash of $2,493,000 provided by operating activities as a result of the large net operating loss which more than offset significant reductions in accounts receivable balances, and cash used in investing activities of $14,419,000 which included the purchase of equipment and furniture of $2,524,000, the increase in capitalized software of $2,556,000, and investments of $4,750,000 in other companies.

    Frame has entered into several lease arrangements for the acquisition of capital assets. The terms of the leases typically range from two to five years. Most leases allow Frame to elect to either return or purchase the asset at the end of the lease period for its then fair market value. Currently, interest rates on the leases vary from approximately 4% to 18%, depending on the asset financed. Principal payments on capital lease obligations were $668,000 in 1994, $1,149,000 in 1993, and $1,295,000 in 1992. Capital expenditures were approximately $4,204,000, $2,524,000, and $3,370,000 in 1994, 1993, and 1992,
respectively.

    With respect to the approximately $3,700,000 in revenues which Frame recognized in the first quarter of 1992 in connection with the sale of a license and certain limited rights to Digital, Digital paid to Frame $1,333,000 in the third quarter of 1992. The balance of this receivable was realized by Frame during 1993 when the receivables were sold to a financing company.

    At December 31, 1994, Frame's principal sources of liquidity included cash, cash equivalents, and short-term investments of $44,408,000 and working capital of $35,825,000. Frame also has a $10,000,000 line of credit with a bank that expires in August 1996. Frame believes that its existing sources of liquidity and anticipated funds from operations will satisfy Frame's projected working capital and capital expenditure requirements through at least the next twelve months.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995

    The following table sets forth certain items from Frame's supplemental consolidated statements of income as a percentage of net revenues for the periods indicated:

                                                                                     SIX MONTHS ENDED JUNE
                                                                                              30,
                                                                                    ------------------------
                                                                                       1994         1995
                                                                                    -----------  -----------
Net revenues:
  Product.........................................................................       68.2%        74.1%
  Maintenance.....................................................................       21.0         17.3
  Services/other..................................................................       10.8          8.6
                                                                                        -----        -----
    Total net revenues............................................................      100.0        100.0
Costs and expenses:
  Cost of product revenues........................................................        7.0          7.2
  Cost of maintenance revenues....................................................        1.3          1.7
  Cost of services/other revenues.................................................        6.8          5.9
  Research and development........................................................       18.8         19.0
  Sales and marketing.............................................................       45.8         40.5
  Administrative and general......................................................        7.9          7.1
                                                                                        -----        -----
    Total costs and expenses......................................................       87.6         81.4
                                                                                        -----        -----
Operating income..................................................................       12.4         18.6
Interest income (expense), net....................................................        1.6          2.2
                                                                                        -----        -----
Income before income taxes........................................................       14.0         20.8
Provision for income taxes........................................................        1.1          1.8
                                                                                        -----        -----
Net income........................................................................       12.9%        19.0%
                                                                                        -----        -----
                                                                                        -----        -----

    NET REVENUES. Total net revenues increased by $10,904,000 or 31% in the first six months of 1995 from the same period of 1994. Product revenues increased $10,178,000 or 42% in the first six months of 1995 compared to the corresponding period in 1994. These increases in product revenues were primarily due to continued acceptance of Frame's flagship product, FrameMaker, of which FrameMaker-Registered Trademark-, release 5, began shipping in June 1995. Maintenance revenue increased $558,000 or 7% in the first six months of 1995 when compared to the same period in 1994 reflecting the increasing customer installed base of products for which maintenance contracts are provided as well as maintaining a consistent level of support renewals. Services/other revenues increased $168,000 or 4% in the first six months of 1995 primarily due to higher product customization services revenue in the first half of 1995 compared to 1994.

    COST OF PRODUCT REVENUES. Frame's cost of product revenues includes product packaging, documentation, media, royalties paid to third parties and the amortization of capitalized software development costs. Cost of product revenues increased by $831,000 or 33% in the first six months of 1995 when compared to the same period in 1994 primarily due to the increase in product revenues. Cost of product revenues remained relatively flat as a percentage of product revenues at 10% in the first six months of 1995 when compared to the corresponding period in 1994.

    COST OF MAINTENANCE REVENUES. Frame's cost of maintenance revenues includes labor associated with custom maintenance revenue and an allocable portion of manufacturing overhead. Cost of maintenance revenues increased $343,000 or 78% in the first six months of 1995 when compared to the corresponding periods in 1994. Cost of maintenance revenues increased as a percentage of maintenance revenues to 10% from 6% in the first six months of 1995 when compared to the corresponding period in 1994. These increases in costs are primarily due to a change in the mix of maintenance revenues toward a greater proportion of systems maintenance contracts, which have higher allocable costs than FrameMaker support contracts.

    COST OF SERVICES/OTHER REVENUES. Frame's cost of services/other revenues includes allocable labor-related expenses associated with product customization, training, and other services revenue. Cost of services/other revenues increased $328,000 or 14% in the first six months of 1995 when compared to the corresponding period in 1994. Cost of services/other revenues increased as a percentage of services/other revenues to 68% from 63% in the first six months of 1995 when compared to the corresponding period in 1994. These increases in costs are primarily due to increased allocable costs associated with product customization services.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased $2,131,000 or 32% in the first six months of 1995 when compared to the same period in 1994 and remained flat as a percentage of net revenues at 19% for the first six months of 1995 when compared to the same period in the prior year. This dollar increase in the first six months of 1995 is primarily due to an increased number of research and development personnel including those located in Bellevue, Washington which resulted from the acquisition of Curo Technology International, Inc. in August 1994 and increased research and development expenses related to new products.

    SALES AND MARKETING. Sales and marketing expenses increased $2,530,000 or 15% in the first six months of 1995 from the same period of 1994. Sales and marketing expenses as a percentage of net revenues decreased to 41% from 46% in the first six months of 1995 from the same period in 1994.The dollar increase in the second quarter and first six months in 1995 is primarily due to an increase in sales and marketing programs including those related to the launch of FrameMaker, release 5, which began shipping in June 1995. Although expenses increased in dollars, the decrease as a percentage of net revenue is primarily due to the expenses being compared to a lower revenue level in prior periods.

    ADMINISTRATIVE AND GENERAL. Administrative and general expenses increased by $508,000 or 18% in the first six months of 1995 when compared to the same period in 1994 and decreased as a percentage of net revenues to 7% from 8% in the first six months of 1995 when compared to the same period in the prior year. These dollar increases are primarily due to increased administrative personnel to support the growing business. Although expenses increased in dollars, the decrease as a percentage of net revenue is primarily due to the expenses being compared to a lower revenue level in prior periods.

    INTEREST INCOME (EXPENSE), NET. Interest income (expense), net increased by $469,000 or 83% in the first six months of 1995 as compared to the same period of 1994. These increases were primarily the result of higher average invested cash balances and higher interest rates on investments when compared to the same periods of the prior year.

    PROVISION FOR INCOME TAXES. Frame's effective income tax rates were 9% and 8% in the first two quarters of 1995 and 1994, respectively. These differ from the U.S. federal statutory rate of 35% primarily due to the operating loss and tax credit carryforwards utilized and the tax benefit from Frame's Ireland operations which are taxed at a rate below the federal statutory rate.

    QUARTERLY FLUCTUATIONS. Frame has experienced significant quarterly fluctuations in operating results and anticipates that these fluctuations may continue. These fluctuations have been caused by a number of factors including the timing of OEM revenues, the introduction of new versions of Frame's products and associated costs, the timing of sales and marketing and research and development expenditures, and restructuring and other charges. When new releases of its FrameMaker products are introduced, there can be no assurance that such new versions will achieve market acceptance or that their introductions will not adversely affect sales of Frame's current products. Frame began shipping its FrameMaker, release 5, in June 1995. Future operating results may fluctuate as a result of these and other factors, including Frame's ability to continue to develop innovative products, the introduction of new products by Frame's competitors, Frame's product and customer mix, the level of competition and the pendency of the proposed Merger with Adobe which is currently expected to close in September 1995, subject to Frame's shareholder approval and certain other conditions. In addition, Frame's operating results may be influenced by seasonality and overall trends in the economy. Further, Frame historically has operated with little backlog and, as a result, net revenues in any quarter are dependent on orders booked and shipped in that quarter. A significant portion of Frame's operating expenses are relatively fixed and planned expenditures are based primarily on sales forecasts. If revenues do not meet Frame's expectations in any given period, the adverse impact on net income may be magnified by Frame's inability to adjust spending quickly enough to compensate for a revenue shortfall.

    Due  to  the  factors  noted  above  and  elsewhere  in  Frame  Management's
Discussion  and  Analysis  of  Financial Condition  and  Results  of Operations,
Frame's future earnings and stock price may be subject to significant volatility. Past financial performance should not be considered a reliable indicator of performance for any future period and investors should not use historical trends to anticipate future results or trends. Any shortfall in revenues or earnings from the levels anticipated by securities analysts could have an immediate and significant effect on the trading price of Frame's common stock in any given period. Additionally, Frame may not learn of such shortfalls until late in a fiscal quarter, which could result in an even more immediate and adverse effect on the trading price of Frame's common stock. Further, Frame participates in a highly dynamic industry which often results in volatility of Frame's common stock price. Finally, during the pendency of the proposed Merger with Adobe, Frame's stock price can be expected to fluctuate with Adobe's stock price and based on the market's expectations regarding the timing of the Merger and the several conditions to its consummation.

LIQUIDITY AND CAPITAL RESOURCES

    Cash, cash equivalents, and short-term investments increased to $46,714,000 at June 30, 1995 from $44,408,000 at December 31, 1994. This increase was primarily due to $5,748,000 provided by operating activities and $979,000 provided by financing activities which were offset by cash used in investing activities of $12,123,000 which includes the purchase of furniture and equipment of $2,998,000 and the increase in capitalized software of $1,375,000.

    While Frame has no material commitments, Frame anticipates that capital purchases and the expansion of Frame's facilities will require additional expenditures of approximately $2,500,000 through the end of 1995.

    As of June 30, 1995, Frame's principal sources of liquidity included cash, cash equivalents and short-term investments of $46,714,000 and working capital of $43,957,000. Frame also has a $10,000,000 line of credit with a bank. There were no borrowings outstanding against this line at June 30, 1995. Frame believes that its existing sources of liquidity and anticipated funds from operations will satisfy Frame's projected working capital and capital expenditure requirements through at least the next twelve months.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

    In the event that the Merger is consummated, former holders of shares of Frame Common Stock will, at the Effective Time, own shares of Adobe Common Stock.

    Since Adobe and Frame are both organized under the laws of the State of California, the rights and privileges of the stockholders of Adobe and Frame, respectively, are identical, except (i) to the extent that the Articles of Incorporation and By-laws of Adobe and Frame differ and (ii) for the rights and privileges of the holders of Adobe Common Stock arising under the Adobe Rights Plan. The following is a summary of the material differences between the rights of holders of Adobe Common Stock and the rights of holders of Frame Common Stock at the date hereof.

COMPARISON OF ARTICLES OF INCORPORATION AND BY-LAWS

    CUMULATIVE VOTING. The Adobe Articles are silent as to cumulative voting at elections of directors, but the Adobe Bylaws provide that shareholders of Adobe are not permitted to cumulate votes at any such election.

    The Frame Articles are also silent as to cumulative voting at elections of directors, but the Frame Bylaws provide that each shareholder of Frame entitled to vote at any such election may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute such shareholder's votes on the same principle among as many candidates as such shareholder thinks fit.

    CLASSIFICATION OF BOARD OF DIRECTORS. The Adobe Articles are silent as to classification of the Adobe Board, but the Adobe Bylaws provide for classification of the Adobe Board. The Adobe Board consists of two classes, with directors in each class serving staggered two-year terms.

    Neither the Frame Articles nor the Frame Bylaws provides for classification of the Frame Board.

    SHAREHOLDER ACTION BY WRITTEN CONSENT. The Adobe Bylaws provide that any action which may be taken at any meeting of shareholders of Adobe may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Adobe Bylaws provide further that, except to fill a vacancy occurring as a result of removal of a director, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

    The Frame Articles provide that no action may be taken by the shareholders of Frame by written consent.

    SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Adobe Bylaws provide that for business to be properly brought before a meeting of Adobe shareholders by one or more such shareholders, such shareholder or shareholders must give timely notice thereof in writing to the Secretary of Adobe. To be timely, a shareholder proposal (including director nominations) to be presented at an annual meeting must be received at Adobe's principal executive offices not less than 120 calendar days in advance of the date that Adobe's proxy statement was released to shareholders of Adobe in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, a shareholder proposal must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

    Neither the Frame Articles nor the Frame Bylaws contains a provision regarding shareholder notice to Frame of shareholder proposals or director nominations.

    NUMBER OF DIRECTORS. The Adobe Bylaws provide for a minimum of five and a maximum of eight directors, with the exact number fixed at eight, subject to change within the specified range by a bylaw duly adopted by the shareholders or by resolution of the Adobe Board. The minimum and maximum number of directors may only be changed by a bylaw duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote.

    The Frame Bylaws provide for a minimum of four and a maximum of seven directors, with the exact number fixed at five, subject to change within the specified range by a bylaw amendment duly adopted by the Frame Board. The minimum and maximum number of directors may only be changed by a bylaw amendment duly adopted by the shareholders of Frame.

    AMENDMENT OF THE BYLAWS. The Adobe Bylaws and the Frame Bylaws contain identical provisions with respect to amendment thereof, except that (i) the Adobe Bylaws also provide that the minimum and maximum number of Adobe directors may only be changed by a bylaw duly adopted by the affirmative vote of a majority of the outstanding shares of Adobe Common Stock entitled to vote, and
(ii) the Frame Bylaws also provide that a bylaw fixing the number of Frame directors, or specifying the minimum number of Frame directors in the case of a variable-number board, may not be amended to reduce such fixed number, or reduce such minimum fixed number to fewer than five, if the vote cast against such amendment at a meeting of Frame shareholders is equal to more than 16 2/3% of the outstanding shares entitled to vote.

CERTAIN CHARTER PROVISIONS

    Shares of preferred stock may be issued in the future by the combined company without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the board of directors of the combined company may determine. The rights of the holders of Adobe Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Adobe.

RIGHTS PLAN

    On July 11, 1990, the Board of Directors of Adobe adopted a Rights Agreement (the "Adobe Rights Agreement"), between Adobe and Manufacturers Harris Trust Company of California, as Rights Agent, pursuant to which Adobe distributed as a dividend to the holder of Adobe Common Stock one right for each share of Adobe Common Stock outstanding. The rights will also be attached to all future issuances of Adobe Common Stock prior to the Distribution Date (as defined below). When exercisable, each right (an "Adobe Right") will initially entitle the holder to purchase one share of Adobe Common Stock. The current exercise price of the Adobe Rights, as adjusted, is $115 per share, which is the amount that in the judgment of the Board of Directors represents the long-term value of the Adobe Common Stock (the "Adobe Exercise Price").

    Adobe Rights become exercisable on the earlier of: (i) the close of business on the tenth day following a public announcement by Adobe or any person or group (an "Acquiring Person") that such person or group has acquired, without the approval of the Board of Directors, beneficial ownership of 20% or more of outstanding Adobe Common Stock, or (ii) the tenth day (unless extended by the Board prior to the time a person becomes an Acquiring Person) following the commencement, or announcement of an intention to commence, by any person or group, of a tender offer which would result in such person owning 20% or more of the outstanding Adobe Common Stock (the earlier of such dates is referred to as the "Distribution Date"). Adobe Rights may be traded separately from the Adobe Common Stock once the Adobe Rights become exercisable.

    Until the Distribution Date, Adobe may, except with respect to the redemption price, amend the Adobe Rights in any manner (including an amendment that provides that the Adobe Rights shall become exercisable for shares or fractions of shares of preferred stock that are economically common stock equivalents). After the Distribution Date, Adobe may amend the Adobe Rights in any manner that does not adversely affect the interests of the holders of the Adobe Rights.

    The Adobe Exercise Price payable, and the number of shares of Adobe Common Stock or other securities or property issuable, upon exercise of the Adobe Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Adobe Common Stock, (ii) upon the grant to holders of the Adobe Common Stock or (iii) upon the distribution to holders of the Adobe Common Stock of evidences of indebtedness or assets (excluding dividends payable in Adobe Common Stock) or of subscription rights or warrants.

    The Adobe Rights themselves do not entitle the holder thereof to any voting rights. The Adobe Rights will expire ten years after the date of issuance, or July 23, 2000, unless earlier redeemed by Adobe as described below. The Adobe Rights are redeemable at a price of $0.01 per Adobe Right, by the vote of Adobe's Board of Directors at any time until the close of business on the tenth day following the date on which a person has become an Acquiring Person (the "Stock Acquisition Date"). After the Stock Acquisition Date, the Adobe Rights are also redeemable prior to any business combination in which all holders of Adobe Common Stock are treated alike and not involving (except as a holder of Adobe Common Stock treated like all other holders) an Acquiring Person.

    In the event that an Acquiring Person engages in certain self-dealing transactions with Adobe (as described below), or a person becomes the beneficial owner of 20% or more of the outstanding Adobe Common Stock other than pursuant to a Permitted Offer (defined below), each holder of an Adobe Right thereafter has the right to purchase, upon payment of the then current Adobe Exercise Price, such number of shares of Adobe Common Stock having a market value at the time of transaction equal to twice the Adobe Exercise Price. No fractional shares of Adobe Common Stock will be issued upon exercise of the Adobe Rights and, in lieu thereof, a payment in cash will be made to the holder of such Adobe Rights equal to the same fraction of the current market value of a share of Adobe Common Stock. If insufficient authorized but unissued shares of Adobe Common Stock are available for issuance, Adobe must deliver all the available shares of Adobe Common Stock and an amount of cash or other property of Adobe, so that the aggregate value received is equal to twice the Adobe Exercise Price. Adobe Rights held by the Acquiring Person will not be entitled to the benefit of such an adjustment.

    Self-dealing transactions are defined to include a merger of an Acquiring Person into Adobe in which the Adobe Common Stock remains outstanding and unchanged, the issuance of securities of Adobe to an Acquiring Person, the transfer of assets to an Acquiring Person on other than an arm's length basis, compensation to an Acquiring Person on a basis inconsistent with Adobe's past practice, a loan or provision of other financial assistance (except proportionately as a shareholder) to an Acquiring Person or the licensing, sale or other transfer of proprietary technology or know-how from Adobe to the Acquiring Person on terms not approved by the Board of Directors.

    A tender or exchange offer for all outstanding shares of Adobe Common Stock which is at a price and on terms determined by the Board of Directors to be both adequate and otherwise in the best interests of Adobe and its shareholders other than the Acquiring Person is a "Permitted Offer" under the Rights Plan.

    If Adobe is acquired by any person in a merger or other business combination transaction or 50% or more of its assets or earnings power are sold to any person after the Distribution Date, each holder of an Adobe Right shall thereafter have the right to purchase, upon payment of the then current Adobe Exercise Price, such number of shares of common stock of the acquiring company as has current market value equal to twice the Adobe Exercise Price. This provision would not apply to such a transaction consummated with a person who acquired shares pursuant to a Permitted Offer, if the price per share paid in such a transaction is not less than that paid pursuant to the Permitted Offer and the form of consideration being paid is the same as that paid in the Permitted Offer.

    In the event (i) any person or group becomes an Acquiring Person or (ii) any of the types of transactions, acquisitions or other events described above as self-dealing transactions occurs, the Adobe Board may require all or any portion of the outstanding Adobe Rights to be exchanged for Adobe Common Stock on a pro rata basis at the exchange ratio of one share of Adobe Common Stock per outstanding Adobe Right. However, any rights held by an Acquiring Person would not be entitled to participate in this exchange.

    The Adobe Rights have certain anti-takeover effects. The Adobe Rights will cause substantial dilution to a person or group that attempts to acquire Adobe on terms or in a manner not approved by Adobe's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Adobe Rights. The Adobe Rights, however, should not affect any prospective offeror willing to make an offer for all outstanding shares of Adobe Common Stock at a fair price and otherwise in the best interests of Adobe and its shareholders as determined by the Adobe Board, or affect any prospective offeror willing to negotiate with the Adobe Board of Directors.

    Frame does not have a rights plan.

                                    EXPERTS

    The consolidated financial statements of Adobe at November 25, 1994 and November 26, 1993, and for each of the years in the three-year period ended November 25, 1994, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon the reports of KPMG Peat Marwick LLP and Ernst & Young LLP, relating to the consolidated financial statements of Aldus Corporation at December 31, 1993 and for each of the two years in the period ended December 31, 1993, incorporated by reference herein, and given upon the authority of said firms as experts in accounting and auditing.

    The consolidated financial statements and supplemental consolidated financial statements of Frame at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included or incorporated by reference in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP as set forth in their reports thereon also included or incorporated by reference in the Proxy Statement/Prospectus, which, as to the year 1992 for Frame, are based in part on the reports of Deloitte & Touche LLP, independent auditors. Such financial statements have been included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Mastersoft at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference into this Proxy Statement/ Prospectus, have been audited by Ernst & Young LLP as set forth in their report thereon also incorporated by reference herein. Such financial statements have been incorporated by reference in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Adobe Common Stock issuable pursuant to the Merger will be passed upon for Adobe by Shearman & Sterling, San Francisco, California. Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California is acting as counsel for Frame in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

    The Frame Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Frame Board.

                             SHAREHOLDER PROPOSALS

    The date by which shareholder proposals must be received by Frame for inclusion in the proxy statement and the form of proxy for its 1996 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held, is December 5, 1995.

                          FRAME TECHNOLOGY CORPORATION

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors........................................................        F-2

Supplemental Consolidated Balance Sheets, December 31, 1993 and 1994 and June 30, 1995
 (unaudited)..........................................................................        F-3

Supplemental Consolidated Statements of Operations, Each of the Three Years in the
 Period Ended December 31, 1994 and Six Months Ended June 30, 1994 and 1995
 (unaudited)..........................................................................        F-4

Supplemental Consolidated Statements of Shareholders' Equity, Each of the Three Years
 in the Period Ended December 31, 1994 and Six Months Ended June 30, 1995
 (unaudited)..........................................................................        F-5

Supplemental Consolidated Statements of Cash Flows, Each of the Three Years in the
 Period Ended December 31, 1994 and Six Months Ended June 30, 1994 and 1995
 (unaudited)..........................................................................        F-6

Notes to Supplemental Consolidated Financial Statements...............................        F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Frame Technology Corporation

    We have audited the supplemental consolidated balance sheets of Frame Technology Corporation (formed as a result of the consolidation of Frame Technology Corporation and Mastersoft, Inc.) as of December 31, 1994 and 1993, and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. The supplemental consolidated financial statements give retroactive effect to the merger of Frame Technology Corporation and Mastersoft, Inc. on July 28, 1995, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Frame Technology Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the 1992 statements of operations, shareholders' equity or cash flows of Datalogics, Inc., a wholly owned subsidiary until December 31, 1993 when it was merged into the Company, which statement of operations reflects total revenues constituting 17% of the related 1992 consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Datalogics, Inc., is based solely on the report of other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits, and for the year 1992, the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Frame Technology Corporation at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive affect to the merger of Mastersoft, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
San Jose, California
May 31, 1995,
except for Note 13 as to which
the date is June 22, 1995

                          FRAME TECHNOLOGY CORPORATION
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                        DECEMBER 31,          JUNE 30,
                                                    ---------------------   ------------
                                                      1993        1994          1995
                                                    ---------   ---------   ------------
                                                                            (UNAUDITED)
                                                               (IN THOUSANDS)
                                         ASSETS
Current assets:
  Cash and cash equivalents.......................  $  11,101   $  14,397   $     9,001
  Short-term investments..........................     24,628      30,011        37,713
  Accounts receivable, net of allowance for
   doubtful accounts and distributor reserves of
   $1,887 in 1993, $1,892 in 1994 and $1,731 at
   June 30, 1995..................................     12,440      13,065        15,609
  Inventories.....................................        453         494         1,247
  Prepaid expenses and other current assets.......      1,659       3,553         4,906
                                                    ---------   ---------   ------------
    Total current assets..........................     50,281      61,520        68,476
Furniture and equipment, at cost:
  Machinery and equipment.........................     16,740      18,823        21,426
  Furniture and fixtures..........................      3,645       4,555         4,869
                                                    ---------   ---------   ------------
                                                       20,385      23,378        26,295
  Less accumulated depreciation...................     13,920      15,884        17,515
                                                    ---------   ---------   ------------
                                                        6,465       7,494         8,780
Capitalized software, less accumulated
 amortization of $2,504 in 1993, $3,517 in 1994
 and $4,297 at June 30, 1995......................      1,737       2,544         3,138
Other assets......................................        435       3,591         3,762
                                                    ---------   ---------   ------------
                                                    $  58,918   $  75,149   $    84,156
                                                    ---------   ---------   ------------
                                                    ---------   ---------   ------------

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................  $   2,238   $   3,290   $     4,531
  Accrued payroll and related expenses............      3,501       5,709         4,642
  Other accrued liabilities.......................      2,143       3,249         2,906
  Accrued restructuring and other charges.........      8,304       3,231         1,810
  Deferred revenue................................      6,916       8,330         8,011
  Income taxes payable............................        834       1,754         2,588
  Current obligations under capital leases........        668         132            31
                                                    ---------   ---------   ------------
    Total current liabilities.....................     24,604      25,695        24,519
Long-term obligations under capital leases........        138           6       --
Deferred income taxes.............................         16          16            16
Commitments and contingencies
Shareholders' equity:
  Convertible preferred stock, issuable in series;
   2,000 shares authorized, no shares issued and
   outstanding in 1993, 1994 or at June 30,
   1995...........................................     --          --           --
  Common stock, no par value; authorized 20,000
   shares, issued and outstanding 14,941 shares in
   1993; 15,845 shares in 1994; 16,269 shares at
   June 30, 1995..................................     53,890      58,726        61,102
  Unrealized gain(loss) on available-for-sale
   securities, net of taxes.......................     --            (189)           66
  Retained earnings (accumulated deficit).........    (19,730)     (9,105)       (1,547)
                                                    ---------   ---------   ------------
    Total shareholders' equity....................     34,160      49,432        59,621
                                                    ---------   ---------   ------------
                                                    $  58,918   $  75,149   $    84,156
                                                    ---------   ---------   ------------
                                                    ---------   ---------   ------------

                            See accompanying notes.

                          FRAME TECHNOLOGY CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,            JUNE 30,
                                                        --------------------------------  --------------------
                                                          1992        1993       1994       1994       1995
                                                        ---------  ----------  ---------  ---------  ---------
                                                                                              (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues:
  Product.............................................  $  58,035  $   35,861  $  55,178  $  24,312  $  34,490
  Maintenance.........................................     11,593      14,049     15,095      7,501      8,059
  Services/other......................................     10,340       9,956      7,572      3,858      4,026
                                                        ---------  ----------  ---------  ---------  ---------
  Total net revenues..................................     79,968      59,866     77,845     35,671     46,575
Costs and expenses:
  Cost of product revenues............................      6,858       4,474      5,417      2,504      3,335
  Cost of maintenance revenues........................        634         854        976        439        782
  Cost of services/other revenues.....................      5,191       6,116      4,833      2,423      2,751
  Research and development............................     14,862      13,473     14,802      6,709      8,840
  Sales and marketing.................................     34,529      36,001     33,778     16,338     18,868
  Administrative and general..........................      8,492       6,845      6,510      2,819      3,327
  Restructuring and other charges.....................     --          25,800     --         --         --
                                                        ---------  ----------  ---------  ---------  ---------
    Total costs and expenses..........................     70,566      93,563     66,316     31,232     37,903
                                                        ---------  ----------  ---------  ---------  ---------
Operating income (loss)...............................      9,402     (33,697)    11,529      4,439      8,672
Interest expense......................................       (230)       (225)       (55)       (36)       (14)
Interest income.......................................      1,361       1,220      1,475        602      1,049
                                                        ---------  ----------  ---------  ---------  ---------
Income (loss) before income taxes.....................     10,533     (32,702)    12,949      5,005      9,707
Provision (benefit) for income taxes..................      3,258        (310)     1,079        403        859
                                                        ---------  ----------  ---------  ---------  ---------
Net income (loss).....................................  $   7,275  $  (32,392) $  11,870  $   4,602  $   8,848
                                                        ---------  ----------  ---------  ---------  ---------
                                                        ---------  ----------  ---------  ---------  ---------
Net income (loss) per share...........................  $    0.51  $    (2.21) $    0.70  $    0.28  $    0.50
                                                        ---------  ----------  ---------  ---------  ---------
                                                        ---------  ----------  ---------  ---------  ---------
Shares used in computing per share amounts............     14,366      14,644     16,851     16,341     17,765
                                                        ---------  ----------  ---------  ---------  ---------
                                                        ---------  ----------  ---------  ---------  ---------

                            See accompanying notes.

                          FRAME TECHNOLOGY CORPORATION
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
            (AMOUNTS SUBSEQUENT TO DECEMBER 31, 1994 ARE UNAUDITED)

                                    CONVERTIBLE PREFERRED STOCK
                                   ------------------------------
                                                                                     UNREALIZED GAIN      RETAINED
                                      SERIES A        SERIES B      COMMON STOCK        (LOSS) ON         EARNINGS         TOTAL
                                   --------------  --------------  ---------------     MARKETABLE       (ACCUMULATED   SHAREHOLDERS'
                                   SHARES  AMOUNT  SHARES  AMOUNT  SHARES  AMOUNT      SECURITIES         DEFICIT)        EQUITY
                                   ------  ------  ------  ------  ------  -------  -----------------   ------------   -------------
                                                                            (IN THOUSANDS)
Balance at December 31, 1991.....  2,650   $3,061  5,714   $9,582   8,161  $   212  $     --              $  7,798        $20,653
  Issuance of common stock in
   initial public offering, net
   of issuance costs.............   --      --      --      --      1,769   22,200        --                --             22,200
  Conversion of preferred stock
   and warrants to common
   stock.........................  (2,650) (3,061) (5,714) (9,582)  2,913   12,643        --                --             --
  Issuance of common stock in
   second public offering, net of
   issuance costs................   --      --      --      --      1,028   15,167        --                --             15,167
  Income tax benefits realized
   from employee stock option
   exercises.....................   --      --      --      --       --      1,477        --                --              1,477
  Shares issued under employee
   stock purchase plan...........   --      --      --      --         36      433        --                --                433
  Exercise of stock options......   --      --      --      --        507      427        --                --                427
  Subchapter S distributions of
   acquired company prior to
   acquisition...................   --      --      --      --                            --                  (607)          (607)
  Other..........................   --      --      --      --       --      --           --                     3              3
  Net income.....................   --      --      --      --       --      --           --                 7,275          7,275
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------
Balance at December 31, 1992.....   --      --      --      --     14,414   52,559        --                14,469         67,028
  Shares issued under employee
   stock purchase plan...........   --      --      --      --         92      761        --                --                761
  Exercise of stock options......   --      --      --      --        435      570        --                --                570
  Subchapter S distributions of
   acquired company prior to
   acquisition...................   --      --      --      --                            --                (1,807)        (1,807)
  Net income (loss)..............   --      --      --      --       --      --           --               (32,392)       (32,392)
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------
Balance at December 31, 1993.....   --      --      --      --     14,941   53,890        --               (19,730)        34,160
  Shares issued under employee
   stock purchase plan...........   --      --      --      --         95      590        --                --                590
  Exercise of stock options......   --      --      --      --        608    2,141        --                --              2,141
  Issuance of common stock
   related to acquisition........   --      --      --      --        201    2,105        --                --              2,105
  Subchapter S distributions of
   acquired company prior to
   acquisition...................   --      --      --      --                            --                (1,245)        (1,245)
  Unrealized gain(loss) on
   available-for-sale
   securities....................   --      --      --      --       --      --                (189)        --               (189)
  Net income.....................   --      --      --      --       --      --           --                11,870         11,870
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------
Balance at December 31, 1994.....   --      --      --      --     15,845   58,726             (189)        (9,105)        49,432
  Shares issued under employee
   stock purchase plan...........   --      --      --      --         71      791        --                --                791
  Exercise of stock options......   --      --      --      --        353    1,585        --                --              1,585
  Subchapter S distributions of
   acquired company prior to
   acquisition...................   --      --      --      --                            --                (1,290)        (1,290)
  Unrealized gain(loss) on
   available-for-sale
   securities....................   --      --      --      --       --      --                 255         --                255
  Net income.....................   --      --      --      --       --      --           --                 8,848          8,848
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------
Balance at June 30,1995..........   --     $--      --     $--     16,269  $61,102  $            66       $ (1,547)       $59,621
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------
                                   ------  ------  ------  ------  ------  -------              ---     ------------   -------------

                            See accompanying notes.

                          FRAME TECHNOLOGY CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                SIX MONTHS ENDED JUNE
                                                                 YEARS ENDED DECEMBER 31,                30,
                                                            ----------------------------------  ----------------------
                                                               1992        1993        1994        1994        1995
                                                            ----------  ----------  ----------  ----------  ----------
                                                                                  (IN THOUSANDS)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................................  $    7,275  $  (32,392) $   11,870  $    4,602  $    8,848
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
  Depreciation and amortization...........................       4,090       4,275       4,587       2,089       2,625
  Deferred income taxes...................................          74        (861)     --          --          --
  Non-cash portion of restructuring charges...............      --          10,936      --          --          --
  Accounts receivable.....................................     (13,951)     10,795        (438)      1,823      (2,544)
  Inventories.............................................        (248)      1,113         (42)         75        (753)
  Prepaid expenses and other current assets...............       2,106         839      (2,031)       (734)     (1,353)
  Long-term receivables...................................        (523)      2,218      --          --          --
  Accounts payable........................................        (259)     (1,244)        841         703       1,241
  Accrued payroll liabilities & related expenses..........       2,478      (1,296)      2,208       1,300      (1,067)
  Other accrued liabilities...............................         907        (724)        226         446        (343)
  Accrued restructuring and other charges.................      --           8,304      (5,073)     (3,096)     (1,421)
  Deferred revenue........................................       2,167         120       1,234      (1,054)       (319)
  Income taxes payable....................................       1,414         410         812         220         834
                                                            ----------  ----------  ----------  ----------  ----------
    Total adjustments.....................................      (1,745)     34,885       2,324       1,772      (3,100)
                                                            ----------  ----------  ----------  ----------  ----------
    Net cash provided by operating activities.............       5,530       2,493      14,194       6,374       5,748
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment......................      (3,370)     (2,524)     (4,204)       (715)     (2,998)
Purchases of available-for-sale investments...............     (41,595)    (56,433)    (32,191)    (11,877)    (28,647)
Sales of available-for-sale investments...................      27,798      51,695      26,619      10,323      21,200
Increase in capitalized software..........................      (4,822)     (2,556)     (1,820)       (820)     (1,375)
Investments in other companies............................      --          (4,750)     --          --          --
Decrease (increase) in other assets.......................        (133)        149        (120)       (304)       (303)
                                                            ----------  ----------  ----------  ----------  ----------
    Net cash used in investing activities.................     (22,122)    (14,419)    (11,716)     (3,393)    (12,123)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations...........      (1,295)     (1,149)       (668)       (379)       (107)
Payment of note payable...................................        (500)     --          --          --          --
Proceeds from issuance of common stock....................      38,227       1,331       2,731         968       2,376
Subchapter S distributions of acquired company prior to
 acquisition..............................................        (607)     (1,807)     (1,245)       (463)     (1,290)
                                                            ----------  ----------  ----------  ----------  ----------
    Net cash provided by (used in) financing activities...      35,825      (1,625)        818         126         979
                                                            ----------  ----------  ----------  ----------  ----------
Increase (decrease) in cash and cash equivalents..........      19,233     (13,551)      3,296       3,107      (5,396)
Cash and cash equivalents at beginning of period..........       5,419      24,652      11,101      11,101      14,397
                                                            ----------  ----------  ----------  ----------  ----------
Cash and cash equivalents at end of period................  $   24,652  $   11,101  $   14,397  $   14,208  $    9,001
                                                            ----------  ----------  ----------  ----------  ----------
                                                            ----------  ----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid.............................................  $      253  $      175  $       55  $       36  $       15
Income taxes paid.........................................  $    1,602  $      363  $      176  $      183  $       22

SUPPLEMENTAL SCHEDULE OF NONCASH AND FINANCING INFORMATION

Capital lease obligations of $334 were incurred when the Company entered into leases for furniture and equipment during 1992.

Income tax benefits of $1,477 were realized from employee stock option exercises during 1992.

Preferred stock and warrants of $12,643 were converted to common stock during 1992.

In August 1994, 200,526 shares of common stock were exchanged for all the outstanding shares of Curo's common stock.

The purchase price of approximately $3,200 includes the value of the Company's common stock and other transaction costs.

                            See accompanying notes.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Information for the six months ended June 30, 1994 and 1995 is unaudited)

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    Frame Technology Corporation (the Company) develops, markets and supports writing and publishing software for the creation and distribution of critical business and technical documents.

BASIS OF PRESENTATION

    The accompanying supplemental consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared to include the accounts of Mastersoft, Inc. ("Mastersoft") for all periods presented as a result of the Company's acquisition of Mastersoft in a pooling of interests transaction effective July 28, 1995. All significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

    Product revenues from distributors, resellers, and end-users are recognized at the time of shipment, net of provisions for estimated future returns for inventory rebalancing, stock rotation, and provision for excess quantities above levels deemed appropriate in the distribution channel. Revenues from original equipment manufacturers, including technology revenues and the portion of royalty revenues not subject to future obligations, are recognized upon shipment of the software. Royalty revenues that exceed guaranteed amounts are recognized when earned.

    Maintenance is deferred and recognized as revenue over the term of the contract. Services revenues from software development projects are recognized by the percentage-of-completion method. At the time a loss on a project is known, the entire estimated loss is recorded. Other service revenues, primarily consulting and training, are recognized at the time the service is performed. The hardware revenue portion of services/other revenues, which is generated primarily through the sale of computer equipment and third party software in connection with computer installation projects, is recognized upon shipment.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Other short-term investments consist of municipal bonds, commercial paper, certificates of deposit and market auction preferred stock. These investments are typically short-term in nature and, therefore, bear minimal risk. To date, the Company has not experienced significant losses on these investments.

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. At December 31, 1994 and June 30, 1995, all debt securities are designated as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of shareholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization, as well as any interest on the securities, is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income, net. The cost of securities sold is based on the specific identification method.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
    Due to insignificant differences between the cost and fair value of the Company's investments, the adoption of SFAS 115 had no material effect on the Company's financial statements at January 1, 1994. In accordance with SFAS 115, prior period financial statements have not been restated. The following is a summary of the Company's investments by major security type at fair value:

                                                                         GROSS         GROSS     ESTIMATED
                                                                      UNREALIZED    UNREALIZED     FAIR
                                                            COST         GAINS        LOSSES       VALUE
                                                          ---------  -------------  -----------  ---------
                                                                           (IN THOUSANDS)
AT DECEMBER 31, 1994
Money market and auction instruments....................  $   5,115    $      --     $       7   $   5,108
U.S. Treasury notes.....................................      8,998           --            69       8,929
Municipal bonds.........................................      5,001           --            31       4,970
Corporate debt securities...............................      6,285           --            28       6,257
Commercial paper........................................      9,298           --             8       9,290
Other securities........................................      5,504           --            46       5,458
                                                          ---------          ---         -----   ---------
                                                          $  40,201    $      --     $     189   $  40,012
                                                          ---------          ---         -----   ---------
                                                          ---------          ---         -----   ---------
Included in cash and cash equivalents...................  $  10,003    $      --     $       2   $  10,001
Included in short-term investments......................     30,198           --           187      30,011
                                                          ---------          ---         -----   ---------
                                                          $  40,201    $      --     $     189   $  40,012
                                                          ---------          ---         -----   ---------
                                                          ---------          ---         -----   ---------
AT JUNE 30, 1995
Money market and auction instruments....................  $     984    $      --     $  --       $     984
U.S. Treasury notes.....................................      9,425           31             4       9,452
Municipal bonds.........................................      3,984           --        --           3,984
Corporate debt securities...............................      6,471           45             7       6,509
Commercial paper........................................     10,985           11            10      10,986
Certificates of deposit.................................      5,798            6             6       5,798
Other securities........................................      3,253           --        --           3,253
                                                          ---------          ---         -----   ---------
                                                          $  40,900    $      93     $      27   $  40,966
                                                          ---------          ---         -----   ---------
                                                          ---------          ---         -----   ---------
Included in cash and cash equivalents...................  $   3,253    $      --     $  --       $   3,253
Included in short-term investments......................     37,647           93            27      37,713
                                                          ---------          ---         -----   ---------
                                                          $  40,900    $      93     $      27   $  40,966
                                                          ---------          ---         -----   ---------
                                                          ---------          ---         -----   ---------

INVENTORIES

    Inventories are valued at the lower of cost or market using the first-in, first-out method. Inventories consist principally of software and related documentation.

FURNITURE AND EQUIPMENT

    Furniture and equipment (including leasehold improvements) are depreciated and amortized over the shorter of the lease term or the estimated useful lives of the assets (two to five years) using the straight-line method.

CAPITALIZED SOFTWARE

    The Company capitalizes software development costs incurred in developing a product once technological feasibility of the product has been determined. Capitalized software costs also include

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
amounts paid for purchased software and outside development on products that have reached technological feasibility. The Company wrote-off capitalized software of approximately $6,187,000 during 1993 related to projects for which development efforts have been terminated and write-downs to net realizable value. All capitalized software costs are amortized to cost of revenues on the basis of the greater of each product's projected revenues or straight-line over the remaining estimated economic life of the product, generally one to three years. For the years ended December 31, 1992, 1993, and 1994, and the six months ended June 30, 1994 and 1995, software amortization expense was $875,000, $328,000, $1,013,000, $344,000, and $780,000, respectively.

NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is based upon weighted average common and common equivalent shares outstanding during the period. Equivalent shares are calculated using the treasury stock method and consist of outstanding stock options that have a dilutive effect on income per share. During 1993, no common stock equivalents were included in the computation of earnings per share as their effect was antidilutive.

CONCENTRATION OF CREDIT RISK

    The Company sells to original equipment manufacturers, distributors, resellers, and directly to end users. The Company performs ongoing credit evaluations of its customers but does not require collateral. The Company maintains reserves for potential credit losses, and such losses have not been material and have been within management's expectations.

FOREIGN CURRENCY ACCOUNTING

    The U.S. dollar is the functional currency for all foreign operations. Foreign currency exchange gains or losses were not material during the three years and six-month periods reported.

INTERIM FINANCIAL DATA (UNAUDITED)

    The unaudited financial statements for the six months ended June 30, 1994 and 1995 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations, in accordance with generally accepted accounting principles.

2.  MERGER WITH DATALOGICS
    On August 18, 1992, the Company acquired all of the common stock of Datalogics, Inc. ("Datalogics") for 1,000,000 shares of the Company's common stock. Datalogics supplies computer programming services and general consulting services in the computer science field through various contractual arrangements.

    The merger was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements and notes to consolidated financial statements have been previously restated to include the results of Datalogics for all periods presented. In connection with the acquisition, the Company incurred costs of approximately $600,000 for legal, accounting, and financial advisory services.

    See table in Note 4 for the combined net revenues and net income for the year ended December 31, 1992.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

3.  MERGER WITH CURO
    On August 3, 1994, the Company acquired Curo Technology International, Inc. ("Curo") for approximately $3,200,000. Curo designs, manufactures and markets electronic document management software.

    The acquisition was accounted for as a purchase and the excess of the cost over the fair value of the tangible net assets acquired was $3,228,000 which was allocated to intangible assets and is being amortized over seven years on a straight-line basis. The Company periodically assesses the recoverability of such intangible assets. A total of 200,526 shares of the Company's common stock were exchanged for all the outstanding shares of Curo's common stock. The purchase price includes the value of the Company's common stock and other transaction costs. The merger was structured as a tax-free reorganization. The Company's consolidated results of operations include the operations of Curo from August 1994. Pro forma information has not been shown due to the amounts not being material to the financial statements.

4.  MERGER WITH MASTERSOFT
    On July 28, 1995, the Company acquired all of the capital stock of Mastersoft, an Arizona Subchapter S-corporation, for 1,200,000 shares of the Company's common stock. Mastersoft develops, markets and supports file conversion, viewing and document comparison software. As a result of this transaction, Mastersoft continued as the surviving corporation and a wholly owned subsidiary of the Company.

    The merger was accounted for as a pooling of interests and, accordingly, the Company's supplemental consolidated financial statements and notes to supplemental consolidated financial statements have been prepared to include Mastersoft for all periods presented. The Company did not incur any material amount of costs associated with the merger.

    The table below sets forth the combined net revenues and net income for the years ended December 31, 1992, 1993, and 1994, and for the six months ended June 30, 1994 and 1995:

                                                                                  SIX MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,            JUNE 30,
                                              --------------------------------  --------------------
                                                1992        1993       1994       1994       1995
                                              ---------  ----------  ---------  ---------  ---------
                                                                  (IN THOUSANDS)

Net revenues:
  Frame.....................................  $  62,990  $   56,093  $  72,413  $  33,297  $  43,536
  Datalogics................................     13,595      --         --         --         --
  Mastersoft................................      3,383       3,773      5,432      2,374      3,039
                                              ---------  ----------  ---------  ---------  ---------
                                              $  79,968  $   59,866  $  77,845  $  35,671  $  46,575
                                              ---------  ----------  ---------  ---------  ---------
                                              ---------  ----------  ---------  ---------  ---------
Net income (loss):
  Frame.....................................  $   4,429  $  (34,018) $   9,705  $   3,631  $   7,733
  Datalogics................................      1,348      --         --         --         --
  Mastersoft................................      1,498       1,626      2,165        971      1,115
                                              ---------  ----------  ---------  ---------  ---------
                                              $   7,275  $  (32,392) $  11,870  $   4,602  $   8,848
                                              ---------  ----------  ---------  ---------  ---------
                                              ---------  ----------  ---------  ---------  ---------

5.  OBLIGATIONS UNDER CAPITAL LEASES
    The Company leases certain furniture and equipment under capital leases. The furniture and equipment has been capitalized and is being amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the assets. The related obligations under capital leases

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

5.  OBLIGATIONS UNDER CAPITAL LEASES (CONTINUED)
represent the present value of future minimum lease payments. Assets capitalized under leases totaled $4,860,000, $4,844,000, $4,228,000, and $4,164,000 at
December 31, 1992, 1993, and 1994, and June 30, 1995, respectively. Accumulated amortization of these leased assets was $2,890,000, $4,037,000, $4,131,000, and $4,122,000 at December 31, 1992, 1993, and 1994, and June 30, 1995,
respectively. There were no leases entered into in 1993 or 1994 or during the six month period ended June 30, 1995.

    The aggregate minimum annual payments under capital lease obligations were as follows:

                                                                                  DECEMBER 31,     JUNE 30,
                                                                                      1994           1995
                                                                                 ---------------  -----------
                                                                                        (IN THOUSANDS)
1995...........................................................................     $     139      $      26
1996...........................................................................             6              6
                                                                                        -----            ---
Future minimum lease payments..................................................           145             32
Less amounts representing interest.............................................             7              1
                                                                                        -----            ---
Present value of future minimum lease payments.................................           138             31
Less current obligations under capital leases..................................           132             31
                                                                                        -----            ---
Noncurrent obligations under capital leases....................................     $       6      $      --
                                                                                        -----            ---
                                                                                        -----            ---

6.  COMMITMENTS
    The Company currently leases facilities under agreements that expire between July 1995 and December 2026. Aggregate future minimum annual payments under these operating leases that have noncancelable lease terms as follows:

                                                                                DECEMBER 31,  JUNE 30,
                                                                                    1994        1995
                                                                                ------------  ---------
                                                                                    (IN THOUSANDS)
1995..........................................................................   $    2,654   $   1,671
1996..........................................................................        2,507       2,658
1997..........................................................................        2,518       2,704
1998..........................................................................        2,541       2,744
1999..........................................................................        1,699       1,836
Thereafter....................................................................        3,276       3,358
                                                                                ------------  ---------
Future minimum lease payments.................................................   $   15,195   $  14,971
                                                                                ------------  ---------
                                                                                ------------  ---------

    The amounts above include approximately $2,386,000 and $1,810,000 accrued at December 31, 1994 and June 30, 1995 for future rental payments on vacated facilities.

    Operating lease expense charged to operations amounted to $1,460,000, $1,729,000, $2,070,000, $803,000 and $1,469,000, for the years ended December
31, 1992, 1993, and 1994, and for the six month periods ended June 30, 1994 and 1995, respectively.

7.  SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK AND WARRANTS

    On February 12, 1992, the Company made an initial public offering of its common stock. At that time, all issued and outstanding shares of the Company's Series A and B convertible preferred stock were converted into approximately 2,836,000 shares of the Company's common stock. In addition, at

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

7.  SHAREHOLDERS' EQUITY (CONTINUED)
the closing of the offering, all of the outstanding warrants to purchase common stock and Series A preferred stock were converted into common stock. On June 24, 1992, the Company sold additional shares of common stock in a public offering.

    The Board of Directors has the authority to issue, without further action by shareholders, up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions, including dividend rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series.

STOCK OPTION AND EMPLOYEE BENEFIT PLANS

DUAL STOCK OPTION PLAN

    The Company has a Dual Stock Option Plan that provides for the granting of options to employees, consultants, and officers. The Board of Directors determines the term of each option, the option price, and conditions under which the option becomes exercisable. On June 8, 1993, the Company repriced approximately 841,000 stock options ranging from $6.75 to $22.50 to $6.00. In January 1995, the Board of Directors approved an additional 680,000 shares available for grant.

    The following table summarizes stock option activity:

                                                                          OPTIONS OUTSTANDING
                                                               -----------------------------------------
                                                                NUMBER OF                      AGGREGATE
                                                                 SHARES      PRICE PER SHARE     PRICE
                                                               -----------  -----------------  ---------
                                                                (IN THOUSANDS, EXCEPT PRICE PER SHARE)
Balance at December 31, 1991.................................       1,923   $    .02 - $ 6.75  $   3,256
  Options granted............................................       1,101   $   8.25 - $22.50     17,270
  Options exercised..........................................        (507)  $    .06 - $ 6.75       (427)
  Options canceled...........................................        (132)  $    .30 - $22.50       (717)
                                                                    -----                      ---------
Balance at December 31, 1992.................................       2,385   $    .02 - $22.50     19,382
  Options granted............................................       3,039   $   6.00 - $ 9.13     20,982
  Options exercised..........................................        (435)  $    .06 - $14.25       (570)
  Options repriced...........................................        (841)  $   6.75 - $22.50     (1,116)
  Options canceled...........................................        (987)  $    .30 - $22.50    (19,706)
                                                                    -----                      ---------
Balance at December 31, 1993.................................       3,161   $    .02 - $22.50     18,972
  Options granted............................................         831   $   1.79 - $16.00      9,783
  Options exercised..........................................        (569)  $    .30 - $ 8.63     (2,095)
  Options canceled...........................................        (368)  $    .60 - $22.50     (2,847)
                                                                    -----                      ---------
Balance at December 31, 1994.................................       3,055   $    .60 - $16.00     23,813
  Options granted............................................         651   $   1.79 - $24.00     11,113
  Options exercised..........................................        (334)  $    .60 - $14.25     (1,397)
  Options canceled...........................................        (156)  $   3.00 - $24.00     (1,812)
                                                                    -----                      ---------
Balance at June 30, 1995.....................................       3,216   $      .60-$24.00  $  31,717
                                                                    -----                      ---------
                                                                    -----                      ---------

    At December 31, 1994 and June 30, 1995, there were approximately 354,000 and 518,000 shares, respectively, available for grant. Options of approximately 599,000, 829,000, 804,000, and 906,000 as of December 31, 1992, 1993, and 1994,
and June 30, 1995, respectively, were exercisable at an aggregate price of approximately $933,000, $3,096,000, $4,330,000, and $6,129,000, respectively.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

7.  SHAREHOLDERS' EQUITY (CONTINUED)
EMPLOYEE STOCK PURCHASE PLAN

    In  December 1991, the Company adopted an Employee Stock Purchase Plan under
Section 423 of the Internal Revenue Code and reserved 600,000 shares of common stock for issuance under the plan. Under this plan, qualified employees are entitled to purchase shares at 85% of fair market value. During 1992, 1993, and 1994, and for the six month period ended June 30, 1995, shares totalling approximately 36,000, 92,000, 95,000, and 71,000, respectively, were issued under the plan.

DIRECTOR'S STOCK OPTION PLAN

    In January 1994, the Board of Directors approved the 1994 Director's Stock Option Plan (the 1994 Plan) and reserved 100,000 shares of common stock for issuance thereunder. In January 1995, the Board of Directors approved an amendment of the 1994 Plan and added an additional 75,000 shares available for grant. Under this plan, nonemployee directors are granted options to purchase common stock at 100% of fair market value on dates specified in the plan. During both the 1994 year and for the six month period ended June 30, 1995, 75,000 shares were granted under the plan at an aggregate price of approximately $731,000 and $1,350,000, respectively. At June 30, 1995, options for 125,000 shares at an aggregate exercise price of approximately $1,838,000 remained outstanding under this plan of which 28,000 were exercisable at an aggregate price of $343,000.

BONUS PLANS

    The Company has adopted bonus plans for officers and key employees, which provides for payment of cash bonuses to the participants based upon the Company attaining certain sales and operating profit goals and each participant's performance during the year. The Company's Board of Directors determines the amounts of the cash bonuses and establishes the specific goals upon which awards are based for the Chief Executive Officer and Chief Financial Officer. In addition, the Company pays discretionary bonuses to employees. The Company recorded bonus expenses of $1,741,000, $667,000, $2,137,000, $908,000, and
$883,000 for the years ended December 31, 1992, 1993, and 1994, and for the six month periods ended June 30, 1994 and 1995, respectively.

401(K) PLAN

    The Company has a retirement savings plan (the 401(k) Plan) that covers all employees of the Company. An employee may elect to defer, in the form of contributions to the 401(k) Plan, up to 15% of the total compensation that would otherwise be paid to the employee, not to exceed a statutorily prescribed annual limit. Employee contributions are held and invested by the plan's trustees for the benefit of plan participants. The contributions are fully vested and nonforfeitable at all times. The 401(k) Plan permits, but does not require that, the Company make contributions to the plan. In July 1992, the Company announced that contributions would be made to the 401(k) Plan based upon the Company's profitability up to a maximum of 50% of the employee's elective deferrals. The Company recorded expense relating to the Plan of approximately $93,000, $83,000, and $66,000 for the years ended December 31, 1992, 1993, and 1994 and none for the six month periods ended June 30, 1994 and 1995, respectively.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

7.  SHAREHOLDERS' EQUITY (CONTINUED)
COMMON STOCK RESERVED

    The Company has reserved shares of common stock for future issuance as follows:

                                                                                 DECEMBER 31,    JUNE 30,
                                                                                     1994          1995
                                                                                 -------------  -----------
                                                                                       (IN THOUSANDS)
Dual stock option plan.........................................................        3,392         3,734
Director's stock option plan...................................................          110           166
Employee stock purchase plan...................................................          376           306
                                                                                       -----         -----
                                                                                       3,878         4,206
                                                                                       -----         -----
                                                                                       -----         -----

8.  TAXES
    The  Company  accounts  for  income  taxes  under  Statement  of   Financial
Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes."

    During the periods presented, Mastersoft elected to be taxed as an S-corporation whereby the income tax effects accrued directly to its shareholders. As of the effective date of the merger with the Company, Mastersoft's S-corporation election terminated. Had Mastersoft been subject to income tax during the periods presented, the additional income tax provision would not have been material to the Company's results of operations.

    The provision (benefit) for income taxes for the years ended December 31, 1992, 1993, and 1994 consists of the following:

                                                                              1992       1993       1994
                                                                            ---------  ---------  ---------
                                                                                    (IN THOUSANDS)
Federal:
  Current.................................................................  $   1,879  $    (987) $     272
  Deferred................................................................        165        501     --
                                                                            ---------  ---------  ---------
                                                                                2,044       (486)       272
State:
  Current.................................................................        777         25         50
Foreign:
  Current.................................................................        437        135        757
  Deferred................................................................     --             16     --
                                                                            ---------  ---------  ---------
                                                                                  437        151        757
                                                                            ---------  ---------  ---------
Total provision (benefit).................................................  $   3,258  $    (310) $   1,079
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

The benefit for income taxes in 1993 is limited to $310,000 due to uncertainty regarding realization of operating loss carryforwards, tax credit carryforwards, and temporary differences between the tax bases of assets and liabilities and their reported amounts.

    Pretax income (loss) from foreign operations amounted to approximately $1,500,000, $(750,000), and $1,773,000 in 1992, 1993, and 1994, respectively.

    For the six months ended June 30, 1994 and 1995, income taxes have been provided based upon an estimated annualized effective tax rate of 10% applied to earnings for the period. The provision for income taxes differs from a provision calculated by applying the statutory federal income tax rate (35%) to pretax income primarily due to the tax benefits resulting from the realization of operating loss carryforwards and tax credit carryforwards.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

8.  TAXES (CONTINUED)
    The components of deferred taxes consist of the following:

                                                                1993        1994
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Deferred tax liabilities:
  Capitalization of software development costs..............  $    (670)  $  (1,018)
  Installment sales.........................................     --          --
  Earnings from foreign operations..........................       (128)       (428)
  Other.....................................................       (165)       (354)
                                                              ---------   ---------
    Total deferred tax liabilities..........................       (963)     (1,800)
Deferred tax assets:
  Deferred revenue..........................................      2,162       1,160
  Accrued expenses and reserves.............................      1,586       3,128
  Purchased software........................................        848         258
  Restructuring and other charges...........................      3,814       2,440
  Net operating loss carryforwards..........................      6,848       6,784
  Tax credit carryforwards..................................      1,241       1,614
  Other.....................................................        197         993
                                                              ---------   ---------
    Total deferred tax assets...............................     16,696      16,377
    Deferred tax asset valuation allowance..................    (15,749)    (14,593)
                                                              ---------   ---------
    Total net deferred tax assets...........................        947       1,784
                                                              ---------   ---------
    Total net deferred taxes................................  $     (16)  $     (16)
                                                              ---------   ---------
                                                              ---------   ---------

    The change in the valuation allowance was a net decrease of $192,000 for 1992, a net increase of $15,638,000 for 1993, and a net decrease of $1,156,000 for 1994. Approximately $3,100,000 of the deferred tax asset valuation allowance at December 31, 1994 relates to tax benefits of stock option deductions which will be credited to equity when realized.

    At December 31, 1994, the Company has federal income tax net operating loss carryforwards of approximately $19,000,000 which will expire in the years 2007 and 2008, federal foreign tax credit carryforwards of approximately $960,000 which will expire in the years 1995 through 1999, and other federal tax credit carryforwards of approximately $475,000 which will expire in the years 2005 through 2007.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

8.  TAXES (CONTINUED)
    The total provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% for 1992, and 35% for 1993 and 1994 to income before income taxes, as follows:

                                                                           1992        1993       1994
                                                                         ---------  ----------  ---------
                                                                                  (IN THOUSANDS)
Computed expected tax provision (benefit)..............................  $   3,581  $  (11,446)     4,532
State taxes (net of federal benefit)...................................        513          17         33
Tax exempt interest income.............................................       (291)       (352)      (158)
Acquisition costs......................................................        208      --         --
Operating loss not utilized (utilized).................................     --           5,287     (2,297)
Temporary items with no current tax benefit............................     --           6,395     --
Valuation of temporary differences.....................................     --          --           (545)
Rate differential from foreign operations..............................       (180)         90          9
S-corporation earnings prior to change in tax status...................       (510)       (569)      (758)
Other individually immaterial items....................................        (63)        268        263
                                                                         ---------  ----------  ---------
                                                                         $   3,258  $     (310)     1,079
                                                                         ---------  ----------  ---------
                                                                         ---------  ----------  ---------

    At December 31, 1994, U.S. income taxes had not been provided on $1,225,000 of undistributed earnings of certain of the Company's foreign subsidiaries. It is intended that these earnings will be permanently invested in operations outside the U.S. Except for such permanently invested earnings, the Company provides federal income taxes currently on undistributed earnings of foreign subsidiaries.

    The Company's manufacturing operations in Ireland operate under an Irish tax incentive program which expires in the year 2010. The tax incentive program increased net income in 1992 by approximately $180,000 ($0.01 per share) and had no material impact on 1993 and 1994 results of operations.

9.  LINE OF CREDIT
    In March 1995, the Company renewed its line of credit with a bank. The amount of the credit facility is $10,000,000 and expires in August 1996. Interest accrues at the bank's prime rate, payable monthly on the outstanding balance and the agreement includes certain covenants. There were no borrowings against this line of credit at December 31, 1994 and June 30, 1995.

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

10. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION
    The Company operates in one industry segment, principally the design, development, and sale of document publishing software. The following table summarizes selected financial information of the Company's operations by geographic location for the years ended December 31, 1992, 1993, and 1994, and for the periods ended June 30, 1994 and 1995:

                                                                   UNITED
                                                                   STATES      EUROPE    ELIMINATION    TOTAL
                                                                ------------  ---------  -----------  ----------
                                                                                 (IN THOUSANDS)
1992
Sales to unaffiliated customers...............................   $   67,775   $  12,193   $  --       $   79,968
Intercompany transfers........................................        2,769         107      (2,876)      --
                                                                ------------  ---------  -----------  ----------
Net revenues..................................................   $   70,544   $  12,300   $  (2,876)  $   79,968
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Operating income..............................................   $    7,605   $   1,528   $     269   $    9,402
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Identifiable assets...........................................   $   87,015   $   6,801   $  (5,590)  $   88,226
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Liabilities...................................................   $   21,335   $   5,141   $  (5,278)  $   21,198
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
1993
Sales to unaffiliated customers...............................   $   48,555   $  11,311   $  --       $   59,866
Intercompany transfers........................................         (600)        (34)        634       --
                                                                ------------  ---------  -----------  ----------
Net revenues..................................................   $   47,955   $  11,277   $     634   $   59,866
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Operating income..............................................   $  (33,635)  $    (676)  $     614   $  (33,697)
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Identifiable assets...........................................   $   55,387   $   4,457   $    (926)  $   58,918
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Liabilities...................................................   $   22,312   $   3,566   $  (1,120)  $   24,758
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
1994
Sales to unaffiliated customers...............................   $   62,483   $  15,362   $  --       $   77,845
Intercompany transfers........................................        1,272          18      (1,290)  $   --
                                                                ------------  ---------  -----------  ----------
Net revenues..................................................   $   63,755   $  15,380   $  (1,290)  $   77,845
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Operating income..............................................   $    9,838   $   1,765   $     (74)  $   11,529
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Identifiable assets...........................................   $   69,677   $   6,431   $    (959)  $   75,149
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Liabilities...................................................   $   25,240   $   3,896   $  (3,419)  $   25,717
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
SIX MONTHS ENDED JUNE 30, 1994
Sales to unaffiliated customers...............................   $   29,403   $   6,268   $  --       $   35,671
Intercompany transfers........................................          644           5        (649)  $   --
                                                                ------------  ---------  -----------  ----------
Net revenues..................................................   $   30,047   $   6,273   $    (649)  $   35,671
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Operating income..............................................   $    3,323   $   1,170   $     (54)  $    4,439
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Identifiable assets...........................................   $   62,601   $   4,921   $  (5,487)  $   62,035
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Liabilities...................................................   $   25,608   $   2,956   $  (5,735)  $   22,829
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

10. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)

                                                                   UNITED
                                                                   STATES      EUROPE    ELIMINATION    TOTAL
                                                                ------------  ---------  -----------  ----------
                                                                                 (IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1995
Sales to unaffiliated customers...............................   $   37,894   $   8,681   $  --       $   46,575
Intercompany transfers........................................          542           4        (546)      --
                                                                ------------  ---------  -----------  ----------
Net revenues..................................................   $   38,436   $   8,685   $    (546)  $   46,575
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Operating income..............................................   $    6,698   $   2,102   $    (128)  $    8,672
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Identifiable assets...........................................   $   76,129   $   9,875   $  (1,848)  $   84,156
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------
Liabilities...................................................   $   23,521   $   5,360   $  (4,346)  $   24,535
                                                                ------------  ---------  -----------  ----------
                                                                ------------  ---------  -----------  ----------

    The Company's European operation was established late in 1991. Intercompany transfers between geographic areas are accounted for at prices that approximate arm's length transactions. In addition, United States export sales were $2,175,000 (2% to Europe, 98% to other international), $3,062,000 (10% to
Europe, 90% to other international), $5,359,000 (15% to Europe, 85% to other international), $2,753,000 (21% to Europe, 79% to other international), and $3,125,000 (7% to Europe, 93% to other international) for the years ended December 31, 1992, 1993, and 1994, and for the six months ended June 30, 1994 and 1995, respectively. For the years ended December 31, 1993 and 1994, and for the six months ended June 30, 1994 and 1995, no customer accounted for greater than 10% of net revenues. For the year ended December 31, 1992, Ingram Micro, a distributor of the Company's products, accounted for 12% of net revenues.

11. SALE OF TECHNOLOGY RIGHTS
    In 1992, the Company recognized nonrecurring revenue of $3,700,000 in lieu of future royalty payments in connection with the sale of certain of the Company's products to Digital Equipment Corporation (Digital). As part of these transactions, the Company recorded long-term receivables at their present value. During 1993, the outstanding balances of these notes were sold to a financing company at an amount which was not substantially different from their aggregate remaining carrying value of approximately $4,463,000.

12. RESTRUCTURING AND OTHER CHARGES
    Due to lower than anticipated revenues experienced in the first three quarters of 1993, the Company undertook certain restructuring measures primarily related to reducing the size and scope of its operations and re-evaluating and re-directing its product and distribution strategies, resulting in restructuring charges totalling $16,000,000. In addition to the restructuring charges, the Company incurred other charges related to the restructuring totalling approximately $9,800,000, which consist primarily of the write-off of capitalized software, the write-off of obsolete inventory and equipment, and the settlement of certain contingencies. Of the total restructuring and other charges, $12,800,000 resulted from the write-off of assets and $13,000,000 involves cash outflows of which $8,300,000 were future cash outflows as of December 31, 1993.

    During the second quarter of 1994, the results of the settlement of certain contingencies and the reshaping of its foreign distribution in Japan were more favorable than expected by approximately $2,200,000. However, these amounts were offset by increased estimates of costs related to facilities previously vacated and the Company's decision in the second quarter to significantly curtail its Irish operations resulting in a charge for termination costs, vacated facilities and fixed asset write-offs. Of the $8,300,000 accrued at December 31, 1993, the Company paid during 1994 approximately

                          FRAME TECHNOLOGY CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

12. RESTRUCTURING AND OTHER CHARGES (CONTINUED)
$1,600,000 of salary costs, $885,000 for the settlement of certain contingencies and $2,600,000 related to reshaping its foreign distribution in Japan, the curtailment of the Irish operations, lease payments for vacated facilities and other charges.

    During the first six months of 1995, the Company paid $1,421,000 of restructuring charges accrued in prior periods, consisting of approximately $1,232,000 primarily related to the curtailment of its Irish operations and $90,000 related to lease payments of vacated facilities. At June 30, 1995, $1,810,000 remains accrued and represents primarily future cash outflows related to on-going payments for vacated facilities.

13. MERGER AGREEMENT WITH ADOBE
    The Company has entered into an Agreement and Plan of Merger and Reorganization dated as of June 22, 1995 (the "Merger Agreement") whereby, subject to certain conditions including approval by the shareholders of the Company, the Company will become a wholly owned subsidiary of Adobe Systems Incorporated ("Adobe") and each share of common stock of the Company will be converted into and exchanged for 0.52 shares of Adobe common stock. The transaction is intended to be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization. The merger is expected to close in September 1995 subject to shareholder approval.

14. LITIGATION
    In April 1994, a settlement was reached to resolve the outstanding shareholder class action lawsuits against the Company and certain of its current and former officers and directors which were filed during 1993. The settlement did not have a material effect on the financial statements of the Company.

    In the ordinary course of business, various lawsuits and claims are filed against the Company. While the outcome of these matters is currently not determinable, management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial statements.

                                                                         ANNEX A

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION
                                  BY AND AMONG
                          ADOBE SYSTEMS INCORPORATED,
                           J ACQUISITION CORPORATION
                                      AND
                          FRAME TECHNOLOGY CORPORATION
                           DATED AS OF JUNE 22, 1995

                               TABLE OF CONTENTS
                                   ARTICLE I
                                  THE MERGERS

SECTION 1.01.  THE MERGERS.............................................................          1
SECTION 1.02.  EFFECTIVE TIME..........................................................          1
SECTION 1.03.  EFFECT OF THE MERGER....................................................          2
SECTION 1.04.  ARTICLES OF INCORPORATION; BY-LAWS......................................          2
SECTION 1.05.  DIRECTORS AND OFFICERS..................................................          2
SECTION 1.06.  EFFECT ON CAPITAL STOCK.................................................          2
SECTION 1.07.  EXCHANGE OF CERTIFICATES................................................          3
SECTION 1.08.  DISSENTING SHARES.......................................................          4
SECTION 1.09.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.....................          5
SECTION 1.10.  LOST, STOLEN OR DESTROYED CERTIFICATES..................................          5
SECTION 1.11.  TAX AND ACCOUNTING CONSEQUENCES.........................................          5
SECTION 1.12.  TAKING OF NECESSARY ACTION; FURTHER ACTION..............................          5

                                            ARTICLE II
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................          5
SECTION 2.02.  ARTICLES OF INCORPORATION AND BY-LAWS...................................          6
SECTION 2.03.  CAPITALIZATION..........................................................          6
SECTION 2.04.  AUTHORITY RELATIVE TO THIS AGREEMENT....................................          7
SECTION 2.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................          7
SECTION 2.06.  COMPLIANCE; PERMITS.....................................................          7
SECTION 2.07.  SEC FILINGS; FINANCIAL STATEMENTS.......................................          8
SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS....................................          8
SECTION 2.09.  NO UNDISCLOSED LIABILITIES..............................................          8
SECTION 2.10.  ABSENCE OF LITIGATION...................................................          9
SECTION 2.11.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS...........................          9
SECTION 2.12.  LABOR MATTERS...........................................................         10
SECTION 2.13.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................         10
SECTION 2.14.  RESTRICTIONS ON BUSINESS ACTIVITIES.....................................         10
SECTION 2.15.  TITLE TO PROPERTY.......................................................         11
SECTION 2.16.  TAXES...................................................................         11
SECTION 2.17.  ENVIRONMENTAL MATTERS...................................................         12
SECTION 2.18.  BROKERS.................................................................         13
SECTION 2.19.  FULL DISCLOSURE.........................................................         13
SECTION 2.20.  INTELLECTUAL PROPERTY...................................................         13
SECTION 2.21.  INTERESTED PARTY TRANSACTIONS...........................................         14
SECTION 2.22.  OPTION PLANS............................................................         15
SECTION 2.23.  POOLING MATTERS.........................................................         15
SECTION 2.24.  OPINION OF FINANCIAL ADVISOR............................................         15

                                           ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 3.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES............................         15
SECTION 3.02.  ARTICLES OF INCORPORATION AND BY-LAWS...................................         15
SECTION 3.03.  CAPITALIZATION..........................................................         15
SECTION 3.04.  AUTHORITY RELATIVE TO THIS AGREEMENT....................................         16
SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................         16

SECTION 3.06.  SEC FILINGS; FINANCIAL STATEMENTS.......................................         17
SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS....................................         17
SECTION 3.08.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS......................         17
SECTION 3.09.  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES............................         18
SECTION 3.10.  BROKERS.................................................................         18
SECTION 3.11.  FULL DISCLOSURE.........................................................         18
SECTION 3.12.  OPINION OF FINANCIAL ADVISOR............................................         18
SECTION 3.13.  TAXES...................................................................         18
SECTION 3.14.  NO UNDISCLOSED LIABILITIES..............................................         18
SECTION 3.15.  ABSENCE OF LITIGATION...................................................         19
SECTION 3.16.  TITLE TO PROPERTY.......................................................         19
SECTION 3.17.  INTELLECTUAL PROPERTY...................................................         19
SECTION 3.18.  POOLING MATTERS.........................................................         19

                                            ARTICLE IV
                              CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER...................         19
SECTION 4.02.  NO SOLICITATION.........................................................         21
SECTION 4.03.  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER........................         22

                                            ARTICLE V
                                      ADDITIONAL AGREEMENTS

SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT......................         23
SECTION 5.02.  COMPANY SHAREHOLDERS' MEETING...........................................         23
SECTION 5.03.  ACCESS TO INFORMATION; CONFIDENTIALITY..................................         23
SECTION 5.04.  CONSENTS; APPROVALS.....................................................         24
SECTION 5.05.  STOCK OPTIONS...........................................................         24
SECTION 5.06.  COMPANY EMPLOYEE STOCK PURCHASE PLAN....................................         24
SECTION 5.07.  AGREEMENTS OF AFFILIATES................................................         25
SECTION 5.08.  INDEMNIFICATION.........................................................         25
SECTION 5.09.  NOTIFICATION OF CERTAIN MATTERS.........................................         26
SECTION 5.10.  FURTHER ACTION/TAX TREATMENT............................................         26
SECTION 5.11.  PUBLIC ANNOUNCEMENTS....................................................         26
SECTION 5.12.  POOLING ACCOUNTING TREATMENT............................................         27

                                            ARTICLE VI
                                     CONDITIONS TO THE MERGER

SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.............         27
SECTION 6.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB...........         28
SECTION 6.03.  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY......................         28

                                           ARTICLE VII
                                           TERMINATION

SECTION 7.01.  TERMINATION.............................................................         29
SECTION 7.02.  EFFECT OF TERMINATION...................................................         30
SECTION 7.03.  FEE AND EXPENSES........................................................         30

                                           ARTICLE VIII
                                        GENERAL PROVISIONS

SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.............         31
SECTION 8.02.  NOTICES.................................................................         31
SECTION 8.03.  CERTAIN DEFINITIONS.....................................................         32
SECTION 8.04.  AMENDMENT...............................................................         32
SECTION 8.05.  WAIVER..................................................................         33
SECTION 8.06.  HEADINGS................................................................         33
SECTION 8.07.  SEVERABILITY............................................................         33
SECTION 8.08.  ENTIRE AGREEMENT........................................................         33
SECTION 8.09.  ASSIGNMENT..............................................................         33
SECTION 8.10.  PARTIES IN INTEREST.....................................................         33
SECTION 8.11.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...................         33
SECTION 8.12.  GOVERNING LAW...........................................................         33
SECTION 8.13.  COUNTERPARTS............................................................         33
SECTION 8.14.  WAIVER OF JURY TRIAL....................................................         33

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 22, 1995 (this "AGREEMENT"), among ADOBE SYSTEMS INCORPORATED, a California corporation ("PARENT"), J ACQUISITION CORPORATION, a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and FRAME TECHNOLOGY CORPORATION, a California corporation (the "COMPANY"),

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the California Corporations Code ("CALIFORNIA LAW") and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder, and to cause the Merger and the Upstream Merger (as defined in Section 1.01(b)) to qualify as a reorganization under the provisions of Section 368(a) of the Code;

    WHEREAS, for accounting purposes, it is intended that the transaction contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

    WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, no par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein; and

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGERS

    SECTION 1.01.   THE  MERGERS.   (a) At  the Effective  Time (as  defined  in
Section 1.02 hereof), and subject to and upon the terms and conditions of this Agreement and California Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION"; provided that, in the event of an Upstream Merger (as such term is defined in Section 1.01(b) hereof) or in the event of a Forward Merger (as defined in Section 8.04 hereof), Parent shall be deemed to be the "Surviving Corporation".

    (b) UPSTREAM MERGER. As soon as reasonably practicable after the Effective Time (as defined in Section 1.02), Parent shall cause the Surviving Corporation to be merged with and into Parent (the "Upstream Merger"), and Parent shall continue as the surviving corporation after the Upstream Merger.

    SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing this Agreement, or a merger agreement as contemplated by Section 1101 of the California Law

(the "MERGER AGREEMENT"), with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law (the time of such filing being the "EFFECTIVE TIME").

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04. ARTICLES OF INCORPORATION; BY-LAWS. (a) ARTICLES OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Frame Technology Corporation".

    (b) BY-LAWS. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by California Law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

    (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares held in the treasury of the Company or owned by Parent, Merger Sub or any of their subsidiaries and any Dissenting Shares (as defined in Section 1.08)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.52 shares (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable common stock, no par value, of Parent ("PARENT COMMON SHARES").

    (b) CANCELLATION. All Shares to be converted into Parent Common Shares pursuant to subsection (a) of this Section 1.06 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate (a "CERTIFICATE") representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such Certificate in accordance with Section 1.07, the Merger Consideration and cash in lieu of fractional Parent Common Shares as contemplated by Section 1.06(g).

    (c) SHARES OWNED BY PARENT, ETC. Each Share issued and outstanding and owned by Parent, Merger Sub or any of their subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (d) ASSUMPTION OF STOCK OPTIONS. All options to purchase Company Common Stock then outstanding under the Company's Dual Stock Option Plan, 1991
Directors' Stock Option Plan and 1994 Directors Stock Option Plan shall be assumed by Parent in accordance with Sections 5.05.

    (e) CAPITAL STOCK OF MERGER SUB. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

    (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Shares will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average of the last reported sale price for trades of Parent Common Shares on the Nasdaq National Market (the "NNM") as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "TRADING DAY" means a day on which trading generally takes place on the NNM and on which trading in Parent Common Shares has occurred.

    SECTION 1.07. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Shares and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional Parent Common Shares to which such holder is entitled pursuant to
Section 1.06(g) (the Parent Common Shares, dividends, distributions and cash described in this clause (C) being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Shares and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Shares.

    (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

    SECTION 1.08. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Shares pursuant to Section 1.06, but the holder thereof shall only be entitled to such rights as are granted by California Law.

    (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

    (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company to require the Company to purchase shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (b) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

    (d) Prior to the consummation of the Upstream Merger, the Company shall establish an escrow account with a financial institution selected by the Parent and the Company shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Merger and Upstream Merger. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

    SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash in lieu of fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Shares and cash for fractional shares, if any, as may be required pursuant to Section 1.06; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 1.11. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger and the Upstream Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"):

    SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries, taken as a whole. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the Company Disclosure Schedule. Except as set forth in Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 2.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date, and equivalent organizational documents of each of its subsidiaries. Such Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

    SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of undesignated preferred stock, no par value, of the Company (the "COMPANY PREFERRED STOCK"). As of June 21, 1995, (i) 15,031,549 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 564,258 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options or stock purchase rights granted pursuant to the Company's Dual Stock Option Program, (iv) 84,168 Shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1991 Directors' Stock Option Plan, (v) 338,174 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1991 Employee Stock Purchase Plan, (vi) 41,049 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1994 Directors Stock Option Plan and (vii) no shares of Company Preferred Stock were issued or outstanding. No material change in such capitalization has occurred between May 10, 1995 and the date hereof. As of the date hereof, none of the shares of Company Preferred Stock is issued and outstanding. Except as set forth in this Section 2.03 or Section 2.11 or in Section 2.03 or Section
2.11 of the Company Disclosure Schedule, or pursuant to the terms of that certain Agreement and Plan Reorganization, dated as of May 24, 1995, by and among the Company, VI Acq. Corp., a California corporation, and Mastersoft, Inc., an Arizona corporation ("MASTERSOFT") (the "MASTERSOFT AGREEMENT"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, register or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with California Law and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

    SECTION 2.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of all agreements heretofore filed with the SEC as a "material contract" and all agreements which, as of the date hereof, will be required to be filed with the SEC as a "material contract" (the "MATERIAL CONTRACTS") of the Company and its subsidiaries.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION 2.06. COMPLIANCE; PERMITS. (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since February 12, 1992, and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1992, 1993 and 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1995, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since February 12, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since February 12, 1992 and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and did or do not contain all footnotes that would be required by GAAP.

    (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule, since December 31, 1994 the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any assets (tangible or intangible) of the Company, (whether or not covered by insurance) that could have a Material Adverse Effect; or (iv) any sale of a material amount of property (including, without limitation, intellectual property) of the Company, except in the ordinary course of business.

    SECTION 2.09.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed  in
Section 2.09 of the Company Disclosure Schedule and the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1994 included in the Company SEC Reports (the "1994 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the balance sheet, or (c) incurred since December 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect.

    SECTION 2.11.  EMPLOYEE BENEFIT  PLANS; EMPLOYMENT AGREEMENTS.  (a)  Section
2.11 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee, officer or director of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company (together, the "EMPLOYEE PLANS"), and a copy of each such written Employee Plan has been made available to Parent.

    (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

    (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock or Company Preferred Stock as of the date hereof, together with the number of shares of Company Common Stock or Company Preferred Stock subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of ISOs and of nonqualified options to purchase Company Common Stock or Company Preferred Stock.

    (d) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company;
(iv) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

    SECTION 2.12. LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

    SECTION 2.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.08) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "COMPANY SHAREHOLDERS' MEETING") (such proxy statement/ prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS"), shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirement of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

    SECTION 2.15.   TITLE  TO PROPERTY.    The Company  owns no  real  property.
Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $100,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 2.16. TAXES. (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

    (b) The Company on behalf of itself and all its affiliates hereby represents that, other than as disclosed on Section 2.16(b) of the Company Disclosure
Schedule: the Company and its "affiliates" (excluding for the purposes of this Section 2.16 only officers, directors and 10% or greater shareholders of the Company) have filed all United States federal income tax and all other material tax returns required to be filed by them, and the Company and its affiliates have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not have a Material Adverse Effect. The Company and each of its affiliates have disclosed to the relevant taxing authority any position it has taken where such disclosure would enable such person to avoid penalties or additions to tax. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its affiliates any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any affiliates. Neither the Company nor any of its affiliates is currently being audited by any taxing authority. There are no tax liens on any assets of the Company or any affiliate. Neither the Company nor any of its affiliates has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for taxes reflected in the 1994 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles. Neither the Company nor any of its affiliates is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction or (iii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its affiliates has given a consent under Section 341(f) of the Code. Neither the Company nor any of its affiliates is a party to a tax sharing or allocation agreement nor does the Company or any of its affiliates owe any amount under any such agreement. Neither the Company nor any of its affiliates is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (c) The Company on behalf of itself and all its affiliates hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: Neither the Company nor any of its affiliates is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code. Except as disclosed on Section 2.16(c) of the Company Disclosure Schedule, no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its affiliates is or has been subject to any accumulated earnings tax or personal holding company tax. Neither the Company nor any of its affiliates owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code. Neither the Company nor any of its affiliates is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its affiliates has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its affiliates owns any property of a character, the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or
(y) any documentary, stamp or other transfer tax. Neither the Company nor any of its affiliates has an "excess loss account" for purposes of the treasury regulations promulgated under Section 1502 of the Code.

    (d) Within ten days after the date hereof, the Company will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's incorporation.

    SECTION 2.17. ENVIRONMENTAL MATTERS. Except as set forth in Section 2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to their respective knowledge (i) have obtained all applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

    SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Hambrecht & Quist LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Hambrecht & Quist LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 2.19. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    SECTION 2.20. INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS") free and clear of all liens, charges, security interests or similar encumbrances. Section 2.20(a) of the Company Disclosure Schedule lists all patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor of the Company included in the Company Intellectual Property Rights, and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 2.20(b) of the Company Disclosure Schedule includes and specifically identifies all patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor included in the third party patents, trademarks, trade names, service marks, copyrights, mask works, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), of which the Company is aware, and which are incorporated in, are, or form a part of, any Company product. Section 2.20(b) of the Company Disclosure Schedule lists (i) any requests the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty rates and the term thereof if not perpetual or automatically renewable by the Company.

    (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.20(b) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, maskworks, net lists, schematics, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, all material patents, registered trademarks, maskworks and copyrights held by the Company are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of a cancellation proceeding. The consummation of the transactions contemplated hereby will not alter or impair any of the Company Intellectual Property Rights. Neither the Company nor any of its subsidiaries has entered into any consent decree or any material indemnification, forbearance to sue or settlement agreement with respect to the Company Intellectual Property Rights other than indemnities given in the ordinary course of business. Except as set forth in
Section 2.20(c) of the Company Disclosure Schedule, the Company is not aware of any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries. Except as set forth in Section 2.20(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or
(ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

    (c) Each employee of the Company has executed a confidentiality and invention agreement substantially in the form previously delivered to Parent.

    SECTION  2.21.   INTERESTED  PARTY  TRANSACTIONS.   Except  as set  forth in
Section 2.21 of the Company Disclosure Schedule or in the Company SEC Reports, no officer, director or shareholder of the Company who owns at least 10% of the outstanding capital stock of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), is indebted to the Company for borrowed money or has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any material contract or agreement of the Company or any of its subsidiaries; PROVIDED, THAT ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.21.

    SECTION 2.22. OPTION PLANS. Except as described in Section 2.22 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plans (as defined in Section 5.05) so that none of the Company Options (as defined in Section 5.05) (or any portion thereof) will be accelerated or be entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 1.06(d) hereof.

    SECTION 2.23. POOLING MATTERS. Neither the Company nor any of its affiliates has, to the Company's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action, or is aware of any condition, that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by (a) the Merger, (b) the Merger and the Upstream Merger, or (c) the Forward Merger, as a pooling of interests.

    SECTION 2.24. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Hambrecht & Quist LLC, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Company and the shareholders of the Company and has delivered a written copy of such opinion to Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"):

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Parent or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all such other changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries, taken as a whole. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.01 of the Parent Disclosure Schedule.

    SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of
Incorporation and the By-Laws, as amended to date. Such Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

    SECTION 3.03. CAPITALIZATION. (a) As of June 2, 1995, the authorized capital stock of Parent consisted of (i) 200,000,000 shares of Parent Common Stock of which: 62,981,379 shares were issued and outstanding, no shares were held in treasury, 7,507,825 shares were reserved for issuance pursuant to outstanding options under Parent stock option plans, 6,000,000 shares were reserved for issuance under Parent's Employee Purchase Plan, its 1994 Performance and Restricted Stock Plan and its Restricted Stock Option Plan and (ii) 2,000,000 shares of Preferred Stock, no par value, none of which were issued and outstanding. No material change in such capitalization has occurred between June 2, 1995 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries.

    (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and shall be available for trading on the NNM.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Parent is not, as of the date hereof, a party to any agreement that is required to be filed with the SEC as a "material contract" which has not been so filed or provided to the Company.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not,
(i) conflict with or violate the Articles of Incorporation, By-Laws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder, and the filing and recordation of appropriate merger or other documents as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION 3.06. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 1, 1994, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended November 27, 1992, November 26, 1993, and November 25, 1994, (ii) its Quarterly Report on Form 10-Q for the period ended March 3, 1995, (iii) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since January 1, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 1, 1994 and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 25, 1994, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that could have a Material Adverse Effect; or (iv) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 3.08. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/ Prospectus is first mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    SECTION 3.09. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.10. BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    SECTION 3.11. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    SECTION 3.12. OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent and has delivered a written copy of such opinion to the Company.

    SECTION 3.13. TAXES. Parent, on behalf of itself and all its affiliates, hereby represents that each of them have filed all United States federal income tax and all other material tax returns required to be filed by them, and have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which Parent is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not have a Material Adverse Effect.

    SECTION 3.14. NO UNDISCLOSED LIABILITIES. Except as is disclosed in the Parent Disclosure Schedule and the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise including, without limitation, liabilities arising under or with respect to ERISA, environmental or labor laws) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Parent's audited balance sheet (including any related notes thereto) as of November 25, 1994 included in the Parent SEC Reports (the "NOVEMBER BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the November Balance Sheet, or (c) incurred since November 25, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 3.15. ABSENCE OF LITIGATION. Except as set forth in Section 3.15 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

    SECTION 3.16. TITLE TO PROPERTY. Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect.

    SECTION 3.17. INTELLECTUAL PROPERTY. Parent owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Parent as currently conducted or as proposed to be conducted by Parent, except where the failure to so own, license or possess would not have a Material Adverse Effect.

    SECTION 3.18. POOLING MATTERS. Neither Parent nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action, or is aware of any condition, that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by (a) the Merger, (b) the Merger and the Upstream Merger, or (c) the Forward Merger, as a pooling of interests.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, and except for the transactions contemplated by the Mastersoft Agreement, the Company shall and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

        (a) amend or otherwise change the Company's Articles of Incorporation or By-Laws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its subsidiaries or affiliates (except for (A) the issuance of shares of Company Common Stock issuable pursuant to employee stock options under the Company Stock Option Plans (as hereinafter defined) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as hereinafter defined), which options or rights, as the case may be, are outstanding on the date hereof,
    (B) the issuance of options granted consistent with past practices with prior notice to Parent, to employees, other than officers, hired after the date hereof, which options shall represent the right to acquire no more than 100,000 shares of Company Common Stock in the aggregate and (C) the issuance of not more than an aggregate of 1,200,000 shares of Company Common Stock and options to acquire shares of Company Common Stock pursuant to the Mastersoft Agreement), or (ii) any assets of the Company or any of its subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

        (c) except pursuant to the plans or arrangements listed on Section 2.22 of the Company Disclosure Schedule, accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or restricted stock granted under the Employee Plans (including the Company Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans;

        (d) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

        (e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except (A) that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent and (B) for the payment of dividends pursuant to Section 4.1(t) of the Mastersoft Agreement,
    (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

        (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property, or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practices;

        (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (other than Mastersoft); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $3,000,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.01(g);

        (h) except pursuant to the plans and arrangements listed in Section 2.22 of the Company Disclosure Schedule, increase the compensation payable or to become payable to its officers or employees (including, without limitation, by way of promotion or addition of title), except for scheduled increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee (except for officers or other employees who are terminated on an involuntary basis pursuant to the Company's severance policy in effect on the date hereof or pursuant to agreements in effect on the date hereof and set forth on Section 2.11 or
    2.22 of the Company

    Disclosure Schedule) of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

        (i) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, the capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

         (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report, enter into any transaction that would cause the Company or any of its affiliates to be required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, (ii) any deferred intercompany transaction or (iii) any installment sale gain, or enter into any transaction that would create or increase any excess loss account;

        (k) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement or the Mastersoft Agreement;

        (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

       (m) enter into or commit to enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such contract, agreement, arrangement or understanding either (i) may be cancelled by it without penalty on not more than thirty days' notice or (ii) does not require the expenditure by the Company of more than $100,000 for any single contract, agreement or arrangement and $500,000 for all such contracts, arrangements and agreements;

        (n) except as may be required by law, take any action to terminate or amend any of its Employee Plans;

        (o) modify, amend or terminate the Mastersoft Agreement (other than amending the Mastersoft Agreement as described in Section 6.02(f)), modify, amend or terminate any other contracts, waive, release, relinquish or assign any contract or other rights or claims or cancel or forgive any indebtedness owed to it, other than in the ordinary course of business consistent with past practice with respect to contracts which are not material to the Company and its subsidiaries taken as a whole; or

        (p) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (o) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock

(including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent (i) the Board of Directors of the Company in the exercise of its fiduciary duties and after receiving the advice of outside counsel, from referring any third party to this Section 4.02 or from making a copy of this Section 4.02 available to any third party or (ii) after receiving the advice of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating and approving and recommending to the shareholders of the Company another unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company determines in good faith, after consultation with its financial advisors, would result in a transaction more favorable to the Company's shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL").

    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal and, after receiving the advice of outside counsel to the effect that the Board of Directors has a fiduciary obligation to provide such information to such party, then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

    (e) The Company agrees to use its best efforts to ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section.

    SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change Parent's Articles of Incorporation;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or agree to dispose of a material portion of its assets, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

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
        (c) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, the capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

        (d) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent and except that Parent may declare and pay cash dividends of $0.05 per quarter consistent with past practice; or

        (e) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company (the "PROXY STATEMENT") and the Registration Statement of the Parent with respect to the Parent Common Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) (the "REGISTRATION STATEMENT") relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the proviso in Section 4.02(a).

    SECTION 5.02. COMPANY SHAREHOLDERS' MEETING. The Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting. The Company shall consult with Parent as to the date of the Company Shareholders' Meeting and shall not postpone or adjourn (other than for the absence of a quorum or, after consulting with Parent, to comply with the disclosure requirements of the 1934 Act) the Company Shareholders' Meeting without the consent of Parent. Subject to the proviso in Section 4.02(a) and 5.01(a), the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by California law to effect the Merger.

    SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent each shall (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals (including attorneys, accountants and other professionals) for discussion of such party's business, properties, tax situation and personnel as the other party may reasonably request.

    (b) Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated June 7, 1995, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. Each party's use of best efforts shall not include any obligation to divest assets or enter into consent or similar decrees. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

    SECTION 5.05. STOCK OPTIONS; EMPLOYEE BENEFITS. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Company's Dual Stock Option Plan, 1991 Directors' Stock Option Plan and 1994 Directors Stock Option Plan (the "COMPANY STOCK OPTION PLANS"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time, except that
(i) such Company Option will be exercisable for that number of whole shares of Parent Common Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Shares, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

    (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as ISOs to the extent the Company Options qualified as ISOs prior to the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery pursuant to the terms set forth in this Section 5.05.

    (c) Parent shall file and cause to become effective not later than the Effective Time a registration statement under the Securities Act of 1933 with respect to the assumption by Parent of the Company Options referred to in
Section 5.05 and with respect to the issuance of Parent Common Shares upon exercise of those options and to keep such registration statement effective throughout the term of such options.

    (d) Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefit programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time (with credit, where appropriate for prior service with the Company).

    (e) From and after the Effective Time, Parent and the Surviving Corporation will adopt and implement the arrangements listed on Exhibit A hereto with respect to the individuals listed on Exhibit A hereto.

    SECTION 5.06. COMPANY EMPLOYEE STOCK PURCHASE PLAN. (a) The Company shall take such actions as are necessary to cause the Exercise Date (as such term is used in the Company's 1991 Employee Stock Purchase Plan (the "COMPANY STOCK PURCHASE PLAN"), applicable to the then current

Offering Period (as such term is used in the Company Stock Purchase Plan), to be the last trading day on which the Parent Common Shares are traded on the NNM immediately prior to the Effective Time (the "FINAL COMPANY PURCHASE DATE"); PROVIDED, THAT, such change in the Exercise Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be 85% of the lower of the closing sale price of Company Common Stock on the NNM on (i) the first day of the then current Offering Period or (ii) the last trading day on or prior to the Final Company Purchase Date.

    (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

    SECTION 5.07. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTER") identifying all persons who are, or may deemed to be, at the time of the Company Shareholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in substantially the form of Exhibit B hereto.

    SECTION 5.08. INDEMNIFICATION. (a) The Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

    (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Parent's or the Surviving Corporation's Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in their capacity as a director, officer, employee, fiduciary or agent of the Company occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) The Surviving Corporation and Parent shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers set forth on Section 5.08 of the Company Disclosure Schedule and existing at or before, and as in effect on, the Effective Time.

    (d) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms comparable to those applicable to the then current directors and officers of Parent, or (ii) those now applicable to directors and officers of the Company, whichever is more favorable to such directors and officers; PROVIDED, HOWEVER, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage, and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

    (e) This Section shall survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of the Surviving Corporation.

    SECTION 5.09. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.10. FURTHER ACTION/TAX TREATMENT. Subject to Section 5.04 hereof, upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement; PROVIDED, HOWEVER, that the withdrawal by the Board of Directors of the Company of its recommendation of the Merger after receiving the advice of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, shall not constitute a breach of this covenant by the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause (a) the Merger, (b) the Merger and the Upstream Merger and (c) the Forward Merger to qualify, and will not (both before and after consummation of such merger or mergers) take any actions which could prevent such merger or mergers from qualifying, as a reorganization under the provisions of Section 368 of the Code. Each of Parent, Merger Sub and the Company shall report the Merger, the Merger and the Upstream Merger, or the Forward Merger, as applicable, as a reorganization under the provisions of Section 368 of the Code and, to the extent permitted, on all state and local Tax returns, filed after the Effective Time. In the event that the Company has not acquired Mastersoft prior to the Effective Time, Parent shall execute the amendment to the Mastersoft Agreement referred to in Section 6.02(f) upon execution and delivery thereof by the Company and Mastersoft.

    SECTION  5.11.  PUBLIC ANNOUNCEMENTS.   Parent and the Company shall consult
with each other before issuing any press release or otherwise making any public statements with respect to the

Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc., if it has used reasonable efforts to consult with the other party.

    SECTION 5.12. POOLING ACCOUNTING TREATMENT. Each of Parent and the Company agrees not to take any action that would adversely affect the ability of Parent to treat the Merger, the Merger and the Upstream Merger, or the Forward Merger, as a pooling of interests under GAAP.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

    SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration
    Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC;

        (b) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company;

        (c)   HSR  ACT.    The  applicable  waiting  period  applicable  to  the
    consummation of the Merger under the HSR Act shall have expired or been terminated;

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

        (e) ACCOUNTANTS' POOLING LETTERS. Each of the Company and Parent shall have received letters dated as of the Effective Date from Ernst & Young LLP and KPMG Peat Marwick to the effect that whichever is effectuated of (i) the Merger, (ii) the Merger and the Upstream Merger and (iii) the Forward Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Agreement; and

        (f) TAX OPINIONS. Parent and the Company shall have received written opinions of Shearman & Sterling and Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, respectively, in form and substance reasonably satisfactory to them to the effect that whichever is effectuated of (i) the Merger, (ii) the Merger and the Upstream Merger and (iii) the Forward Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely upon representations and certificates of Parent, Merger Sub and the Company.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

        (e) AFFILIATE AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect; and

        (f) MASTERSOFT AMENDMENT. The Company and Mastersoft, in the event that the Company has not acquired Mastersoft prior to the Effective Time, shall have executed and delivered to Parent an amendment to the Mastersoft Agreement, in form and substance satisfactory to Parent, providing for each holder of shares and options of Mastersoft to receive that number of Parent Common Shares or options to receive that number of Parent Common Shares, respectively, equal to the product of (i) the Exchange Ratio and (ii) that number of Shares or options to purchase that number of Shares, as the case may be, that such holder would have received pursuant to the Mastersoft Agreement (assuming that the "Average Price" (as defined in the Mastersoft Agreement) exceeded $20).

    SECTION 6.03.   ADDITIONAL CONDITIONS  TO OBLIGATION  OF THE  COMPANY.   The
obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omission of such representations and warranties as do not have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent; and

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub.

                                  ARTICLE VII

                                  TERMINATION

    SECTION 7.01.  TERMINATION.   This Agreement may  be terminated at any  time
prior   to  the  Effective   Time,  notwithstanding  approval   thereof  by  the
shareholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Parent or the Company, if (i) at the Company Shareholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company shall not have been obtained and
    (ii) in the case of the termination of this Agreement under this Section 7.01(d) by the Company, the Company shall have paid to Parent all amounts owing by the Company to Parent under Section 7.03(b); or

        (e) by Parent or the Company, if (i) the Board of Directors of the Company shall have resolved to accept, accepted or recommended to the shareholders of the Company, a Superior Proposal, and (ii) in the case of the termination of this Agreement under this Section 7.01(e) by the Company, the Company shall have paid to Parent all amounts owing by the Company to Parent under Section 7.03(b); or

        (f) by Parent, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent its recommendation of the Merger or shall have resolved to do so; (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to an Alternative Transaction (as defined in Section 7.03(c)); or
    (iii) a tender offer or exchange offer for 40% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent), and within 10 business days of such commencement the Board of Directors of the Company shall not have recommended that the shareholders of the Company not tender their shares in such tender or exchange offer; or

        (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied (a "TERMINATING PARENT BREACH"), PROVIDED, THAT, if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable best efforts and for so long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.01(g); and

        (h) by Parent, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied ("TERMINATING COMPANY BREACH"), PROVIDED, THAT, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 7.01(h).

    SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

    SECTION 7.03. FEE AND EXPENSES. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the
Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) The Company shall pay Parent a fee of $18,000,000 (the "FEE") upon the earlier to occur of the following events:

        (i) the termination of this Agreement by Parent pursuant to Section 7.01(f) or, if and only if the Company shall have breached Section 4.02,
    Section 7.01(h);

        (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) (if, at the time of termination, an Alternative Transaction shall have published, or sent or given to the holders of the Shares and not publicly withdrawn or a proxy statement and/or consent solicitation recommending an Alternative Transaction shall have been published, or sent or given to the holders of the Shares and not publicly withdrawn) or Section 7.01(e); and

       (iii) at any time on or before April 30, 1996, an Alternative Transaction shall have been consummated or the Company shall have entered into an agreement contemplating an Alternative Transaction, in either case with a per Share consideration having a greater nominal value than the per Share consideration (determined as of the date hereof) to be received by holders of Shares pursuant to the Merger.

    (c) As used herein, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any person other than Parent or its affiliates (a "THIRD PARTY") acquires more than 40% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 40% of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business consideration including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 40% of the fair market value of all the assets of the Company, and its subsidiaries, taken as a whole, immediately prior to such transaction.

    (d) If the Fee is payable pursuant to Section 7.03(b), then the Fee shall be paid (i) concurrently with any termination of this Agreement by the Company pursuant to Section 7.01(d) (if the Fee is payable pursuant to Section 7.03(b)(ii)) or 7.01(e) or (ii) within one business day after the first to occur of (A) the termination of this Agreement pursuant to Section 7.01(f) or 7.01(h) (if the Fee is payable pursuant to Section 7.03(b)(i)), (B) the termination of this Agreement by Parent pursuant to Section 7.01(d) (if the Fee is payable pursuant to Section 7.03(b)(ii)) or 7.01(e) and (C) the events described in
Section 7.03(b)(iii), as the case may be.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I, Section 5.05, Section 5.06 and Section 5.08 shall survive the Effective Time indefinitely and those set forth in Section 5.03(b) and
Section 7.03 shall survive termination indefinitely.

    SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like change of address) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

    (a) If to Parent or Merger Sub:
       Adobe Systems Incorporated
       1585 Charleston Road
       Mountain View, California 94043
       Telecopier No. (415) 960-0359
       Attention: President

    With a copy to:

        Shearman & Sterling
       555 California Street, Suite 2000
       San Francisco, California 94104
       Telecopier No. (415) 616-1199
       Attention: Michael J. Kennedy, Esq.

    (b) If to the Company:
       Frame Technology Corporation
       333 West San Carlos Street
       San Jose, California 95110
       Telecopier No. (408) 975-6799
       Attention: President

    With a copy to:

        Wilson, Sonsini, Goodrich & Rosati
       Professional Corporation
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Telecopier No. (415) 493-6811
       Attention: David J. Segre, Esq.

    SECTION  8.03.   CERTAIN DEFINITIONS.   For purposes of  this Agreement, the
term:

        (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

        (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "BUSINESS DAY" means any day other than a day on which banks in San Francisco are required or authorized to be closed;

        (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; PROVIDED, HOWEVER, that, prior to the Effective Time, Parent may, by an instrument signed only by Parent, amend this Agreement to remove the Upstream Merger or to cause the acquisition of the Company by Parent to be effected solely by means of a forward merger of the Company with and into Parent (the "FORWARD MERGER").

    SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 8.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION  8.12.    GOVERNING LAW.    This  Agreement shall  governed  by, and
construed in accordance with, the laws of the State of California.

    SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14.  WAIVER OF JURY TRIAL.  EACH OF THE PARENT, MERGER SUB AND THE
COMPANY  HEREBY   IRREVOCABLY   WAIVES,   TO  THE   FULLEST   EXTENT   PERMITTED

BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ADOBE SYSTEMS INCORPORATED

                                          By /s/  JOHN WARNOCK

                                             -----------------------------------
                                             John Warnock
                                             Chairman of the Board and
                                             Chief Executive Officer

                                          J ACQUISITION CORPORATION

                                          By /s/  M. BRUCE NAKAO

                                             -----------------------------------
                                             M. Bruce Nakao
                                             President

                                          FRAME TECHNOLOGY CORPORATION

                                          By /s/  L. GEORGE KLAUS

                                             -----------------------------------
                                             L. George Klaus
                                             Chairman of the Board,
                                             President and Chief Executive
                                             Officer

                                                                       EXHIBIT A

I. COVERED EMPLOYEES: (a) The term "Covered Employees" means L. George Klaus, William R. Pieser, Thomas F. Kelly, Harold E. Julsen, Robert F. Donohue, Steven J. Sherman, Charles N. Corfield and Noreen G. Bergen.

        The term "performance options" means the non-qualified stock options granted to Messrs. Klaus, Pieser, Kelly, Julsen, Donohue and Sherman on 6/8/93 (1660), 10/11/93 (2347), 9/9/93 (001742), 9/10/93 (1744), 12/31/93
    (2375) and 7/1/94 (2476), respectively.

        (b) CONSULTING/EMPLOYMENT AGREEMENTS. On or prior to the Effective Time, Parent and the Surviving Corporation shall offer to enter into with each Covered Employee a consulting (employment, for Mr. Klaus) agreement which shall (i) provide that such Covered Employee will provide consulting and transition services to Parent and/or the Surviving Corporation through March 31, 1997 or such earlier time as all but 25% of the remaining performance options of such Covered Employee shall have vested (or, in the case of Mr. Klaus and Mr. Kelly, until June 30 and September 30, 1997, respectively), (ii) be in consideration of the payments referred to below,
    (iii) contain a non-compete provision for the term of the consulting/employment agreement and other mutually acceptable provisions and provide that vesting of such covered Employee's stock options (other than performance options and the options held by Mr. Klaus and Mr. Kelly) shall cease twelve months after the termination of such Covered Employee's full-time employment with the Company subject to Section IV hereof in the case of Mr. Klaus and Mr. Kelly. During the term of the consulting/employment agreement, each Covered Employee will be free to render services to third parties so long as the rendering thereof does not violate the non-competition clause of such agreement or interfere with the level of service agreed to by such Covered Employee. If a Covered Employee's full-time employment with the Surviving Corporation and/or Parent terminates within the twelve-month period following the Effective Time (or at any time in the case of Mr. Klaus, Mr. Kelly or Mr. Donohue) (other than, except for Mr. Klaus, Mr. Kelly or Mr. Donohue, (i) voluntary termination (which shall exclude termination by the Covered Employee as a result of (A) a salary reduction, (B) a significant diminution in such Covered Employee's status, responsibilities or duties and (C) constructive termination) or (ii) termination as a result of death or disability of such Covered Employee), then such Covered Employee shall be entitled to receive consulting payments equal to twelve (12) months base salary, calculated at the Covered Employee's monthly rate of compensation in effect immediately prior to the Effective Time and one year's targeted bonus in effect immediately prior to the Effective Time (not pro-rated for prior partial periods). The payment referred to in this subsection shall be in lieu of any other severance benefits (excluding COBRA) of Parent, the Surviving Corporation or the Company and, in the case of Mr. Kelly or Mr. Klaus, severance benefits contained in existing agreements (other than the medical continuation provided for in Section 1(d) of Mr. Klaus' employment agreement). The payment shall be, at Parent's option, in a lump sum or twelve monthly installments (except that such payment shall be made to Messrs. Klaus and Kelly in twelve monthly installments) and shall be net of all applicable withholding and similar taxes.

II. SEPTEMBER 9, 1993 EMPLOYMENT LETTER WITH MR. THOMAS KELLY. On or prior to the Effective Time, Parent will consent to an amendment to Mr. Thomas Kelly's September 9, 1993 employment agreement with the Company to provide for the consulting payments referred to in I above, which shall replace the severance payments set forth in paragraph (a) of such agreement.

III. PERFORMANCE SHARES: All unvested performance shares shall be assumed by Parent as provided in Section 5.05 of the Merger Agreement; PROVIDED, THAT, on or prior to the Effective Time mutually acceptable changes to the performance criteria (designed to take into account the Merger) shall have been agreed to by Parent and each respective optionholder.

IV. KLAUS AND KELLY OPTIONS: Pursuant to Section 2(e) of Mr. Klaus' June 8, 1993 Employment Agreement, as amended, and Section (e) of Mr. Kelly's September 9, 1993 Employment Agreement, as amended, each with the Company, and each of which will be assumed by Parent or the Surviving Corporation (other than certain provisions thereof which are superseded by the provisions hereof), each of Mr. Klaus and Mr. Kelly, respectively, agrees to defer acceleration of a portion of his Company Options that would otherwise be accelerated upon a "change of control" so that such options continue to vest during the term of their respective employment and consulting agreements in accordance with their terms.

V. 1995 BONUS: Parent agrees that, immediately prior to the Effective Time, the Company shall be entitled to pay 75% of the amounts which have (if the Effective Time is after September 30, 1995) or would have (if the Effective Time is before September 30, 1995) been earned under any bonus plans for the Covered Employees, including any applicable accelerators as applied to such nine month period PROVIDED, THAT, the Company will give Parent prior notice of the amount thereof.

VI.  GENERAL:   Parent and  the Company  agree that  (i) they  shall, subject to
    Section 2(e) of Mr. Klaus' employment agreement and Section (e) of Mr. Kelly's employment agreement, modify the arrangements specified in I through V above to the extent that the implementation of any such arrangements would cause the breach of Section 5.12 of the Merger Agreement or impose an unanticipated cost or tax on Parent, the Company or the relevant individuals and (ii) any such modification shall as closely as possible replicate the economic effects of I through V above consistent with compliance with
    Section 5.12 of the Merger Agreement and amelioration of such costs.

                                                                       EXHIBIT B

                          FORM OF AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT
                                                                          , 1995
Adobe Systems Incorporated
1585 Charleston Road
Mountain View, California 94043

Ladies and Gentlemen:

    Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995 (the "MERGER AGREEMENT"; capitalized terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), among Adobe Systems Incorporated, a California corporation ("CHIP"), J Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("SUB"), and Frame Technology Corporation, a California corporation (the "COMPANY"), Parent will acquire the Company through a merger of Sub with and into the Company (the "MERGER"). Subject to the terms and conditions of the Merger Agreement, at the Effective Time, outstanding shares of the common stock, no par value (the "COMPANY COMMON STOCK"), of the Company will be converted into the right to receive shares of the common stock, no par value (the "PARENT COMMON STOCK"), of Parent, on the basis described in the Merger Agreement.

    The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for the purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76, of the Commission.

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, shareholders of Parent, the Company, other shareholders of the Company and their respective counsel and accounting firms.

    The undersigned represents and warrants to and agrees with Parent that:

        1. The undersigned has full power to execute and deliver this Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

        2. The undersigned has carefully read this Agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock with its counsel or counsel for the Company.

        3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

        4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since, at the time the Merger was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        6. Stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
       [                ], 1995, BETWEEN  THE REGISTERED HOLDER HEREOF AND ADOBE
       SYSTEMS INCORPORATED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ADOBE SYSTEMS INCORPORATED."

        7. Unless the transfer of the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued any transferee of the undersigned:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

        9. The undersigned is the beneficial owner of (I.E., has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase shares of Company Common Stock indicated on the last page of this Agreement (the "COMPANY SECURITIES"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

        10. Any other provision of this Agreement to the contrary notwithstanding, the undersigned has not at any time since June 22, 1995 or in contemplation of the Merger engaged, and will not after the Effective Time and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into of any similar transaction intended to reduce the risk of the undersigned's ownership of or investment in, any of the following:

           (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (all such shares and other securities being referred to herein, collectively, as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities;

           (b) any Company Securities; or

           (c) any shares of Company Common Stock or any other equity securities of the Company which the undersigned purchases or otherwise acquires after the execution of this Agreement.

        11. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations; PROVIDED, HOWEVER, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

        12. The undersigned currently intends to vote all Company Common Stock held by the undersigned in favor or the Merger.

        13. The undersigned will not exercised dissenters' rights in connection with the Merger.

                      Number of shares of Company Common Stock
                       beneficially owned by the undersigned:

                Number of shares of Company Common Stock subject to
                   options beneficially owned by the undersigned:

                                          Very truly yours,

                                          --------------------------------------
                                          (print name of shareholder above)

                                          By

                                             -----------------------------------
                                          Name:
                                             Title:
                                             (if applicable)

Accepted this [    ] day of
[             ], 1995, by

ADOBE SYSTEMS INCORPORATED

By

   -----------------------------------
Name:
   Title:

                                                                         ANNEX B
HAMBRECHT & QUIST LLC

                                                       ONE BUSH STREET
                                                   SAN FRANCISCO, CA 94104
                                                       (415) 576-3300

June 22, 1995

The Board of Directors
Frame Technology Corporation
333 West San Carlos Street
San Jose, CA 95110

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to Frame Technology Corporation ("Frame") and the holders of the outstanding shares of common stock (the "Common Stock") of Frame of the consideration to be received by such shareholders in connection with the proposed merger of J Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Adobe Systems Incorporated ("Adobe"), with and into Frame (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, among Adobe, Merger Sub and Frame (the "Agreement"). The Agreement provides, among other things, that the holders of the outstanding shares of Common Stock will receive upon consummation of the Proposed Transaction 0.52 shares of Adobe common stock in the manner more fully described in the Agreement (the "Merger Consideration").

    Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are familiar with Frame. Hambrecht & Quist has in the past provided investment banking and other financial advisory services to Frame and has received fees for rendering these services. We have acted as financial advisor to the Board of Directors of Frame in connection with the Proposed Transaction and will receive a fee for our services, which include the rendering of this opinion.

    As we have previously disclosed to you, Hambrecht & Quist has in the past provided investment banking and other financial advisory services to Adobe and has received fees for rendering these services. William R. Hambrecht, Chairman of Hambrecht & Quist Group, which owns a majority of the equity of and controls Hambrecht & Quist, is a member of the Board of Directors of Adobe. An affiliate of Hambrecht & Quist manages a venture capital fund of Adobe.

    In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Frame and Adobe and receives customary compensation in connection therewith, and also provides research coverage with respect to the securities of Frame and Adobe. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of Frame and Adobe for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Adobe.

                                      B-1
                       SAN FRANCISCO - NEW YORK - BOSTON
 MEMBERS NEW YORK STOCK EXCHANGE-AMERICAN STOCK EXCHANGE-PACIFIC STOCK EXCHANGE

The Board of Directors                                              CONFIDENTIAL
Frame Technology Corporation
June 22, 1995
Page 2

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

    (i) reviewed the publicly available consolidated financial statements of Frame for recent years and interim periods to date, and certain other relevant financial and operating data of Frame made available to us from published sources and from the internal records of Frame;

    (ii) discussed with certain members of management of Frame and the Board of Directors of Frame the business, financial condition and prospects of Frame;

   (iii) reviewed certain financial and operating information, including certain projections, relating to Frame and discussed such information with certain members of the management of Frame and the Board of Directors of Frame;

   (iv) reviewed the publicly available consolidated financial statements of Adobe for recent years and interim periods to date and certain other relevant financial and operating data of Adobe made available to us from published sources;

    (v) discussed with certain members of management of Adobe the business, financial condition and prospects of Adobe;

   (vi) reviewed certain financial and operating information relating to Adobe and discussed such information with certain members of the management of Adobe;

   (vii) reviewed the recent reported prices and trading activity for the Common Stock and the Adobe common stock and compared such information and certain financial information of Frame and Adobe with similar information for certain other companies engaged in businesses we consider comparable to those of Frame and Adobe;

  (viii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions we deem comparable to the Proposed Transaction;

   (ix) discussed with parties other than Adobe the possibility of a transaction or series of transactions involving a business combination with Frame;

    (x) participated in discussions and negotiations among Frame, Adobe and their respective representatives;

   (xi) reviewed the Agreement; and

   (xii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    We have not assumed any responsibility for independent verification of any of the information concerning Frame or Adobe considered in connection with our review of the Proposed Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. We have not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities of Frame or Adobe nor have we conducted a physical inspection of the properties and facilities of Frame or Adobe. With respect to the financial forecasts, projections and other information relating to the future performance of Frame and Adobe made

The Board of Directors                                              CONFIDENTIAL
Frame Technology Corporation
June 22, 1995
Page 3

available to us and used in our analyses, we have assumed that they reflect the best currently available estimates and judgments of the expected future performance of Frame and Adobe. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a reorganization under the United States Internal Revenue Code and that the Proposed Transaction will be accounted for as a pooling of interests. We have assumed that, except for the pending merger involving Frame and Mastersoft, Inc., which has been disclosed to us, neither Frame nor Adobe is a party to any pending transaction, including any external financing, recapitalization or merger other than those activities undertaken by Frame and Adobe in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which the Adobe common stock will trade subsequent to the Effective Time (as defined in the Agreement).

    Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of Frame in its evaluation of the Proposed Transaction.

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Merger consideration is fair to Frame and the holders of the Common Stock from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Adobe or any of its affiliates, any holder of unvested options to acquire shares of Common Stock or any holder of Common Stock that perfects its appraisal rights, if any, under applicable laws.

                                          Very truly yours,

                                          HAMBRECHT & QUIST LLC

                                          By:        /s/ JAMES A. DAVIDSON
                                             -----------------------------------
                                                      James A. Davidson
                                                      MANAGING DIRECTOR

                                                                         ANNEX C

MORGAN STANLEY

                                                    MORGAN STANLEY & CO.
                                                    INCORPORATED
                                                    555 CALIFORNIA STREET
                                                    SAN FRANCISCO, CALIFORNIA
                                                    94104
                                                    (415) 576-2000

                                                       June 22, 1995

Board of Directors
Adobe Systems Incorporated
1585 Charleston Road
P.O. Box 7900
Mountain View, CA 94039-7900

Members of the Board:

    We understand that Frame Technology Corporation ("Frame"), Adobe Systems Incorporated ("Adobe") and J Acquisition Corp., a wholly owned subsidiary of Adobe ("Merger Sub") have entered into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Frame. Pursuant to the Merger, Frame will become a wholly owned subsidiary of Adobe and each outstanding share of common stock, no par value, of Frame, other than shares held in treasury or held by Adobe or any affiliate of Adobe or as to which dissenters' rights have been perfected (the "Frame Common Stock"), shall be converted into the right to receive 0.520 (the "Exchange Ratio") of a share of common stock, no par value (the "Adobe Common Stock") of Adobe. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Adobe.

    For purposes of the opinion set forth herein, we have:

    (i) analyzed certain publicly available financial statements and other information of Frame and Adobe, respectively;

    (ii) analyzed certain internal financial statements and other financial and operating data concerning Frame prepared by the management of Frame;

   (iii) analyzed certain financial projections prepared by the management of Frame;

   (iv) discussed the past and current operations and financial condition and the prospects of Frame with senior executives of Frame;

    (v) discussed the past and current operations and financial condition and the prospects of Adobe with senior executives of Adobe, and analyzed the pro forma impact of the Merger on Adobe's earnings per share and consolidated capitalization;

   (vi) reviewed the reported prices and trading activity for the Frame Common Stock;

   (vii) compared the financial performance of Frame and the prices and trading activity of the Frame Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (viii) reviewed the reported prices and trading activity for the Adobe Common Stock;

   (ix) compared the financial performance of Adobe and the prices and trading activity of the Adobe Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

   (xi) reviewed and discussed with the senior management of Adobe the strategic rationale of the Merger and the benefits of the Merger to Adobe;

   (xii) participated in discussions and negotiations among representatives of Frame and Adobe and their financial and legal advisors;

  (xiii) reviewed the Merger Agreement; and

  (xiv) performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Frame. We have also relied upon without independent verification the estimate of Adobe's management of the cost savings and other synergies that may be achieved if the Merger is consummated. We have also relied upon, without independent verification, Adobe management's assessment of the validity of, and the risks associated with, Frame's products and technology. We have not made any independent valuation or appraisal of the assets or liabilities of Adobe or Frame, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of Adobe in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Adobe and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of Adobe and may not be used for any other purpose without our prior written consent.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Adobe.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ G. BOUTROS
                                             -----------------------------------
                                             George F. Boutros
                                             Managing Director

                                                                         ANNEX D

                    CALIFORNIA DISSENTERS' RIGHTS PROVISIONS

SECTION 1300. RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subparagraph (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE -- TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.  APPRAISERS' REPORT -- PAYMENT COSTS.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the share, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
    (i) of Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.  EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except for an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to a shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-
form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that this transaction is just and reasonable as to the shareholders of any party so controlled.

                          FRAME TECHNOLOGY CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of FRAME TECHNOLOGY CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated August 29, 1995, and hereby appoints L. George Klaus and Robert F. Donohue, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of FRAME TECHNOLOGY CORPORATION to be held on September 28, 1995 at 11:00 A.M., local time, at Frame's executive offices, 333 West San Carlos Street, San Jose, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Adobe Systems Incorporated, J Acquisition Corporation and Frame Technology Corporation ("Frame"), dated June 22, 1995, and to approve all transactions contemplated by the Merger Agreement.
      / / FOR                  / / AGAINST                  / / ABSTAIN
2. To vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.
                                           Signature: __________________________
                                           Date: _______________________________
                                           Signature: __________________________
                                           Date: _______________________________

                                           PLEASE  SIGN EXACTLY  AS NAME APPEARS
                                           ON YOUR  STOCK  CERTIFICATE.  IF  THE
                                           STOCK  IS HELD BY JOINT TENANTS OR AS
                                           COMMUNITY PROPERTY, BOTH SHOULD SIGN.
                                           EXECUTORS, ADMINISTRATORS,  TRUSTEES,
                                           GUARDIANS,  ATTORNEYS  AND  CORPORATE
                                           OFFICERS SHOULD INSERT THEIR TITLES.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Amended and Restated Articles of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnity Agreements with all its directors and officers. The Registrant has also purchased and maintained insurance for its officers and directors against liabilities which an officer or a director may incur in his or her capacity as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT                                                                                                    PAGE OR
  NUMBER                                             DESCRIPTION                                           FOOTNOTE
----------  ---------------------------------------------------------------------------------------------  ---------
            Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, among Registrant,
             J Acquisition Corporation and Frame Technology Corporation (included as Annex A to the Proxy
             Statement/Prospectus included as part of this Registration Statement).
      2.1*
            Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock being registered hereby.
      5.1*
            Tax opinion of Shearman & Sterling.
      8.1*
            Tax opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation.
      8.2*
            Consent of Shearman & Sterling with respect to the legality of securities being registered
             (contained in Exhibit 5.1).
     23.1*
            Consent of Shearman & Sterling with respect to certain tax matters (contained in Exhibit
             8.1).
     23.2*
            Consent of KPMG Peat Marwick LLP, Independent Auditors, with respect to financial statements of Adobe.
     23.3*
            Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Aldus Corporation.
     23.4*
            Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Frame.
     23.5*
            Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Mastersoft, Inc.
     23.6*
            Consent of Deloitte & Touche LLP, Independent Auditors, with respect to the 1992 financial statements of Datalogics, Inc.
     23.7*
            Consent of Hambrecht & Quist LLC with respect to its fairness opinion.
     23.8*
            Consent of Morgan Stanley & Co. Incorporated with respect to its fairness opinion.
     23.9*
            Power of Attorney (included on pages II-  and II-  ).
     24.1*
            Voting Agreement, dated as of June 22, 1995, among Registrant, Frame Technology Corporation and Charles N. Corfield.
     99.1*

------------------------
*    Filed herewith.

    (b) Financial Statement Schedules

    ADOBE

    The following schedule is incorporated by reference to Item 14 of Adobe's Annual Report on Form 10-K for the fiscal year ended November 25, 1994:

        II. Valuation and Qualifying Accounts.

    Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

    FRAME

    The following schedule is incorporated by reference to Item 14 of Frame's Annual Report on form 10-K for the fiscal year ended December 31, 1994:

        II. Valuation and Qualifying Accounts.

    Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

    (c) Reports, Opinions and Appraisals

    Opinions of Hambrecht & Quist LLC and Morgan Stanley & Co. Incorporated (attached as Annexes B and C, respectively, to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 25th day of August 1995.

                                          ADOBE SYSTEMS INCORPORATED

                                          By ________/s/_JOHN E. WARNOCK________
                                                       John E. Warnock
                                                   CHAIRMAN OF THE BOARD,
                                                   CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Warnock and M. Bruce Nakao, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  ------------------------------------  -------------------

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  ------------------------------------  -------------------

                                                        Chairman of the Board and Chief
                  /s/JOHN E. WARNOCK                     Executive Officer and Director         August 25, 1995
                   John E. Warnock                       (Principal Executive Officer)

                /s/CHARLES M. GESCHKE
                  Charles M. Geschke                    President and Director                  August 25, 1995

                                                        Senior Vice President, Finance and
                  /s/M. BRUCE NAKAO                      Administration, Chief Financial
                    M. Bruce Nakao                       Officer, Treasurer and Assistant       August 25, 1995
                                                         Secretary (Principal Financial)

                   /s/MICHAEL CULLY                     Vice President and Controller
                    Michael Cully                        (Principal Accounting Officer)         August 25, 1995

               /s/WILLIAM R. HAMBRECHT
                 William R. Hambrecht                   Director                                August 25, 1995

                 /s/DELBERT W. YOCAM
                   Delbert W. Yocam                     Director                                August 25, 1995

                   Robert Sedgewick                     Director                                August   , 1995

                /s/WILLIAM J. SPENCER
                  William J. Spencer                    Director                                August 25, 1995

                   /s/PAUL BRAINERD
                    Paul Brainerd                       Director                                August 25, 1995

                  /s/GENE P. CARTER
                    Gene P. Carter                      Director                                August 25, 1995

                               INDEX TO EXHIBITS

    The Exhibit numbers in the following list correspond to the numbers assigned to such exhibits in Item 601 and Regulations S-K.

 EXHIBIT                                                                                                      PAGE OR
  NUMBER                                             DESCRIPTION                                             FOOTNOTE
----------  ---------------------------------------------------------------------------------------------  -------------
      2.1*  Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, among Registrant,
             J Acquisition Corporation and Frame Technology Corporation (included as Annex A to the Proxy
             Statement/Prospectus included as part of this Registration Statement).
      5.1*  Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock being registered hereby.
      8.1*  Tax opinion of Shearman & Sterling.
      8.2*  Tax opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation.
     23.1*  Consent of Shearman & Sterling with respect to the legality of securities being registered
             (contained in Exhibit 5.1).
     23.2*  Consent of Shearman & Sterling with respect to certain tax matters (contained in Exhibit
             8.1).
     23.3*  Consent of KPMG Peat Marwick LLP, Independent Auditors, with respect to financial statements of Adobe.
     23.4*  Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Aldus Corporation.
     23.5*  Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Frame.
     23.6   Consent of Ernst & Young LLP, Independent Auditors, with respect to financial statements of
             Mastersoft, Inc.
     23.7*  Consent of Deloitte & Touche LLP, Independent Auditors, with respect to the 1992 financial statements of Datalogics, Inc.
     23.8*  Consent of Hambrecht & Quist LLC with respect to its fairness opinion.
     23.9*  Consent of Morgan Stanley & Co. Incorporated with respect to its fairness opinion.
     24.1*  Power of Attorney (included on pages II-4 and II-5).
     99.1*  Voting Agreement, dated as of June 22, 1995, among Registrant, Frame Technology Corporation and Charles N. Corfield.

------------------------

*    Filed herewith.